Exhibit 4.11

Grupo TMM, S.A.,
as Issuer

The Guarantors Named Herein,
as Guarantors

and

The Bank of New York,
as Trustee

Indenture

Dated as of August 11, 2004

Senior Secured Notes due 2007

i

v

CROSS-REFERENCE TABLE*

Trust Indenture Act Sections	Indenture Section
310	7.08
310(a)	7.11
310(a)(1)	7.08
(a)(2)	7.08
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A
(b)	7.08
310(b)(1)	7.08
(c)	N.A.
311(a)	7.16
(b)	7.16
(c)	N.A.
312(a)	3.07
(b)	N.A
(c)	N.A
313	7.13
313(a)	N.A.
(b)	N.A.
(c)	7.15
(d)	N.A
314(a)	N.A.
314(a)(4)	5.07

(b)	15.06
(c)	15.06
(d)	15.03, 15.06
(e)	15.06
(f)	N.A.
315	7.02, 7.07, 8.02
315(a)	N.A.
(b)	N.A.
(c)	7.01(a)
(d)	N.A.
(e)	7.09
316(a)	N.A.
(b)	N.A.
(c)	8.02
317(a)	6.04
(b)	N.A.
318(a)	N.A.
(b)	N.A.
(c)	N.A.

N.A. means not applicable

*This Cross-Reference table shall not, for any purpose, be deemed to be part of the Indenture

Indenture, dated as of August 11, 2004, by and among Grupo TMM, S.A., a corporation duly organized and existing under the laws of the United Mexican States (herein called the “Company”), having its principal business office at Avenida de la Cúspide, No. 4755, Colonia Parques del Pedregal, 14010 Mexico, D.F., TMM Holdings, S.A. de C.V., a corporation duly organized and existing under the laws of the United Mexican States (herein called “TMM Holdings”), each of the other Wholly Owned Subsidiaries of the Company that are listed on Schedule A hereto as being a guarantor (TMM Holdings and each such other Wholly Owned Subsidiary, together with any other Subsidiary of the Company that hereafter becomes a Guarantor in accordance with the terms of this Indenture, are collectively referred to herein as the “Guarantors”), having their principal business office at Avenida de la Cúspide, No. 4755, Colonia Parques del Pedregal, 14010 Mexico, D.F., and The Bank of New York, a New York banking corporation, as Trustee (herein called the “Trustee”), having its principal trust office at 101 Barclay Street, Floor 21W, New York, New York 10286, Attention: Global Finance Unit.

The Company has duly authorized the creation of an issue of Senior Secured  Notes due 2007, such Notes to be issued initially (i) in connection with the exchange (the “Exchange Offer”) of certain 9½% Notes due 2003 (the “2003 Notes”) issued by the Company pursuant to an indenture dated as of May 12, 1993 (as amended and supplemented, the “2003 Note Indenture”) and of certain 10¼% Senior Notes due 2006 (the “2006 Notes” and, together with the 2003 Notes, the “Existing Notes”) issued by the Company pursuant to an indenture dated as of January 25, 2001 (as amended and supplemented, the “2006 Note Indenture”, and together with the 2003 Note Indenture, the “Existing Indentures”), (ii) to Promotora Servia in payment of the Existing Servia Payable, (iii) to the J.B. Hunt Parties pursuant to the J.B. Hunt Letter Agreement in payment of the obligations of the Company under the J.B. Hunt Note, and (iv) to the Purchasers pursuant to the Note Purchase Agreement, and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.  All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company and the Guarantors, and to make this Indenture a valid and binding agreement of the Company and the Guarantors, have been done.

Each Holder (including subsequent transferees) of an Initial Private Note will have the registration rights set forth in the Registration Rights Agreement.

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Company’s Senior Secured Notes due 2007 (the “Notes”).

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01   DEFINITIONS.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with IAS (as hereinafter defined);

(4)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5)           “or” is not exclusive;

(6)           provisions apply to successive events and transactions;

(7)           unless the context otherwise requires, any reference to a “clause,” an “Article” or a “Section”, or to an “Exhibit” or a “Schedule”, refers to a clause, an Article or Section of, or to an Exhibit or a Schedule attached to, this Indenture, as the case may be;

(9)           unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time;

(10)         the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with IAS; and

(11)         the term “including” is not limiting and means “including, without limitation,” and “including but not limited to.”

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition.

“Additional Amounts” shall have the meaning assigned to such term in Section 2.03.

“Additional Notes” means any Notes issued by the Company in payment of any portion of the interest due on Outstanding Notes pursuant to Section 3.01(c).

“Adjusted Net Assets” of a Guarantor at any date means the amount by which the fair value of the assets and property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under any Guarantee, of such Guarantor at such date.

“ADRs” means the American Depositary Receipts evidencing ADSs issued pursuant to the Deposit Agreement, dated December 26, 2001, among the Company, Citibank, N.A., as depositary, and certain owners of ADSs.

“ADSs” means American depositary shares of the Company, each of which represents one CPO issued by the Company and held by the CPO Trustee.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction” shall have the meaning assigned to such term in Section 5.13.

“Agent” means any Note Registrar, Paying Agent or co-registrar.

“Agreed Discount Rate” means, with respect to any Indebtedness to be Incurred pursuant to Section 5.14(b)(vii)(C) or Section 5.14(b)(ix), the effective annual interest rate (taking into account any discount on the issuance of such Indebtedness and any payments made in respect of such Indebtedness) on  the Indebtedness to be Incurred.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Disposition” means any sale, lease, conveyance, transfer or other disposition (or series of related sales, leases, conveyances, transfers or dispositions) by the Company or any Restricted Subsidiary of (x) any Capital Stock of a Restricted Subsidiary of the Company (whether or not upon issuance), or (y) any other property or assets (each referred to for the purposes of this Indenture as a “disposition”) whether for cash or other consideration, other than (i) a disposition by a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Subsidiary of the Company, (ii) a disposition by the Company to a Wholly Owned Subsidiary of the Company, (iii) a disposition by a Restricted Subsidiary to a Wholly Owned Subsidiary of such Restricted Subsidiary, (iv) the disposition in any single transaction or series of transactions of any assets or Capital Stock or other ownership interest in the ordinary course of business by the Company or its Restricted Subsidiaries if the gross proceeds thereof do not exceed $500,000 (such proceeds, to the extent not in cash, to be determined in good faith by the Board of Directors) in any 12-month period, (v) an exchange of assets, provided the assets received are to be used in the lines of business engaged in by the Company or any of its Restricted Subsidiaries on the Initial Issuance Date or reasonably related extensions of such lines of business, (vi) a Qualifying Disposition or other disposition that is governed by Article Eleven, (vii) a disposition of assets in one or a series of related transactions which are no longer used or, in the reasonable opinion of the Company (which, in the case of each disposition for gross proceeds in excess of $500,000 will be evidenced by a Board Resolution as set forth in an

Officers’ Certificate delivered to the Trustee) useful in the business of the Company or any Restricted Subsidiary, provided the aggregate gross proceeds of all such dispositions of assets pursuant to this clause (vii) do not exceed $10 million, or (viii) a disposition pursuant to a Qualifying PEMEX Securitization Transaction; provided, in the case of any disposition pursuant to clauses (i), (ii) or (iii) by the Company or by any Restricted Subsidiary that is a Guarantor, that the Wholly Owned Subsidiary receiving such assets which was not previously a Guarantor executes and delivers a supplemental indenture providing for a Guarantee of the Notes as provided in Section 5.23 or Article Fourteen.

“Associate” shall have the meaning assigned to such term in Rule 12b-2 of the rules and regulations of the Commission promulgated under the Exchange Act.

“Attributable Debt” means, with respect to a sale and leaseback transaction, as at the time of determination, the greater of (i) the fair market value of the property subject to such sale and leaseback transaction (as set forth in a Board Resolution) and (ii) the present value (discounted at the interest rate borne by the Notes (assuming the Company pays the minimum cash required to be paid thereon), compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended).

“Authenticating Agent” means any agent of the Trustee which at any time shall be appointed and acting pursuant to the provisions of Section 7.12.

“Average Life” means as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years (calculated to the nearest one-twelfth) that will elapse from the date of determination to the dates of each then remaining installment, sinking fund or other required scheduled principal payment of such debt security multiplied by the amount of each such principal payment by (ii) the sum of all such principal payments.

“Bankruptcy Law” shall have the meaning assigned to such term in Section 6.01(7).

“Benefited Party” shall have the meaning assigned to such term in Section 14.01.

“Board of Directors” means the Board of Directors of any Person, or any duly authorized committee of such Board or any officers of such Person duly authorized so to act by such Board; provided, that if the transaction giving rise to the need for action by the Board of Directors of such Person, together with any related transactions, involve aggregate value or consideration in excess of $10 million, “Board of Directors” means the entire Board of Directors of such Person and not a committee of such Person or an officer of such Board; provided, further, that any action required to be taken by the Board of Directors of the Company or any of its Restricted Subsidiaries with respect to the sale or sale and leaseback of any individual vessel may be taken by the Executive Committee of such Board of Directors.

“Board Resolution” means a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of any Person to have been duly adopted by the Board of Directors, or by the Executive Committee of the Board of Directors or any other committee of such Person to the extent that such other committee has been authorized by the Board of Directors to adopt a “Board Resolution” for purposes hereof, and to be in full force and effect on the date of such certification, or a certificate executed by officers of such Person to the extent that such officers have been authorized to act for purposes hereof setting forth the action taken by such officers and stating that the officers are duly authorized to take such action, in each case as filed with the corporate records of such Person.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by or pursuant to law, regulation or executive order to close.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation on a balance sheet of such Person under IAS and, for purposes of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with IAS.  For purposes of this definition, with respect to the Company, “Person” shall mean the Company or any Restricted Subsidiary, as the case may be.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock and warrants, options and similar rights to acquire such capital stock (other than debt securities convertible or exchangeable for such capital stock).

“Cash Equivalents” means (i) any evidence of indebtedness, maturing not more than one year after the date of purchase, issued or fully guaranteed or insured by the United Mexican States, the United States of America, or an instrumentality or agency thereof, (ii) any certificate of deposit, Eurodollar time deposit, overnight bank deposit or bankers’ acceptance maturing not more than one year after the date of purchase, issued by, or time deposit of, a commercial banking institution which has combined capital and surplus and undivided profits of not less than $100,000,000, (iii) commercial paper, maturing not more than 180 days after the date of purchase, issued by a corporation (other than an Affiliate of the Company) organized and existing under the laws of the United Mexican States or the United States of America or any State thereof or the District of Columbia which is rated, at the time as of which any investment therein is made, “P-1” (or higher) by Moody’s or “A-l” (or higher) by Standard & Poor’s,
(iv) money market funds and (v) deposits with financial institutions available for withdrawal on demand.

“Cash Interest Rate” shall have the meaning assigned to such term in Section 3.01(c)(i).

“Change of Control” shall have the meaning assigned to such term in Section 5.16.

“Clearstream” means Clearstream Banking, société anonyme.

“CNBV” means the Comisión Nacional Bancaria y de Valores of the United Mexican States, or any successor Person under applicable law.

“Collateral” shall have the meaning assigned to such term in Section 15.01.

“Collateral Agent” means the beneficiary, depositary, collateral agent or Person acting in a similar capacity, as the case may be, under the Collateral Documents, until a successor beneficiary, depositary, collateral agent or Person acting in a similar capacity, as the case may be, shall have become such pursuant to the Collateral Documents, and thereafter “Collateral Agent” shall mean such successor beneficiary, depositary, collateral agent or Person acting in a similar capacity, as the case may be.  Unless otherwise required by applicable law, the Collateral Agent shall initially be the Trustee.

“Collateral Documents” means, collectively, (i) the Irrevocable Administration and Guaranty Trust Agreement No. F/00088 dated as of the Initial Issuance Date, among TMM Multimodal and Inmobiliaria TMM, S.A. de C.V., as settlors, the Trustee, as first beneficiary, and Banco J.P. Morgan, S.A., Institución de Banca Múltiple, JP Morgan Grupo Financiero (“JP Morgan Bank”), as collateral agent and guaranty trustee, relating to the Capital Stock of TMM Multimodal (the “TMM Multimodal Trust Agreement”), (ii) the Irrevocable Administration and Guaranty Trust Agreement No. F/00087 dated as of the Initial Issuance Date, among the Company, the other settlors named therein,  the Trustee, as first beneficiary, and  JP Morgan Bank, as collateral agent and guaranty trustee, relating to the Capital Stock of Subsidiaries of the Company and of the Guarantors and other assets, (iii) the Mexican Pledge Agreement Without Transfer of Possession dated as of the Initial Issuance Date, among the Company, the other pledgors named therein,  the Trustee, as pledgee, and JP Morgan Bank, as collateral agent and pledge trustee, (iv) the Collateral Agency Agreement dated as of the Initial Issuance Date among the Company, the Trustee and JP Morgan Bank and (v) any other security agreements, trusts or other arrangements from time to time providing for the pledge of or other grant of a Lien with respect to Collateral to secure the Notes, the Guarantees, this Indenture and the Collateral Documents, by and among the Company, the Guarantors, the Trustee and the Collateral Agents, as applicable, in each case as same may be amended, modified and/or supplemented and in effect from time to time.

“Collateral Pledge” means the pledge of or other grant of a Lien with respect to Collateral pursuant to this Indenture and the Collateral Documents to secure the obligations of the Company and the Guarantors under the Notes, the Guarantees, this Indenture and the Collateral Documents.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person or Persons shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chief Executive Officer, its Director General, its Chief Operating Officer, or its Chief Financial Officer, and by its Director of Administration, its Treasurer or any other duly authorized officer, and delivered to the Trustee.

“Consolidated Amortization Expense” of any Person means, for any period, the amortization expense of such Person and its Subsidiaries, determined on a consolidated basis for such period in accordance with IAS.  For purposes of this definition, with respect to the Company, “Person” shall mean the Company, and “Subsidiaries” shall mean Restricted Subsidiaries.

“Consolidated Cash Flow Available for Interest Expense” of any Person means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) Consolidated Income Tax Expense, (iv) Consolidated Depreciation Expense, (v) Consolidated Amortization Expense and (vi) other non cash items reducing (which shall be added back) or increasing (which shall be subtracted) Consolidated Net Income, all as determined on a consolidated basis for such Person and its Subsidiaries for such period in accordance with IAS.  For purposes of this definition, with respect to the Company, “Person” shall mean the Company, and “Subsidiaries” shall mean Restricted Subsidiaries.

“Consolidated Debt Service Coverage Ratio” of any Person means the ratio of (i) the aggregate amount of Consolidated Cash Flow Available for Interest Expense of such Person for the four full fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated Debt Service Coverage Ratio (the “Transaction Date”) to (ii) the aggregate Consolidated Interest Expense of such Person for such four fiscal quarter period; provided that in making the calculation of Consolidated Interest Expense for purposes of this clause (ii), interest on any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period unless such Person is a party to an Interest Rate Agreement which will be in effect for at least 12 more months and which has the effect of reducing the rate below the rate on the date of computation, in which case such lower rate shall be used.  For purposes of this definition, “Consolidated Cash Flow Available for Interest Expense” and “Consolidated Interest Expense” shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness of such Person or any Subsidiary of such Person during the period commencing on the first day of the four full fiscal quarters immediately preceding the Transaction Date for which financial information in respect thereof is available to and including the Transaction Date (the “Reference Period”), (ii) the repayment of any Indebtedness of such Person or a Subsidiary of such Person during the Reference Period with the proceeds of any Indebtedness referred to in the immediately preceding clause (i) or the proceeds from the sale or other disposition of assets referred to in clause (iv) below, (iii) the acquisition by such Person or any Subsidiary of such Person during the Reference Period of any other Person which, as a result of such acquisition, becomes a Subsidiary of such Person or the acquisition of assets during the Reference Period from any Person which constitutes all or substantially all of an operating unit or business of such Person and (iv) any sale or other disposition of assets or properties outside the ordinary course of business by such Person occurring during the Reference Period, as if such incurrence, repayment, acquisition, sale or disposition occurred on the first day of the Reference Period.  For purposes of this definition, with respect to the Company, “Person” shall mean the Company, and “Subsidiary” shall mean a Restricted Subsidiary.

“Consolidated Depreciation Expense” of any Person means, for any period, the depreciation and depletion expense of such Person and its Subsidiaries, determined on a consolidated basis for such period in accordance with IAS.  For purposes of this definition, with respect to the Company, “Person” shall mean the Company, and “Subsidiaries” shall mean Restricted Subsidiaries.

“Consolidated Income Tax Expense” of any Person means, for any period, the aggregate of the income tax expense of such Person and its Subsidiaries, determined on a consolidated basis for such period in accordance with IAS.  For purposes of this definition, with respect to the Company, “Person” shall mean the Company, and “Subsidiaries” shall mean Restricted Subsidiaries.

“Consolidated Interest Expense” of any Person means, for any period, the aggregate of (a) the interest expense of such Person and its Subsidiaries (including, without limitation, amortization of the issuance cost of any Indebtedness other than the Notes, original issue cost of any Indebtedness other than the Notes, original issue discount on any Indebtedness, the interest portion of any deferred payment obligation in accordance with the effective interest method of accounting, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financings and the net cost associated with Interest Rate Agreements to the extent attributed to such period), and (b) the interest expense of such Person and its Subsidiaries with respect to guaranteed Indebtedness (to the extent not included in clause (a) above), all as determined on a consolidated basis for such period in accordance with IAS. For purposes of this definition, with respect to the Company, “Person” shall mean the Company, and “Subsidiaries” shall mean Restricted Subsidiaries.

“Consolidated Net Income” of a Person means, for any period, the aggregate of the net income or loss of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with IAS, provided that (i) the net income (or loss) of any person which is not a Subsidiary of such Person (or is deemed not to be a Subsidiary of such Person) or which is accounted for by the equity method of accounting, shall be included only to the extent of the amount of cash dividends or distributions paid by such person or its consolidated subsidiaries to such Person in such period, (ii) the net income (or loss) of any Subsidiary that is subject to any restriction or limitation on the payment of dividends and other distributions (including loans or advances) by operation of the terms of its charter or by agreement, instrument, judgment, decree, order or governmental regulation applicable to the Subsidiary shall be excluded to the extent of such restriction or limitation in such period, (iii) the net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) any cash gains or losses attributable to dispositions of capital assets shall be included, including provisions for any such dispositions, and any non-cash extraordinary items shall be excluded, and (v) the net income (or loss) from discontinued operations shall be excluded. For purposes of calculating “Consolidated Net Income” of the Company for any period, each reference in the foregoing definition to a “Subsidiary” or “Subsidiaries” shall be deemed a reference to a Restricted Subsidiary.

“Consolidated Net Worth” means, with respect to any Person, as at any date of determination, consolidated stockholders’ equity of such Person and its Subsidiaries determined on a consolidated basis in accordance with IAS, but excluding (to the extent included in computing such consolidated stockholders’ equity) any amounts attributable to Disqualified Stock of such Person.  For purposes of this definition, with respect to the Company, “Person” shall mean the Company, and “Subsidiaries” shall mean Restricted Subsidiaries.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date of execution of this Indenture is 101 Barclay Street, Floor 21W, New York, New York 10286, Attention:  Global Finance Unit.

“CPOs” means the Company’s outstanding certificados de participación ordinarios, or any securities of the Company issued in replacement thereof.

“CPO Trustee” means the trustee with respect to the Company’s outstanding CPOs issued pursuant to the Trust Agreement, dated as of November 19, 1989, between Nacional Financiera, S.N.C. and the Company.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Custodian” means the Trustee, in its capacity as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 6.02.

“Defaulted Interest” shall have the meaning assigned to such term in Section 3.10.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 3.08 hereof.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 3.05 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Designated Investment Bank” means the United States-based branch of any of the following  investment banks selected by the Company: Bear Stearns & Co., Credit Suisse First Boston Corporation, Houlihan Lokey Howard & Zukin Capital, J.P. Morgan Securities, Lehman Brothers, Merrill Lynch & Co. or Morgan Stanley & Co., or their respective successors, provided, that such investment bank has not been engaged to render investment banking services to the Company or KCS or their respective subsidiaries in the six months preceding the date of delivery of such opinion and agrees not to render investment banking services to the Company or KCS or their respective subsidiaries in the six month period following the date of delivery of such opinion; provided, however, that notwithstanding the limitation of the foregoing proviso, J.P. Morgan Securities may render services to the Company with respect to the transactions covered by the engagement letter, dated as of October 1, 2001, between the Company and J.P. Morgan Securities.

“Disqualified Stock” of any Person means any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to August 1, 2008, except to the extent that such Capital Stock is solely redeemable with or exchangeable for, either mandatorily or at the option of such Person, any Capital Stock of such Person that is not Disqualified Stock.

“Distribution Compliance Period” means, with respect to any Notes, the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Dollars” or “$” means the currency of the United States of America.

“DTC” means The Depository Trust Company, a New York corporation, and any successors thereto.

 “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” shall have the meaning assigned to such term in Section 6.01.

“Excess Proceeds” shall have the meaning assigned to such term in Section 5.18(d).

“Excess Proceeds Offer” shall have the meaning assigned to such term in Section 5.18(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act.

“Exchange Transaction” shall have the meaning assigned to such term in Section 5.18(e).

“Existing Servia Payable” means the obligations in the amount of $6,500,000 payable by the Company to Promotora Servia pursuant to the terms of (i) the Tax Benefits Agreement dated December 5, 2001, between the Company and Promotora Servia, and (ii) the Termination Agreement dated August 23, 2001, between the Company and Promotora Servia, as amended and supplemented by amendments, dated October 11, 2001 and August 27, 2002.

“Extension Election” shall have the meaning assigned to such term in Section 3.01(b).

“Extension Fee” shall have the meaning assigned to such term in Section 3.01(b).

                                “Global Note” shall have the meaning assigned to such term in Section 2.01.

“Global Note Legend” means the legend set forth in Section 2.02, which is required to be placed on all Global Notes issued under this Indenture.

“GM Put” means the obligation of the Company and its Subsidiaries to repurchase shares of Capital Stock of TMM Multimodal pursuant to the Stockholder Agreement dated as of June 30, 2000, between the Company, TMM Multimodal and EMD Holdings, Inc.

“Group” shall have the meaning assigned to such term in Section 5.16.

“Grupo TFM” means Grupo Transportación Ferroviaria Mexicana, S.A. de C.V., a corporation organized and existing under the laws of the United Mexican States.

“GTFM Disposition” means any (i) sale, conveyance, transfer or other disposition (or series of related sales, conveyances, transfers or other dispositions) of the Capital Stock or assets of TMM Holdings, TMM Multimodal, Grupo TFM, or TFM (or any successor of any of them), (ii) merger or consolidation  (or approval of any merger or consolidation) with or of TMM Holdings, TMM Multimodal, Grupo TFM or TFM (or any successor of any of them), or (iii) issuance of Capital Stock of (x) TMM Holdings or TMM Multimodal (or any successor of either of them), or (y) Grupo TFM or TFM (or any successor of either of them).  In the case of any issuance of Capital Stock under clause (iii)(y), the Net Cash Proceeds of such GTFM Disposition shall mean the amount of any dividends or distributions received by the Company or any Restricted Subsidiary from Grupo TFM or TFM (or any successor of either of them) on or after the date of such issuance of Capital Stock of Grupo TFM or TFM (or any successor of either of them), less the amount of all foreign, Federal, state and local taxes payable by the Company or any Restricted Subsidiary as a direct consequence of such GTFM Disposition, including in connection with the payment of such dividends or distributions (including, without limitation, taxes withheld in connection with repatriation of such proceeds), net of any tax benefits derived in respect of such GTFM Disposition or such dividends or distributions (referred to herein as “group-level taxes”); provided that the amount of such Net Cash Proceeds shall be limited to (A) the product of (1) the Company’s and its Restricted Subsidiaries’ percentage economic interest in Grupo TFM and TFM at the time of the issuance of such Capital Stock or at the time such dividends or distributions are made, whichever is greater, and (2) the net proceeds received by Grupo TFM or TFM from the issuance of such Capital Stock (net of all foreign, Federal, state and local taxes paid by Grupo TFM or TFM as a direct consequence of the receipt by Grupo TFM or TFM of proceeds from the issuance of Capital Stock, including in connection with the payment of such dividends or distributions (including, without limitation, taxes withheld in connection with repatriation of such proceeds), net of any tax benefits derived in respect of such dividends or distributions), less (B) the amount of any group-level taxes deducted from Net Cash Proceeds pursuant to this provision.  There shall be no duplication of any taxes that are otherwise deducted pursuant to the preceding sentence.  Net Cash Proceeds as determined under clause (iii)(y) shall be in addition to, and not in lieu of or in substitution for, any VAT Proceeds that may be calculated based on dividends or distributions by Grupo TFM or TFM to the Company or any Restricted Subsidiary.

“Guarantee” means, as applied to any Indebtedness of any other Person (the “Primary Obligor”), (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Indebtedness or (ii) an agreement, direct or indirect, contingent or otherwise, (A) providing assurance of the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, including, without limiting the foregoing, reimbursement obligations with respect to amounts drawn on letters of credit, (B) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness.  Notwithstanding anything herein to the contrary, a Guarantee shall not include any agreement providing for indemnification.  The amount of a guarantee shall be deemed to be the maximum amount of the Indebtedness guaranteed for which the guarantor could be held liable under such guarantee.  When used with respect to the Notes, a “Guarantee” means the guarantee by the Guarantors of all or any part of the Notes, in accordance with Article Fourteen.

“Guarantee Obligations” shall have the meaning assigned to such term in Section 14.01.

“Guarantors” means those Persons named as the “Guarantors” in the first paragraph of this Indenture and their respective successors and assigns, and any other Person that pursuant to Section 5.23 or Article Fourteen is required to provide a Guarantee of the Company’s obligations under the Notes, this Indenture and the Collateral Documents.

“Holder” means a Person in whose name a Note is registered in the Note Register.

“IAI Global Note” means a Global Note bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes issued in reliance on Rule 506(a).

“IAS” means accounting principles issued by the International Accounting Standards Committee as in effect from time to time; provided, that with respect to the obligations of the Company under Articles Five and Eleven, “IAS” means accounting principles issued by the International Accounting Standards Committee as in effect on the date of this Indenture, in each case, as consistently applied by the Company.

“Incurrence” shall have the meaning assigned to such term in Section 5.14(a).

“Indebtedness” with respect to any Person means (without duplication) any liability, whether or not contingent, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments, or (ii) representing the balance deferred and unpaid of the purchase price of any property, conditional sales obligations and obligations under any title retention agreement (but excluding trade account payables and other accrued current liabilities arising in the ordinary course of business), and shall also include

(without duplication) (a) any Capitalized Lease Obligations, (b) the maximum fixed repurchase price of any Disqualified Stock of such Person, (c) obligations of others secured by a Lien to which any property or asset, including leasehold interests under Capitalized Lease Obligations and any other tangible or intangible property rights, owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed (provided, that, if the obligations have not been assumed, such obligations shall be deemed to be in an amount equal to the lesser of (x) the amount of the obligation so secured and (y) the fair market value of the property or properties to which the Lien relates, as determined in good faith by the Board of Directors of such Person and as evidenced by a Board Resolution), (d) reimbursement obligations in respect of letters of credit (other than letters of credit issued for the benefit of trade creditors in the ordinary course of business of such Person in connection with obtaining goods, materials or services), (e) net obligations under Interest Rate Agreements or similar agreements or Currency Agreements of such Person, (f) Attributable Debt, and (g) guarantees with respect to the foregoing items (regardless of whether the foregoing items would appear as a liability on a balance sheet of such Person prepared on a consolidated basis in accordance with IAS); provided, that, for the purpose of computing the amount of Indebtedness of such Person outstanding at any time, such items shall be excluded to the extent that they would be eliminated as intercompany items for purposes of such Person’s consolidated financial statements. For purposes of the preceding sentence, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person and evidenced by a Board Resolution.  The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations of such Person described above and the maximum liability, assuming the occurrence of the contingencies giving rise to the obligation, of any contingent obligations of such Person described above.  Notwithstanding anything in this definition to the contrary, “Indebtedness” shall not include (i) customer advance payments and customer deposits received by the Company or any Restricted Subsidiary in the ordinary course of business or (ii) revenue and costs of voyages in process.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Issuance Date” means the date of this Indenture.

“Initial Notes” means the Senior Secured Notes due 2007 issued on the Initial Issuance Date (i) pursuant to the Exchange Offer, (ii) to Promotora Servia in payment of the Existing Servia Payable, (iii) to the J.B. Hunt Parties pursuant to the J.B. Hunt Letter Agreement in payment of the obligations of the Company under the J.B. Hunt Note, and (iv) to the Purchasers pursuant to the Note Purchase Agreement.

“Initial Private Notes” means the Initial Notes issued (i) in reliance on Rule 144A, Rule 506(a) and Regulation S pursuant to the Exchange Offer, (ii) to Promotora Servia in payment of the Existing Servia Payable, (iii) to the J.B. Hunt Parties pursuant to the J.B. Hunt Letter Agreement in payment of the obligations of the Company under the J.B. Hunt Note, and (iv) to the Purchasers pursuant to the Note Purchase Agreement.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” means any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property (other than Capital Stock of the Company which is not Disqualified Stock) to any other Person or any payment for property or services for the account or use of any other Person), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued to any other Person.  For the purposes hereof, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment; and shall be reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment.  In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its fair market value at the time of such transfer, as determined in good faith by the board of directors (or comparable body) of the Person making such transfer.  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of unless the transferee of the Capital Stock of such Restricted Subsidiary is a direct or indirect Wholly-Owned Subsidiary.

“J.B. Hunt Parties”  means J.B. Hunt Transport, Inc. and L.A., Inc. (“L.A.”).

“J.B. Hunt Agreement” means the Memorandum of Agreement, dated as of February 28, 2002, as amended by the Amendment to the Memorandum of Agreement, dated as of December 20, 2002, and the Second Amendment to the Memorandum of Agreement, dated as of October 14, 2003, entered into by and among the J.B. Hunt Parties, the Company, Comercializadora Internacional de Carga, S.A. de C.V. (“CIC”) and TMM Logistics, S.A. de C.V. (“TMML”), as amended through the Initial Issuance Date.

“J.B. Hunt Letter Agreement” means that certain letter agreement, dated as of June 30, 2004, entered into by and among the J.B. Hunt Parties, the Company, CIC and TMML.

“J.B. Hunt Note” means the Promissory Note issued as of February 28, 2004, of TMM Logistics, S.A. de C.V. in favor of L.A., Inc., a subsidiary of J.B. Hunt, in the original principal amount of $18,112,830.00, pursuant to the J.B. Hunt Agreement, as amended through the Initial Issuance Date.  As of the Issuance Date, there was $13,584,622.50 aggregate principal amount outstanding under the J.B. Hunt Note, plus accrued and unpaid interest.

“KCS” means Kansas City Southern, a Delaware corporation, and its subsidiaries.

“KCS Transaction” means the transactions contemplated by that certain Acquisition Agreement dated as of April 21, 2003, by and among KCS, Kara Sub, Inc., the Company, TMM Holdings and TMM Multimodal.

“Lien” means any lien, mortgage, deed of trust, fideicomiso de garantía, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof), including the creation of any interest in or option on or based on the value of any asset, and any agreement to give a lien, mortgage, deed of trust, fideicomiso de garantía, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or other encumbrance of any kind, or to create any interest in or option on or based on the value of any asset.  The term “Lien” shall also include any restriction on the disposition or pledge of any securities, interests or assets imposed by applicable law or by contract, including, without limitation, securities received in connection with any Qualifying Disposition and interests arising in connection with any joint venture agreement, shareholders agreement, partnership agreement or similar agreement.

“Maturity,” when used with respect to any Note, means the date on which the principal (or a portion thereof) of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise, including any date to which the Maturity may be extended pursuant to Section 3.01.

“Mexican Government” means the Federal government of the United Mexican States, including any agency, authority, instrumentality or political subdivision thereof.

“Minimum Cash Rate” shall have the meaning assigned to such term in Section 3.01(c)(i).

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Net Cash Proceeds” means cash payments in U.S. dollars or a currency freely convertible into U.S. dollars received by the Company or any of its Restricted Subsidiaries (including (x) any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise or amounts eliminated from any reserve referred to in clause (v) below, but only as and when received or eliminated, (y) any cash dividends or other cash distributions received by the Company or any of its Restricted Subsidiaries, and (z) any cash payments received upon the disposition of any non-cash proceeds of any Asset Disposition or Qualifying Disposition but only as and when received) from any Asset Disposition or

Qualifying Disposition after the Initial Issuance Date (after repayment of any Indebtedness owed to any Person that becomes due by reason of such Asset Disposition or Qualifying Disposition other than (A) Indebtedness owed to an Affiliate or Associate of the Company (other than (x) obligations arising in the ordinary course of business consistent with past practice owed to a Restricted Subsidiary that is not a Wholly Owned Subsidiary and (y) any payments required to be made on the Notes), (B) Indebtedness under the Receivables Securitization Facility except to the extent permitted by Section 5.18 and (C) Indebtedness of the Company or any Guarantor that ranks junior to the Notes or the Guarantees, respectively), in each case net of the amount of (i) brokers’ and advisors’ fees and commissions payable in connection with such Asset Disposition or Qualifying Disposition, (ii) all foreign, Federal, state and local taxes payable as a direct consequence of such Asset Disposition or Qualifying Disposition, including in connection with the payment of a dividend, or the making of a distribution, by a consolidated Subsidiary of the Company of such cash payments to the Company or any consolidated Subsidiary of the Company (including, without limitation, taxes withheld in connection with repatriation of such proceeds), net of any tax benefits derived in respect of such dividend or distribution, (iii) the fees and expenses attributable to such Asset Disposition or Qualifying Disposition to the extent not included in clause (i), except to the extent payable to any Affiliate or Associate of the Company, (iv) any amount required to be paid to any Person (other than the Company or any of its Restricted Subsidiaries) owning a beneficial interest in the property or assets sold, and (v) deduction of appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve, in accordance with IAS, against any liabilities retained or created by the Company or any Restricted Subsidiary of the Company associated with such assets after such Asset Disposition or Qualifying Disposition, including, without limitation, any indemnification obligation or purchase price adjustment associated with such Asset Disposition or Qualifying Disposition. For purposes of the foregoing, Net Cash Proceeds shall be deemed to include awards of compensation for any asset or property or group thereof taken by condemnation or eminent domain and insurance proceeds for the loss of or damage to any asset or property; provided that any such awards or proceeds that do not exceed $10 million in the aggregate shall not be deemed to be Net Cash Proceeds unless within 180 days after the receipt thereof such asset or property has not been replaced or repair or construction has not commenced, provided, however, that if, at any time such repair or construction is abandoned or otherwise discontinued prior to completion or is not diligently pursued, such remaining awards or proceeds, as the case may be, shall constitute Net Cash Proceeds at such time.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Linked Securities” means that certain Note Linked Security Representing The Right To Purchase American Depositary Shares of the Company, dated as of May 29, 2002, issued to certain holders in connection with that certain Securities Purchase Agreement, dated as of May 6, 2002, by and between the Company and certain investors, and that certain Senior Convertible Note of the Company issued thereunder, dated as of May 29, 2002.

“Note Purchase Agreement” means that certain Purchase Agreement, dated as of July 29, 2004, entered into by and among the Company, the Guarantors and the Purchasers, as such agreement may be amended, modified or supplemented from time to time.

“Note Register” and “Note Registrar” shall have the respective meanings specified in Section 3.05.

“Notes” means, collectively, the Initial Notes and the Additional Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

“Notice of Sale” means each of, or all of, as the context shall require, the notice of sale, foreclosure request or similar notice to be delivered pursuant to Section 6.03 by the Trustee to the applicable Collateral Agent in accordance with the Collateral Documents in the form annexed to the applicable Collateral Document.

“Offer” shall have the meaning assigned to such term in Section 5.16.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the Director General, the President, or any Vice President, and the Director of Administration, the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary, of the Company, and delivered to the Trustee.  Each such Officers’ Certificate shall comply with Section 1.02.

“Offset Amount” means, in respect of, or in satisfaction of the obligations of Grupo TFM, the Company or any Restricted Subsidiary in respect of, the Put, any amounts that (i) are paid or agreed to be paid by the Company, any Restricted Subsidiary, Grupo TFM, TFM or any Subsidiary of TFM to the Mexican Government, or (ii) are offset by the Company, any Restricted Subsidiary, Grupo TFM, TFM or any Subsidiary of TFM, in each case in a single transaction or a series of related transactions, with respect to or against any receipt of proceeds from, or settlement of, the VAT Claim; provided, that any such amounts paid, agreed to be paid or offset by the Company, any Restricted Subsidiary, Grupo TFM, TFM or any Subsidiary of TFM prior to or within three (3) months following receipt of proceeds from, or settlement of, the VAT Claim shall be deemed to be part of a single transaction or series of related transactions.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of the Company, which is acceptable in form and substance to the Trustee.  Each Opinion of Counsel shall comply with Section 1.02.

“Outstanding” when used with reference to Notes means, as of the date of determination, all Notes authenticated and delivered by the Trustee under this Indenture, except

(a)           Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)           Notes or portions thereof for the payment or redemption of which moneys shall have been deposited in trust with the Trustee, provided, that if such Notes are to be redeemed, notice of such redemption shall have been given pursuant to this Indenture, or provision satisfactory to the Trustee shall have been made for the giving of such notice; and

(c)           Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to Section 3.03;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, any Guarantor or any other obligor of the Notes or any Person that, at such time, is an Affiliate of the Company, of any Guarantor or of such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company, any Guarantor or any other obligor upon the Notes or any Affiliate of the Company, of any Guarantor or of such other obligor.

“Partial Qualifying Disposition” means a GTFM Disposition (other than a disposition to or merger or consolidation with the Company or another Restricted Subsidiary) involving the Capital Stock of TMM Holdings or TMM Multimodal in which (i) after giving effect to such transaction, the Company and its Restricted Subsidiaries control, directly or indirectly, more than 50% of the Capital Stock of TMM Multimodal which under ordinary circumstances (not dependent upon the happening of a contingency) has voting power to elect a majority of the board of directors of TMM Multimodal, (ii) at least 80% of the consideration received from such transaction is in the form of cash, (iii) the Company and the Guarantors receive the opinion described in clause (1) under the definition of a Qualifying Disposition (for the purposes of this definition, notwithstanding the amount of the consideration for such transaction and fair market value shall be determined on an enterprise value basis), and (iv) such transaction is effected in accordance with any applicable release provisions in this Indenture or in the Collateral Documents.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes on behalf of the Company.

“Person” or “person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or other entity or a government or any agency or political subdivision thereof.

“Place of Payment” means the principal office of the Trustee and such other place or places where the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes are payable.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.03 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Market” means the New York Stock Exchange, Inc. or, if the ADSs are not traded on the New York Stock Exchange, Inc., then the principal securities exchange or trading market for the ADSs.

“Private Placement Legend” means the legend set forth in Section 2.02, which is required to be placed on all Restricted Global Notes and Transfer Restricted Securities issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“Proceeds Offer Repurchase Date” shall have the meaning assigned to such term in Section 5.18(d).

“Promotora Servia” means Promotora Servia, S.A. de C.V., a corporation organized and existing under the laws of the United Mexican States, and its successors and assigns.

“Purchasers” shall have the meaning assigned to such term in the Note Purchase Agreement.

“Put” means the existing joint and several obligation of the Company and KCS to purchase the shares of TFM owned by the Mexican Government pursuant to the Agreements, dated January 31, 1997 and June 9, 1997, among the Mexican Government, Grupo TFM, the Company and KCS.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Disposition” means any GTFM Disposition which (a) is an Exchange Transaction, (b) is a Partial Qualifying Disposition, (c) is a Receivables Securitization Facility Foreclosure or (d) meets each of the following requirements:

(1)           if the transaction involves more than $10 million, individually, or if all transactions entered into after the Initial Issuance Date involve more than $25 million in the aggregate, the Company and the Guarantors receive an opinion from a Designated Investment Bank to the effect that the consideration to be received in connection with such transaction is fair, from a financial point of view, to the Company and its Restricted Subsidiaries;

(2)           the cash consideration to be received in such transaction is equal to or greater than 35% of the principal amount of the Outstanding Notes plus accrued and unpaid interest thereon at the time of the consummation of such transaction, provided, that the amount of any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for this purpose;

(3)           any consideration other than cash to be received in such transaction shall be in the form of securities (i) issued by a Person that is eligible to register securities on Form F-3 or Form S-3 under the Securities Act and such securities so received are either (x) freely transferable under the Securities Act or (y) entitled to the benefits of a registration rights agreement pursuant to which the issuer of such securities is required to effect a registration under the Securities Act of the securities received in such transaction not later than six months after the closing of the transaction (subject to customary blackout, hold-back and other similar provisions) and (ii) constituting no more than 40% of the outstanding fully-diluted Capital Stock of such Person; and

(4)           the party to which such shares of Capital Stock are sold, issued, conveyed, transferred or otherwise disposed of or with or into which the Company or any Restricted Subsidiary (or any successor of any of them) is merged is not, immediately prior to the transaction, an Affiliate or Associate of the Company.

“Qualifying Exchange” means any exchange by the Company or any Restricted Subsidiary of shares of Capital Stock (other than Disqualified Capital Stock) of the Company or of Qualifying Subordinated Indebtedness of the Company for Outstanding Notes, at the option of the Holder of the Outstanding Notes; provided, that, in the case of any exchange involving Qualifying Subordinated Indebtedness, such exchange is not made with an Affiliate or an Associate unless it is made pursuant to an exchange offer made to all of the holders of the Notes.

“Qualifying PEMEX Securitization Transaction” means a transaction in which:

(1) certain assets of the Company or a Restricted Subsidiary used or intended to be used in connection with (x) services to be rendered to, or contracts with, Petroleos Mexicanos or (y) services to be rendered indirectly to, or contracts indirectly with, Petroleos Mexicanos, to or through any Person formed to render services to, or contract with, Petroleos Mexicanos, are transferred at fair market value to a Person formed for the sole purpose of participating in the Qualifying PEMEX Securitization Transaction;

(2)           the Company receives an opinion as to the fairness of such transaction to the Company from a financial point of view issued by a Designated Investment Bank;

(3)           the assets of such Person shall not consist of assets transferred to such Person by the Company or any Restricted Subsidiary except in connection with a Qualifying PEMEX Securitization Transaction; and

(4)           such Person incurs Indebtedness secured by such assets that is not guaranteed by, does not have recourse to, and does not constitute Indebtedness of, the Company or any of its Restricted Subsidiaries.

“Qualifying Subordinated Indebtedness” means Indebtedness of the Company that (i) is subordinated in right of payment to the Notes, (ii) does not require any principal payments prior to the Stated Maturity of the principal of the Notes (as such may be extended pursuant to Section 3.01(b)) and (iii) has aggregate annual cash interest payments not in excess of the lesser of (a) the sum of (1) 2% of the principal amount of such Qualifying Subordinated Indebtedness plus (2) the annual cash interest requirements on all Notes retired by the Company prior to the issuance date of such Qualifying Subordinated Indebtedness through the application of VAT Proceeds (less any cash interest requirements in excess of 2% per annum on Qualifying Subordinated Indebtedness previously issued) and (b) 8% per annum of the principal amount of such Qualifying Subordinated Indebtedness.

“Receivables Securitization Facility” means the receivables securitization facility established pursuant to the following documents (and all other documents related to such facility), in each case as in effect from time to time, and any replacement, refinancing or extension thereof permitted pursuant to the terms of Section 5.14 (b)(vii) hereof:  Third Amended and Restated Master Trust Agreement dated as of August 19, 2003, as amended by Amendment Number One to Third Amended and Restated Master Trust Agreement dated as of December 29, 2003, Amendment Number Two to Third Amended and Restated Master Trust Agreement dated as of May 25, 2004, and Amendment Number Three to Third Amended and Restated Master Trust Agreement dated as of June 10, 2004 (as so amended, and as amended from time to time, through the date hereof, the “Master Trust Agreement”) pursuant to which The Bank of New York, as trustee, has issued to Maple Bank GmbH (“Maple”), Investor Certificates (the “Investor Certificates”) in the original aggregate principal amount of $95,300,000 under a Series 2003-A Supplement dated as of August 19, 2003, as amended by Amendment Number One to Series 2003-A Supplement dated as of December 29, 2003, Amendment Number Two to Series 2003-A Supplement dated as of May 25, 2004 and Amendment Number Three to Series 2003-A Supplement dated as of June 10, 2004 (as so amended, and as amended from time to time, through the date hereof, the “Series 2003-A Supplement”) among the Sellers, the Bank of New York, as trustee, and Maple, and as amended by the Letter Agreement (the “Receivables Letter Agreement”) dated as of August 6, 2004 among the Company, TMM Logistics, S.A. de C.V., Naviera Del Pacifico, S.A. de C.V., and The Bank of New York, as trustee, and Maple Bank GmbH, and the Termination Agreement dated as of August 6, 2004 between the Company and the Bank of New York.

“Receivables Securitization Facility Foreclosure” means any disposition of the Capital Stock of TMM Multimodal upon a foreclosure (or sale in lieu of foreclosure) of such Capital Stock by the holders of the certificates under the Receivables Securitization Facility (or by any trustee or collateral agent acting thereunder) pursuant to the Receivables Securitization Facility or any Collateral Document relating to the Capital Stock of TMM Multimodal.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price (exclusive of accrued and unpaid interest and Additional Amounts, if any) payable in cash at which it is to be redeemed pursuant to this Indenture.

“Refinance” shall have the meaning assigned to such term in Section 5.14(b)(vii).

“Refinancing Indebtedness” shall have the meaning assigned to such term in Section 5.14(b)(vii).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Initial Issuance Date, by and among the Company and the Guarantors in favor of the Holders of Initial Private Notes as such agreement may be amended, modified or supplemented from time to time.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, that if the Company exercises the Extension Election, the Regular Record Dates for the Interest Payment Dates occurring during the extended term of the Notes shall be July 15, 2007, October 15, 2007, January 15, 2008 and April 15, 2008.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes issued in reliance on Rule 903 of Regulation S.

“Repurchase Date” shall have the meaning assigned to such term in Section 5.16.

“Repurchase Price,” when used with respect to any Note to be repurchased, means the price payable in cash at which it is to be repurchased pursuant to Section 5.16 or 5.18.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office (or any successor office) of the Trustee, including, without limitation, any Vice President, any Assistant Vice President, any Senior Trust Officer, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, who shall, in any case, be responsible for the administration of this Indenture or have familiarity with it, and also means, with respect to particular corporate trust matters, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Global Notes” means the Rule 144A Global Note, the IAI Global Note and the Regulation S Global Note, each of which shall bear the Private Placement Legend.

“Restricted Payments” shall have the meaning assigned to such term in Section 5.12(a).

“Restricted Subsidiary” means any consolidated Subsidiary of the Company other than (i) Grupo TFM and its consolidated Subsidiaries and (ii) any Subsidiary of the Company formed solely for the purpose of, and whose operations consist solely of, participating in a Qualifying PEMEX Securitization Transaction.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” means a Global Note bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes issued in reliance on Rule 144A.

“Rule 506(a)” means Rule 506(a) promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor act.

“Shelf Registration Statement” means any registration statement filed with the Commission by the Company and the Guarantors covering resales by Holders of the Initial Private Notes, as specified in the Registration Rights Agreement.

“Special Record Date” for the payment of any Defaulted Interest on the Notes means a date fixed by the Company pursuant to Section 3.10.

“Standard & Poor’s” means Standard & Poor’s Ratings Group, a division of McGraw-Hill Inc., or any successor thereto.

“Stated Maturity,” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

“Subsidiary” means any Person of which any other Person directly or indirectly owns or controls stock (or other ownership interests) which under ordinary circumstances (not dependent upon the happening of a contingency) has voting power to elect a majority of the board of directors (or equivalent governing body) of such Person.

“Surviving Entity” shall have the meaning assigned to such term in Section 11.01 (1).

“TFM” means TFM, S.A. de C.V., a corporation organized and existing under the laws of the United Mexican States.

“TMM Holdings” means TMM Holdings, S.A. de C.V., a corporation organized and existing under the laws of the United Mexican States.

“TMM Multimodal” means TMM Multimodal, S.A. de C.V., a corporation organized and existing under the laws of the United Mexican States.

“Transfer” shall have the meaning assigned to such term in Section 11.01.

“Transfer Restricted Securities” means securities that bear or are required to bear the Private Placement Legend set forth in Section 2.02 hereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and as in force at the date on which this Indenture was executed, except as provided in Section 10.05.

“Unrestricted Global Note” means one or more Global Notes that bear the Global Note Legend, that do not and are not required to bear the Private Placement Legend and are deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee.

“U.S. Government Obligations” shall have the meaning assigned to such term in Section 12.01.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“VAT Cash Proceeds” means VAT Proceeds in U.S. Dollars or a currency freely convertible into U.S. Dollars (including any cash payments received upon the disposition or conversion of non-cash VAT Proceeds but only as and when received).

“VAT Claim” means the claim of TFM against the Mexican Government for refund of a value added tax payment and a related value added tax certificate in the original amount of 2,111,111,790 Mexico pesos, including amounts payable pursuant to the October 11, 2002 judgment, or any similar subsequent judgment, by the Tribunal Colegiado en Materia Administrativa del Primer Circuito in favor of TFM related to such claim.

“VAT Proceeds” means the amount (whether in cash or other property) of:

(a) any dividends or distributions received by the Company or any Restricted Subsidiary from Grupo TFM or TFM (or any successor of either of them) on or after the date on which TFM (or its successor) receives any proceeds from the Mexican Government in connection with the VAT Claim, less the amount of all foreign, Federal, state and local taxes payable by the Company or any Restricted Subsidiary as a direct consequence of the receipt of amounts in respect of the VAT Claim or the payment of any such dividend or distribution) (referred to herein as “group-level taxes”); provided, that the amount of VAT Proceeds shall be limited to (A) the product of (1) the Company’s and its Restricted Subsidiaries’ percentage economic interest in Grupo TFM and TFM at the time such proceeds are received by TFM or at the time such dividends or distributions are made, whichever is greater, and (2) (x) such proceeds (net of the amount of legal, accounting, advisors’ and other fees and expenses payable by the Company, Grupo TFM or TFM in connection with the VAT Claim (provided that for such netting purposes the amount of legal, accounting, advisors’ and other fees of the Company shall not exceed $1,250,000) and all foreign, Federal, state and local taxes payable as a direct consequence of the receipt by TFM of amounts in respect of the VAT Claim, including in connection with the payment of such dividends or distributions by Grupo TFM or TFM) less (B) the sum of (x) the amount of any group-level taxes deducted from VAT Proceeds pursuant to this clause, (y) the amount of any proceeds described in clause (b) below and (z) any Offset Amount (such amount being referred to herein as the “Maximum VAT Amount”); and

(b) any proceeds otherwise received by the Company or any Restricted Subsidiary from the Mexican Government in respect of the VAT Claim, less the amount of all foreign, Federal, state and local taxes payable by the Company or any Restricted Subsidiary as a direct consequence of the receipt of such proceeds.

There shall be no duplication of any taxes that are otherwise deducted pursuant to the preceding sentence.  VAT Proceeds shall be in addition to, and not in lieu of or in substitution for, any Net Cash Proceeds under clause (iii)(y) of the definition of “GTFM Disposition” that may be calculated based on dividends or distributions by Grupo TFM or TFM to the Company or any Restricted Subsidiary. In the event that Grupo TFM or TFM has received proceeds with respect to the VAT Claim and a GTFM Disposition covered by clause (iii)(y) of the definition of “GTFM Disposition” has also occurred, then dividends or distributions received by the Company or any Restricted Subsidiary from Grupo TFM or TFM shall be deemed to be VAT Proceeds until the Maximum VAT Amount has been reached.

“Volume Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price in Dollars for such security on the Principal Market during the period beginning at 9:30 a.m.  New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m.  New York time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg Financial Markets (“Bloomberg”) through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price in Dollars of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m.  New York time (or such other time as the over-the-counter market publicly announces is the official open of trading), and ending at 4:00 p.m. New York time (or such other time as the over-the-counter market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price, each in Dollars, of any of the market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc.

“Voluntary Reduction” shall have the meaning assigned to such term in Section 3.01(c)(iv).

“Wholly Owned Subsidiary” of any Person shall mean any Subsidiary of such Person of which all of the shares of Capital Stock (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person, by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more of its Wholly Owned Subsidiaries.

SECTION 1.02   COMPLIANCE CERTIFICATES AND OPINIONS.  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03   FORM OF DOCUMENTS DELIVERED TO TRUSTEE.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate, statement or opinion is based are erroneous.  Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of or representations by an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04   NOTICES, ETC. TO TRUSTEE AND COMPANY.  Any request, demand, authorization, direction, notice, consent, waiver or act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)           the Trustee by any Holder or by the Company shall be made, given, furnished or filed in writing and hand delivered, mailed, first class, postage prepaid, or sent by facsimile transmission to or with the Trustee at the principal office of the Trustee located at 101 Barclay Street, Floor 21W, New York, New York 10286, Attention: Global Finance Unit, telephone number (212) 815-5346, facsimile number (212) 815-5802/5803, or at any other address previously furnished in writing to any Holder or to the Company by the Trustee, and unless otherwise herein expressly provided, any such document shall be deemed to be sufficiently made, given, furnished or filed upon its receipt by a Responsible Officer of the Trustee, provided, that if receipt of any facsimile transmission is not confirmed in writing or by facsimile by the Trustee, a copy of such transmission shall be delivered by hand or mailed, first class, postage prepaid, to the Trustee, or

(2)           the Company by the Trustee or by any Holder shall be made, given furnished or filed in writing and hand delivered, mailed, first class, postage prepaid, or sent by facsimile transmission to or with the Company addressed to it at Avenida de la Cúspide, No. 4755, Colonia Parques del Pedregal, 14010 Mexico, D.F., Attention: Chief Financial Officer, telephone number (011) 52-55-5629-8866, facsimile number (011) 52-55-5629-8899, at the office maintained by the Company pursuant to Section 5.02 hereof or at any other address previously furnished in writing to the Trustee by the Company, provided, that if receipt of any facsimile transmission is not confirmed in writing or by facsimile by the Company, a copy of such transmission shall be delivered by hand or mailed, first class, postage prepaid, to the Company.

SECTION 1.05   NOTICE TO HOLDERS; WAIVER.

(a)           Where this Indenture provides for notice to Holders of Notes of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid, to each Holder of a Note affected by such event at the address of such Holder as it appears in the Note Register, not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice, and in the event of suspension of regular mail service or for any other reason it shall be impracticable to give such notice to Holders of Notes by mail, then such notification to Holders of Notes shall be made in the manner specified in Section 1.05(b) and such notification shall constitute sufficient notification for every purpose hereunder. In any case where notice to Holders of Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes or the sufficiency of any notice by publication to Holders of Notes given as provided in Section 1.05(b).  In computing any time period for the mailing or giving of notice of any event hereunder, the computation shall be made by counting back or forward, as appropriate, from the date of the event in question, without counting the date of such event but counting as a full day the ending date of such period no matter when notice was mailed or given on such ending date.

(b)           In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c)           Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.06   CONFLICT WITH TRUST INDENTURE ACT.  If any provision hereof limits, qualifies or conflicts with (i) another provision hereof which is required to be included in this Indenture by any provision of the Trust Indenture Act, or (ii) any provision of the Trust Indenture Act, such required provision or such provision of the Trust Indenture Act, as the case may be, shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the former provision shall be deemed to apply or be excluded, as the case may be, to or from this Indenture.  Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company, the Guarantors and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

SECTION 1.07   EFFECT OF HEADINGS AND TABLE OF CONTENTS.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.08   SUCCESSORS AND ASSIGNS.  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.09   SEPARABILITY CLAUSE.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.10   BENEFITS OF INDENTURE.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.11   GOVERNING LAW.  This Indenture, the Guarantees and the Notes shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

SECTION 1.12   SUBMISSION TO JURISDICTION.  Each of the parties to this Indenture hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Guarantees, this Indenture or the Collateral

Documents, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 1.13   LEGAL HOLIDAYS.  In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of the principal of, premium, if any, interest, if any, or Additional Amounts, if any, on such Note need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided, that no additional interest shall accrue with respect to the payment due on such date for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 1.14   APPOINTMENT OF AGENT FOR SERVICE.  By the execution and delivery of this Indenture, the Company hereby appoints CT Corporation System as its authorized agent upon which process may be served in any legal action or proceeding which may be instituted in any Federal or State court in the Borough of Manhattan, The City of New York, arising out of or relating to the Notes or this Indenture, but for that purpose only.  Service of process upon such agent at the office of such agent at 1633 Broadway, New York, New York 10019, and written notice of said service to the Company by the Person serving the same addressed as provided by Section 1.04, shall be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. Such appointment shall be irrevocable so long as the Holders of Notes shall have any rights pursuant to the terms thereof or of this Indenture until the appointment of a successor by the Company with the consent of the Trustee and such successor’s acceptance of such appointment.  Each of the Company and the Guarantors further agree to take any and all actions, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent or successor.

SECTION 1.15   COUNTERPART ORIGINALS.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

ARTICLE TWO
NOTE FORMS

SECTION 2.01   FORMS GENERALLY.  (a)  General.  The Notes and the Trustee’s certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes as evidenced by their execution of the Notes. Any such legend or endorsement shall be delivered in writing to the Trustee by the Company.

The Definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Initial Private Notes.  During any such time as the Shelf Registration Statement shall be effective, the Initial Private Notes may be sold or transferred pursuant to such Shelf Registration Statement.  During any such time as the Shelf Registration Statement shall not be effective, the Initial Private Notes may be sold only to (i) QIBs in reliance on Rule 144A, (ii) Institutional Accredited Investors in reliance on exemptions from the registration requirements of the Securities Act, (iii) Non-U.S. Persons in reliance on Regulation S or (iv) pursuant to another exemption from the registration requirements of the Securities Act (based upon an Opinion of Counsel if requested by the Company), subject in each case to the restrictions on transfer set forth herein.

The Initial Private Notes will be issued in the form of Restricted Global Notes, in each case without interest coupons and with the Global Note Legend and Private Placement Legend set forth in Section 2.02 hereto.  Such Initial Private Notes will be deposited on behalf of the Holders thereof with the Custodian, and registered in the name of DTC or a nominee of the DTC, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.  Beneficial interests in the Regulation S Global Note may be held only through Euroclear and Clearstream (as indirect participants in DTC) and will not be exchangeable for interests in the IAI Global Note or a Definitive Note without a legend containing restrictions on transfer of such Note prior to the expiration of the Distribution Compliance Period and then only upon (x) certification in form reasonably satisfactory to the Trustee that beneficial interests in such Regulation S Global Note are owned either by Non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act and (y) in the case of an exchange for a Definitive Note, in compliance with Section 3.08 hereof.  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(c)           Book-Entry Provisions.  Upon their original issuance, each Note shall be issued in the form of one or more Notes in global form (“Global Notes”) registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct).

(d)           Definitive Notes.  Except as provided in this Section 2.01, Section 3.04 or Section 3.08 hereof, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

SECTION 2.02   FORM OF FACE OF NOTE.  [IF THE NOTE IS A RESTRICTED GLOBAL NOTE, THEN INSERT:  THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.]

[IF THE NOTE IS A GLOBAL NOTE, THEN INSERT: THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[IF THE NOTE IS A GLOBAL NOTE AND THE DEPOSITORY TRUST COMPANY IS TO BE THE DEPOSITARY THEREFOR, THEN INSERT: UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Grupo Tmm, S.A.
Senior Secured  Note due 2007

CUSIP NO.__________	$_____________
NO.__________

Grupo Tmm, S.A., a corporation duly organized and existing under the laws of the United Mexican States (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________, or its registered assigns, the principal sum of _________ Dollars [IF THIS NOTE IS A GLOBAL NOTE, THEN INSERT: , or such other principal amount as may be set forth in the records of the Trustee in accordance with the Indenture,] on August 1, 2007 (subject to extension to August 1, 2008 as provided in the Indenture), and to pay interest thereon in cash from the Initial Issuance Date, or from the most recent Interest Payment Date for which interest has been paid or duly provided for, or, if the date hereof is after a Regular Record Date and before the following Interest Payment Date, then from such following Interest Payment Date, semiannually on February 1 and August 1 in each year, commencing February 1, 2005, at the rate of 10½% per annum (subject to reduction or increase as provided in the Indenture), until the principal hereof is paid or made available for payment.

On each Interest Payment Date occurring on or prior to August 1, 2007, the Company may elect to pay interest due on such Interest Payment Date in cash and through the issuance of (i) Additional Notes, in denominations of $1.00 and integral multiples thereof, or (ii) ADSs of the Company, having a value equal to the interest due (in excess of the portion of such interest paid in cash at the Cash Interest Rate), which ADSs shall be issued at a 5% discount to the 20 trading day Volume Weighted Average Price per ADS, or any combination thereof, in each case as more fully set forth in the Indenture; provided, that, in the event the Company elects to pay any portion of the interest in Additional Notes or ADSs on any Interest Payment Date as provided herein, it shall pay cash interest on such Interest Payment Date at the interest rate of  2% per annum or such higher rate as the Company may elect with respect to such Interest Payment Date.  In the event the Company elects to pay any portion of the interest due on any Interest Payment Date other than in cash, the annual interest rate applicable for such Interest Payment Date shall be as set forth below:

Interest Payment Date	Applicable Interest Rate
February 1, 2005	12.00%
August 1, 2005	12.00%
February 1, 2006	12.00%
August 1, 2006	12.00%
February 1, 2007	12.50%
August 1, 2007	13.00%

This annual interest rate payable on the Notes will decrease in the event the Company redeems, repays, repurchases or otherwise retires or offers to repurchase (provided the Company purchases all Notes validly tendered in accordance with the terms of such offer to repurchase (or a prorated amount thereof in accordance with the terms of such offer to repurchase)), the respective principal amount of Notes set forth below, in each case pursuant to the provisions of Section 3.01(c)(iv) of the Indenture:

Voluntary Reduction Amount	Interest Rate Reduction

Less than $100,000,000	0.00%
$100,000,000 up to $150,000,000	0.67%
more than $150,000,000	1.00%

; provided that such interest rate reduction shall not be more than 1.00% per annum in the aggregate.

The Company will provide notice to the Trustee of any event giving rise to an interest rate reduction, the amount of any interest rate reduction and the effective date of any interest rate reduction as specified in the Indenture.  Following an Event of Default, the rate at which the Notes accrue interest shall increase by 2.00% per annum. In addition, following an Event of Default, any unpaid interest and Additional Amounts, if any, will accrue interest at the Default Rate until such time as full payment is made thereon.

In the event the Company exercises its option to extend the maturity date of the Notes to August 1, 2008 as provided in the Indenture, the interest rate shall be 12% per annum during such extended term (subject to reduction as described above), and such interest shall be payable quarterly, in advance, on August 1, 2007, November 1, 2008, February 1, 2008 and May 1, 2008, and only in cash, as provided in the Indenture.

The interest payable pursuant to this Note, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date or July 15, 2007, October 15, 2007, January 15, 2008 and April 15, 2008 if the Company makes the Extension Election.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

Payment of the principal of (and premium, if any), cash interest and Additional Amounts, if any, on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of

America as at the time of payment is legal tender for payment of public and private debts; or at the option of the Company payment of cash interest and Additional Amounts, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register; provided that any Holder of more than $2 million in aggregate principal amount of Notes that has so elected and given wire transfer instructions to the Company shall be entitled to receive all payments of principal and interest and Additional Amounts with a Regular Record Date after the date the Company receives such notice with respect to Notes held by such Holders by wire transfer of immediately available funds within the United States to the accounts specified by the Holders thereof.  Until otherwise designated by the Company, the Company’s office or agency in New York will be the office of the Trustee maintained for such purpose.  The Notes will be issued in denominations of $1.00 and integral multiples thereof.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Note Registrar.  The Company may change any Paying Agent or Note Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

[IF THIS NOTE IS A GLOBAL NOTE, INSERT: Partial payment of interest in Additional Notes or ADRs shall be made by deposit of such Additional Notes or ADRs with the Custodian for DTC.]  [IF THIS NOTE IS A DEFINITIVE NOTE, INSERT: Partial payment of interest in Additional Notes or ADRs shall be made by delivering certificates representing such Additional Notes or ADRs to the address of the Holder entitled to receive the same as shown on the Note Register.]

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed.

DATED:

Grupo Tmm, S.A.

By:
ATTEST:

SECTION 2.03   FORM OF REVERSE OF NOTE.  This Note is one of a duly authorized issue of Notes of the Company designated as its Senior Secured  Notes due 2007 (herein called the “Notes”), limited in aggregate principal amount to $508,703,356, except for Additional Notes and Notes issued pursuant to Sections 3.04, 3.08, 3.09, 4.08, 5.16, 5.18 and 10.06 of the Indenture, issued under an Indenture, dated as of August 11, 2004 (herein called the “Indenture”), by and among the Company, the Guarantors and The Bank of New York, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The Company hereby further agrees, subject to the limitations and exceptions set forth below, that if any deduction or withholding for any present or future taxes, duties, levies, imposts, assessments or other governmental charges of the United Mexican States (or any political subdivision or taxing authority thereof or therein) shall at any time be required by such jurisdiction or any such political subdivision or taxing authority (or by the jurisdiction of incorporation, seat of management or residence for tax purposes of any successor to the Company (a “Successor Jurisdiction”)) in respect of any amounts to be paid by the Company under the Notes (“Taxes”), then, unless the Company pays the amount of such deduction or withholding directly to the Mexican Government, or is entitled to a credit against such payment, the Company will pay in cash to the Holder of a Note such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holder of such Note who, with respect to any such Tax after such deduction or withholding (including any withholding or deduction imposed on Additional Amounts), shall be not less than the amounts specified in such Note to which such Holder would have received if such Taxes had not been withheld or deducted; provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

(a)           any Tax, which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b)           any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c)           any Tax, which is payable otherwise than by withholding from payments of (or in respect of) principal of or interest on the Notes;

(d)           any Tax, that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Note with a written request of the Company addressed to the Holder furnished at least 60 days prior to the first payment date with respect to which the Company applies this clause (d) (or in the event of any subsequent change in any such requirement at least 60 days prior to the first payment date for which such change is effective)
(i) to provide information, documents and other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make and deliver any declaration or other similar claim (other than a claim for refund of a Tax, withheld by the Company) or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(e)           any combination of items (a), (b), (c) and (d);

nor shall Additional Amounts be paid with respect to any payment of the principal of or interest on any Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Note.

Notwithstanding the foregoing, the limitations on the Company’s obligation to pay Additional Amounts set forth in clause (d) above will not apply if:

(i)            the provision of information, documentation or other evidence described in such clause (d) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note than comparable information or other reporting requirements imposed under United States tax law (including the United States — Mexico Income Tax Treaty), regulation and administrative practice (such as Internal Revenue Service Forms W-8 and W-9); or

(ii)           Rule 3.28.8 issued by the Secretaría de Hacienda y Crédito Público (Ministry of Finance and Public Credit) on April 30, 2004 or a substantially similar successor of such rule is in effect, unless (a) the provision of the information, documentation or other evidence described in clause (d) is expressly required by statute, regulation, ruling or administrative practice in order to apply Rule 3.28.8 (or successor rule), the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule Rule 3.28.8 (or successor rule) or (b) in the case of a Holder or beneficial owner of a Note that is a pension fund or other tax-exempt organization, payments to such Holder or beneficial owner would be subject to Taxes at a rate less than that provided by Rule Rule 3.28.8 (or successor rule) if the information, documentation or other evidence required under clause (d) above were provided.

In addition, clause (d) above shall be construed to require that a non-Mexican pension or retirement fund or other Holder or beneficial owner of a Note register with the Ministry of Finance and Public Credit of Mexico for the purpose of establishing eligibility for an exemption from or reduction of Taxes.

The Company shall make any required withholding or deduction and remit the full amount deducted or withheld to the appropriate taxing authority, as and when required by applicable law.  The Company shall furnish to the Trustee, within 30 days after the date the payment of any Taxes is due, evidence of such payment by the Company.  The Company shall deliver copies of such evidence to Holders of the Notes or the Paying Agent upon request.

The Company shall pay any present or future stamp, court, documentary or other similar Taxes, charges or levies that arise in the United Mexican States or any of its political subdivisions (or any Successor Jurisdiction) from the execution, delivery, registration of, or enforcement of rights under, the Notes, the Guarantees, this Indenture or the Collateral Documents.

The Notes may be redeemed at the option of the Company in whole but not in part at any time, upon not less than 30 days’ nor more than 60 days’ notice by mail, at a Redemption Price equal to the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date fixed for redemption if, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the Mexican Government (or of any political subdivision or taxing authority thereof or therein) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the Mexican Government (or such political subdivision or taxing authority) is a party, which becomes effective on or after the Initial Issuance Date, the Company is or would be required on the next succeeding Interest Payment Date to pay additional amounts with respect to the Notes at a rate in excess of that in effect at the Initial Issuance Date, and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company. The Company will also pay to the Holders on the Redemption Date any Additional Amounts which would otherwise be payable.

The Notes are subject to redemption upon not less than 30 days’ nor more than 60 days’ notice by mail at any time, in whole or from time to time in part, at the election of the Company, at a Redemption Price equal to (i) 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date, until such time as the Company shall have previously repaid, redeemed or otherwise retired $150,000,000 in aggregate principal amount of the Notes, and thereafter (ii) 101% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date.  In the case of any redemption pursuant to this paragraph, interest installments whose Stated Maturity is on or prior to the applicable Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder, or the Person designated by such Holder, hereof upon the cancellation hereof.

The Indenture provides that, in the event of a Change of Control (as defined in the Indenture), the Company will be obligated to offer to purchase all of the Notes then outstanding at a Repurchase Price equal to (i) 100% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, thereon to the Repurchase Date, until such time as the Company shall have previously repaid, redeemed or otherwise retired an aggregate principal amount of $150,000,000 of the Notes, and thereafter (ii) 101% of the principal amount of the Notes plus accrued and unpaid interest and Additional Amounts, if any, to the Repurchase Date.

The Indenture provides that, subject to certain conditions, in the event of certain Asset Dispositions and Qualifying Dispositions and receipt by the Company of VAT Cash Proceeds, the Company will be obligated to offer to purchase on a pro rata basis Notes at a Repurchase Price equal to 100% of the principal amount thereof plus accrued interest and Additional Amounts, if any, thereon to the Repurchase Date, with the Net Cash Proceeds of such Asset Disposition or Qualifying Disposition or VAT Cash Proceeds.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in the Indenture and subject to the conditions set forth therein, the Company may terminate all of its obligations under the Notes, except certain specified obligations, 91 days following the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which, through the payment of interest and principal in respect thereof in compliance with their terms, will provide money in an amount sufficient to pay the principal of, and premium, if any, and each installment of interest and Additional Amounts, if any, on the Outstanding Notes at maturity or upon redemption.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of (and premium, if any) and interest and Additional

Amounts, if any, on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1.00 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors, or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes (subject to the provisions on the face hereof), whether or not this Note be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

No past, present or future director, officer, employee, agent, attorney-in-fact, incorporator or stockholder (direct or indirect) of the Company (or any such successor entity), as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

[ASSIGNMENT FORM]

If you the holder want to assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code and social security number or tax ID number) and irrevocably appoint agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

[If the Note is a Transfer Restricted Security, then insert:

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”), after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with their terms:

CHECK ONE BOX BELOW

(1)               ☐         to the Company; or

(2)               ☐         pursuant to an effective registration statement under the Securities Act (including, but not limited to, a Shelf Registration Statement); or

(3)               ☐         inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)               ☐         to an Institutional Accredited Investor (as defined in Rule 501(a) under the Securities Act) in a transaction exempt from the registration requirements of the Securities Act; or

(5)               ☐         outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 903 or Rule 904 under the Securities Act; or

(6)               ☐         pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(7)               ☐         in accordance with another exemption from the registration requirements of the Securities Act.

If such transfer is being made pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act, the undersigned further certifies that:

(i) the transfer is not being made to a person in the United States;

(ii) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(iii) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

(v) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person (other than a Qualified Institutional Buyer) or for the account or benefit of a U.S. Person (other than a Qualified Institutional Buyer);

(vi) we have advised the transferee of the transfer restrictions applicable to the Notes; and

(vii) if the circumstances set forth in Rule 904(b) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Notes may be offered and sold during the distribution compliance period specified in Rule 903 of Regulation S, pursuant to registration of the Notes under the Securities Act or pursuant to an available exemption from the registration requirements under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4), (5), (6) or (7) is checked, the Trustee will be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) OR (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is (i) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A or (ii) an Institutional Accredited Investor within the meaning of Rule 501(a) under the Securities Act and is aware that the sale to it is being made in reliance on exemptions from the registration requirements of the Securities Act and acknowledges that it has received such information regarding the Company as the undersigned has requested or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by exemptions from the registration requirements of the Securities Act.

Dated:
	NOTICE:	To be executed by an executive officer

[FORM OF OPTION OF HOLDER TO ELECT PURCHASE]

If you wish to elect to have this Note purchased by the Company pursuant to Section 5.16 (Repurchase Offer upon a Change of Control) or 5.18 (Excess Cash Proceeds Offer) of the Indenture, check the box:

/ /  Section 5.16                                     / /  Section 5.18

If you wish to elect to have only part of this Note purchased by the Company pursuant to Section 5.16 or 5.18 of the Indenture, state the amount: $______________.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SECTION 2.04   FORM OF GUARANTEE

SENIOR SECURED GUARANTEE

For value received, the undersigned Guarantors (as defined in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantee on a senior secured basis (such Guarantee by the Guarantor being referred to herein as the “Guarantee”) the due and punctual payment of the principal of, premium, if any and interest and Additional Amounts, if any, on the Notes, whether at maturity, by acceleration, call for redemption, upon any Offer or Excess Cash Proceeds Offer or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest (including, to the extent lawful and as specified in the Notes, interest on any overdue interest) and Additional Amounts, if any, on the Notes and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Fourteen of the Indenture (as defined below).  This Guarantee will become effective in accordance with Article Fourteen of the Indenture and its terms shall be evidenced therein.  The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of August 11, 2004 among Grupo TMM, S.A., the Guarantors and The Bank of New York, as Trustee, as amended or supplemented (the “Indenture”).

The Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

No past, present or future director, officer, employee, agent, attorney-in-fact, incorporator or stockholder (direct or indirect) of the Guarantors (or any such successor entity), as such, shall have any liability for any obligations of the Guarantors under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantors and their successors and assigns until full and final payment of all of the Company’s obligations under the Notes and Indenture or until released or until the Notes are legally defeased in accordance with the Indenture, and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not of collectibility.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

The obligations of the Guarantors under this Guarantee shall be limited to the extent necessary to ensure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE FOURTEEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

In Witness Whereof, the Guarantors have caused this instrument to be duly executed.

DATED:

[Guarantors]

By:
ATTEST:

SECTION 2.05   FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION.  The Trustee’s certificate of authentication on all Notes shall be in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

The Bank Of New York,
as Trustee

By:
Authorized Signatory

SECTION 2.06   REMOVAL OF PRIVATE PLACEMENT LEGEND.

Each Restricted Global Note (and all Notes representing a beneficial interest therein) will bear the Private Placement Legend set forth in Section 2.02 hereof unless removal is permitted by the following paragraphs:

(a)           Upon any sale or transfer of a Transfer Restricted Security pursuant to Rule 144, the Trustee, as Custodian, shall make an appropriate endorsement on the Global Notes, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records reflecting the transfer to such transferee of a beneficial interest in the Unrestricted Global Note of like series, tenor and amount for such transferee’s own account, if the transferor thereof certifies in writing to the Depositary that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(b)           Upon any sale or transfer of a Transfer Restricted Security pursuant to a Shelf Registration Statement, the Trustee, as Custodian, shall make an appropriate endorsement on the Global Notes, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records reflecting the transfer to such transferee of a beneficial interest in the Unrestricted Global Note of like series, tenor and amount for such transferee’s own account.

ARTICLE THREE
THE NOTES

SECTION 3.01   TITLE AND TERMS.

(a)           The Notes shall be known and designated as the “Senior Secured  Notes Due 2007” of the Company.  The aggregate principal amount of Notes which may be authenticated and delivered from time to time under this Indenture is limited to $508,703,356, except for (i) Additional Notes issued in payment of interest on the Notes as provided in Section 3.01(c), and (ii) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.08, 3.09, 4.08, 5.16, 5.18 and 10.06.

(b)           The Stated Maturity of the principal of the Notes shall be August 1, 2007, unless extended at the option of the Company as set forth below.  At any time on or prior to the 90th day prior to the then scheduled Stated Maturity, the Company may elect (the “Extension Election”) to extend the Stated Maturity of the principal of all of the Notes Outstanding from the then scheduled Stated Maturity to August 1, 2008.  In order to validly make the Extension Election, (i) the Company must provide written notice to the Trustee and the Holders of the Extension Election not later than 90 days prior to the then scheduled Stated Maturity of the principal of the Notes, (ii) the Company must pay to the Holders of the Notes a cash fee (the “Extension Fee”) equal to 4.00% of the principal amount of the Notes Outstanding on August 1, 2007; (iii) the Company must deposit with the Trustee not later than August 1, 2007 an amount in cash sufficient to pay the interest and Additional Amounts, if any, that would accrue on the Notes during the first quarterly interest period following such extension (based on the amount of Notes Outstanding on August 1, 2007); and (iv) no Default or Event of Default shall have occurred and be continuing on August 1, 2007 or shall occur as a result of the Company making the Extension Election.  The Company shall deliver to the Trustee at the time of such Extension Election an Officers’ Certificate stating that no Default or Event of Default shall have occurred and be continuing.  The Extension Fee shall be paid together with the installment of interest and Additional Amounts, if any, due on the Interest Payment Date that occurs on August 1, 2007 to the Holder of record on the Regular Record Date with respect to such Interest Payment Date.

(c)           The Notes shall bear interest at the rate of 10-1/2% per annum, from the Initial Issuance Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually in arrears on February 1 and August 1 of each year, commencing February 1, 2005, until the principal thereof is paid or made available for payment; provided, however, that if the Company makes the Extension Election, (i) the interest rate payable during the additional one year period of the extended term of the Notes shall be 12.00% per annum; (ii) the interest that would accrue for the period ending on November 1, 2007 shall be paid, quarterly in advance, commencing on August 1, 2007, as set forth in Section 3.01(b); and (iii) the interest due for the remaining term of the Notes shall be paid quarterly in advance on November 1, 2007, February 1, 2008 and May 1, 2008.  The interest due on any Interest Payment Date occurring on or prior to August 1, 2007 other than pursuant to the exercise of the Extension Election shall be paid as follows:

(i)            The Company may pay any portion of the interest due on such Interest Payment Date in cash at the rate of 10-1/2% per annum; provided, that the Company shall be required to pay interest at the rate of at least 2.00% per annum (the “Minimum Cash Rate”) in cash on each Interest Payment Date (the amount of interest that the Company pays in cash on any such Interest Payment Date, expressed as an annual percentage rate, is referred to herein as the “Cash Interest Rate”).

(ii)           On each Interest Payment Date occurring on or prior to August 1, 2007 other than pursuant to the exercise of the Extension Election, the Company may elect to pay any interest due on such Interest Payment Date in excess of the portion of such interest paid in cash at the Minimum Cash Rate through the issuance to the Holders of (x) Additional Notes in a principal amount equal to the amount of interest due on such Interest Payment Date in excess of the portion of such interest paid at the Cash Interest Rate, (y) a number of ADSs equal to the quotient of (A) the interest due on such Interest Payment Date in excess of the portion of such interest paid at the Cash Interest Rate and (B) the product of (1) 0.95 and (2) the Volume Weighted Average Price per ADS for the 20 trading days immediately preceding the Record Date for such Interest Payment Date, or (z) a combination of (x) and (y), in any such case in an amount equal to the aggregate amount of interest due on such Interest Payment Date in excess of the portion of such interest paid at the Cash Interest Rate.  In the event that the Company elects to pay any portion of the interest due on any Interest Payment Date other than in cash as permitted above, the annual interest rate applicable to the interest due on such Interest Payment Date shall be the Applicable Rate set forth below minus the Cash Interest Rate for such Interest Payment Date:

Interest Payment Date	Applicable Interest Rate
February 1, 2005	12.00%
August 1, 2005	12.00%
February 1, 2006	12.00%
August 1, 2006	12.00%
February 1, 2007	12.50%
August 1, 2007	13.00%

The Company shall be responsible for the computation of the principal amount of Additional Notes or the number of ADSs to be issued on any Interest Payment Date and shall certify such amount or number to the Trustee.  To the extent that the computation of the principal amount of Additional Notes or the number of ADSs to be issued on any Interest Payment Date would result in the issuance to any Holder of a fractional Additional Note or a fractional ADS, the Company shall, at its option, either (i) pay cash in respect of such fraction in an amount equal to the principal amount of such fractional Additional Note or the Volume Weighted Average Price of such fractional ADS, as applicable, or (ii) round such fractional Additional Note or ADS up to the nearest whole Additional Note or ADS. In computing the fractional Additional Note or ADS applicable to any Holder, the interest due on all Notes owned beneficially or of record by such Holder shall be aggregated.

The Company shall deliver a notice to the Trustee and the Holders of any election to pay any portion of the interest as provided above in Additional Notes or ADSs on an Interest Payment Date as provided above at least five Business Days prior to the related Regular Record Date.  Such notice shall specify the types and percentage amounts of the non-cash interest to be paid on such Interest Payment Date.  Any Additional Notes issued in payment of interest shall be delivered to the Trustee not later than the close of business on the Business Day immediately preceding the applicable Interest Payment Date and shall be registered in the name of the Holder entitled to receive such payment of interest.  Each such Note shall be dated as of the applicable Interest Payment Date in respect of which it is issued, shall accrue interest from the applicable Interest Payment Date in respect of which it is issued, shall be an additional obligation of the Company and the Guarantors and shall be governed by, and entitled to the benefits of, this Indenture, the Guarantees and the Collateral Documents on the same terms as the Notes in respect of which such Additional Notes were issued (except, as the case may be, with respect to the date of issuance and the principal amount thereof).  Any ADSs issued in payment of interest shall be delivered to the Trustee not later than the close of business on the Business Day immediately preceding the applicable Interest Payment Date and shall be registered in the name of the Holder entitled to receive such payment of interest.  As a condition to the ability of the Company to elect to issue ADSs in payment of any portion of the interest due on any Interest Payment Date, the Company shall have in effect as of such Interest Payment Date a registration statement under the Securities Act covering the ADSs to be issued or shall provide to the Trustee an Opinion of Counsel to the effect that no such registration is necessary and that the ADSs to be issued on such Interest Payment Date will be freely transferable under the Securities Act by any Holder other than an “affiliate” of the Company.

(iii)          Notwithstanding the foregoing, in the event that the Company makes the Extension Election, (x) the applicable interest rate for each Interest Payment Date occurring during such extended term shall be 12.00% per annum (subject to reduction as set forth in clause (iv), below) and (y) all payments of interest due on each Interest Payment Date occurring during such extended term (including August 1, 2007) shall be paid quarterly in advance on August 1, 2007, November 1, 2007, February 1, 2008 and May 1, 2008, and only in cash.

(iv)          In the event that the Company (A) redeems Notes pursuant to Section 4.01, (B) offers to repurchase Notes pursuant to Section 5.16 or pursuant to an Excess Proceeds Offer pursuant to Section 5.18 (and the Company purchases all Notes validly tendered in accordance with the terms of such offer to purchase (or a prorated amount thereof in accordance with the terms of such offer to purchase)), or (C) exchanges Notes pursuant to a Qualifying Exchange (each, a “Voluntary Reduction”) and the cumulative principal amount of all Voluntary Reductions after the Initial Issuance Date equals the respective amount set forth below, the annual interest rate payable on the Notes pursuant to this Section 3.01(c) (including after the exercise of the Extension Election) shall be reduced by the applicable amount set forth below:

Voluntary Reduction Amount	Interest Rate Reduction

less than $100,000,000	0.00%

$100,000,000 up to $150,000,000	0.67%
more than $150,000,000	1.00%

; provided that such interest rate reduction shall not be more than 1.00% per annum in the aggregate.

Any such interest rate reduction shall become effective at the time the Company redeems, repays, repurchases or otherwise retires the applicable Voluntary Reduction amount or, in the case of any offer to purchase pursuant to Section 5.16 or 5.18 or otherwise, at the applicable Repurchase Date or expiration date (so long as all Notes validly tendered for purchase on such Repurchase Date or expiration date are purchased pursuant to such offer to purchase); provided, that if such date occurs on or after the Regular Record Date for any payment of interest, such interest rate reduction shall become effective on the next Interest Payment Date following the Interest Payment Date related to such Regular Record Date.  In the event of any Voluntary Reduction, the Company shall give the Trustee an Officers’ Certificate certifying that such Voluntary Reduction has occurred, that it has complied with the provisions of this Section 3.01(c)(iv), and the amount of the interest rate reduction and the effective date of the interest rate reduction.  The Trustee shall have no duty or responsibility to determine the accuracy or correctness of this computation and shall be fully protected in relying on such Officers’ Certificate.  In the event that any Voluntary Reduction results in an interest rate reduction, the Trustee shall give notice to all holders of such Voluntary Reduction, the amount of the interest rate reduction and the effective date of the interest rate reduction.

(d)           The principal of (and premium, if any), interest and Additional Amounts, if any, on the Notes shall be payable at the office or agency of the Company in New York, New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; or, at the option of the Company, payment of interest and Additional Amounts, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register; provided that any Holder of more than $2 million in aggregate principal amount of Notes that has so elected and given wire transfer instructions to the Company shall be entitled receive all payments of principal and interest and Additional Amounts with a Regular Record Date after the date the Company receives such notice with respect to Notes held by such Holders by wire transfer of immediately available funds within the United States to the accounts specified by the Holders thereof.  Payment of any non-cash interest through the issuance of Additional Notes or the delivery of ADRs shall be effected by delivery of the certificates representing such Additional Notes or ADRs, in the case of any Global Notes, to the Custodian, and, in the case of the Definitive Notes, to the Holder entitled thereto by mailing such certificates to the address shown on the Note Register.  Until otherwise designated by the Company, the Company’s office or agency in New York will be the office of the Trustee maintained for such purpose.  The Notes will be issued in denominations of $1.00 and integral multiples thereof.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Note Registrar.  The Company may change any Paying Agent or Note Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.  Non-cash interest, if any, shall be paid by depositing the applicable Additional

Notes and/or ADRs with the Custodian in the case of Global Notes and by mailing the applicable Additional Notes and/or ADRs to the address of the Person entitled thereto as such address shall appear in the Note Register.

(e)           The Notes shall be redeemable as provided in Article Four.

(f)            The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

SECTION 3.02   DENOMINATIONS; PAYMENT CURRENCY.  The Notes shall be issuable only in fully registered form without coupons and only in denominations of $1.00 and any integral multiple thereof.  All cash payments in respect of principal of and premium, if any, and interest and Additional Amounts on the Notes shall be in United States Dollars.

SECTION 3.03   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.  The Notes shall be signed on behalf of the Company by its Chief Executive Officer, its Director General, its Chief Operating Officer, or its Chief Financial Officer, and by its Director of Administration, its Treasurer or any other duly authorized officer.  Such signatures may be manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Notes.

Only such Notes as shall bear a certificate of authentication substantially in the form hereinbefore recited, manually executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company and the Guarantors shall bind the Company and the Guarantors, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company and the Guarantors to the Trustee for authentication.  The Trustee shall thereupon authenticate and deliver such Notes to the Company or as directed by a Company Order, without any further action by the Company or the Guarantors.

Each Note shall be dated the date of its authentication.

SECTION 3.04   TEMPORARY NOTES.  Pending the preparation of definitive Notes, the Company may execute, and, upon compliance with Section 3.03, the Trustee shall authenticate and deliver, temporary Notes substantially of the tenor of the Definitive Notes in lieu of which they are issued, which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause Definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment.  Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations and of like tenor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 3.05   NOTE REGISTRAR AND PAYING AGENT.  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Note Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Note Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”).  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Note Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Note Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Note Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Note Registrar.

The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Note Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

The Company shall, prior to each Regular Record Date, notify the Paying Agent of any wire transfer instructions for payments that it receives from Holders.

SECTION 3.06   PAYING AGENT TO HOLD MONEY IN TRUST.  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest or Additional Amounts on the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 3.07   HOLDER LISTS.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Section 312(a) of the Trust Indenture Act.  If the Trustee is not the Note Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with Section 312(a) of the Trust Indenture Act.

SECTION 3.08   TRANSFER AND EXCHANGE.

(a)           Transfer and Exchange of Global Notes.  (i) Except as provided in this Section 3.08 and the sections of the Indenture referenced herein, notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Definitive Notes, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Notes or a nominee thereof unless (i) such Depositary or the Trustee has notified the Company that the Depositary (A) is unwilling or unable to continue as Depositary for such Global Notes or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depositary within 120 days of such notice, (ii) the Company executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Notes in definitive form and that all Global Notes shall be exchanged in whole for Definitive Notes (in which case such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes.  Notwithstanding the foregoing provisions of this Section 3.08(a), Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.04 and 3.09 hereof.  A Global Note may not be exchanged for another Note other than as provided in this Section 3.08(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.08(b) or (c) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

(i)            If any Global Note is to be exchanged for other Notes or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Note Registrar, for exchange or cancellation as provided in this Article Three.  If any Global Note is to be exchanged for other Notes or cancelled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, then either (i) such Global Note shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate endorsement made on the Global Notes by the Trustee, as Custodian, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records.  Upon any such surrender or adjustment of a Global Note, the Trustee shall, as provided in this Article Three, authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative.  Upon the request of the Trustee in connection with the occurrence of any of the events specified in Section 3.08(a), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes that are not in the form of Global Notes.  The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures and in accordance with all applicable laws.  Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article Three or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

(ii)           The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under this Indenture and the Notes and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures.  Accordingly, any such owner’s beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Participants.

(c)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 3.12 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction to reflect such increase.

(d)           General Provisions Relating to Transfers and Exchanges.  Subject to the other provisions of this Indenture regarding restrictions on transfer, and authentication, upon surrender for registration of transfer of any Note at any office or agency of the Company designated pursuant to Section 5.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount and Stated Maturity, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Company and the Guarantors shall execute and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes (including the accompanying Guarantees) issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes (including the accompanying Guarantees) surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.04, 4.08, 5.16, 5.18 and 10.06 hereof).

Neither the Company nor the Trustee nor any agent of either shall be required (i) to issue, authenticate, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption hereunder and ending at the close of business on the day of the mailing of a notice of redemption of Notes selected for redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(e)           Transfer and Exchange of Definitive Notes.  When Definitive Notes are presented to the Trustee with a request:

(x)  to register the transfer of such Definitive Notes or

(y)  to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Trustee will register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that any Definitive Notes surrendered for transfer or exchange:

(i)            are duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)           if such Definitive Notes are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 3.08(f) hereof or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)          if such Definitive Notes are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)           if such Definitive Notes are being transferred to the Company, a certification to that effect; or

(C)           if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 or another exemption from the registration requirements of the Securities Act or (y) in reliance upon another exemption from the requirements of the Securities Act:  (1) a certification to that effect (in the form set forth on the reverse of the Note) and (2) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to compliance with the restrictions set forth in the legend set forth in Section 2.02 hereof.

(f)            Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Restricted Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, an IAI Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer, in form reasonably satisfactory to the Trustee, together with:

(i)            certification, in the form set forth on the reverse of the Note, that such Definitive Note is (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Security or (C) being transferred to an Institutional Accredited Investor pursuant to exemptions from the registration requirements of the Securities Act; and

(ii)           written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (f)(i)(A)), Regulation S Global Note (in the case of a transfer pursuant to clause (f)(i)(B)) or IAI Global Note (in the case of a transfer pursuant to clause (f)(i)(C)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, Regulation S

Global Note or IAI Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase,

then the Trustee will cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, IAI Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and will credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, IAI Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled.  If no Rule 144A Global Notes, IAI Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Company will issue and the Trustee will authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Rule 144A Global Note, IAI Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(g)           Exchanges Among Rule 144A Global Notes, IAI Global Notes and Regulation S Global Notes.  Prior to and after the expiration of the Distribution Compliance Period, beneficial interests in a Regulation S Global Note may be exchanged for beneficial interests in a Rule 144A Global Note or an IAI Global Note only if (i) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A or other registration exemptions under the Securities Act and (ii) the transferor first delivers to the Trustee a written certificate (such certificate to be in the form set forth on the reverse of the Note) to the effect that the Notes are being transferred to a Person (A) who the transferor reasonably believes to be a QIB purchasing for its own account or a Person purchasing for the account of a QIB in a transaction meeting the requirements of Rule 144A or (B) who the transferor reasonably believes to be an Institutional Accredited Investor purchasing for its own account or a Person purchasing for the account of an Institutional Accredited Investor in a transaction meeting the requirements of other registration exemptions under the Securities Act, in each case in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note or an IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (such certificate to be in the form set forth on the reverse of the Note) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

                                Beneficial interests in an IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in a Rule 144A Global Note only if the transferor first delivers to the Trustee a written certificate (such certificate to be in the form set forth on the reverse of the Note) to the effect that the Notes are being transferred to a Person who the transferor reasonably believes to be a QIB purchasing for its own account or a Person purchasing for the account of a QIB in a transaction meeting the requirements of Rule 144A, in accordance with all applicable securities laws of the states of the United States and other applicable jurisdictions.  Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in an IAI Global Note only if the transferor first delivers to the Trustee a written certificate (such certificate to be in the form set forth on the reverse of the Note) to the effect that the Notes are being transferred to a Person  who the transferor reasonably believes to be an Institutional Accredited Investor purchasing for its own account or a Person purchasing for the account of an Institutional Accredited Investor in a transaction meeting the requirements of other registration exemptions under the Securities Act, in accordance with all applicable securities laws of the states of the United States and other applicable jurisdictions.

Transfers involving exchanges among beneficial interests in a Rule 144A Global Note, an IAI Global Note and a Regulation S Global Note will be effected through the Depositary by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system.  Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of one such Restricted Global Note and a corresponding increase in the principal amount of the other such Restricted Global Note.  Any beneficial interest in one of the Restricted Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Restricted Global Note will, upon transfer, cease to be an interest in such Restricted Global Note and will become an interest in such other Restricted Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to the beneficial interest in such other Restricted Global Note for so long as it remains such an interest.  The policies and practices of the Depositary may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Distribution Compliance Period.

(h)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if:

                                (A) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement or otherwise effected pursuant to an effective registration statement under the Securities Act; or

                                (B)  the Trustee receives a certificate from the transferor in the form set forth on the reverse of the Note, including the certifications in box (6) thereof;

                                and, in each such case set forth in this subparagraph (B), if the Trustee or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                                Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

SECTION 3.09   MUTILATED, DESTROYED, LOST AND STOLEN NOTES.  If any mutilated Note is surrendered to the Trustee, the Company and the Guarantors shall execute, and the Trustee shall authenticate and deliver in exchange therefor a new Note (including the accompanying Guarantees) of like tenor, principal amount and Stated Maturity and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company and the Guarantors shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor, principal amount and Stated Maturity and bearing a number not contemporaneously outstanding. If after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Company and the Trustee shall be entitled to recover such new Note from the person to whom it was delivered or any transferee thereof, except a bona fide purchaser of such new Note, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company or the Trustee in connection therewith.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Except as provided above, every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and the Guarantors, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 3.10   PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.  Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (which, together with interest on overdue installments of interest, to the extent legally enforceable under applicable law, at the Default Rate is herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)   The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Company shall promptly notify the Trustee in writing of such Special Record Date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)   The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 3.11   PERSONS DEEMED OWNERS.  Prior to due presentation of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.10) interest and Additional Amounts, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company, or the Trustee shall be affected by notice to the contrary.

SECTION 3.12   CANCELLATION.  All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it.  The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture.  All canceled Notes held by the Trustee shall be destroyed by the Trustee (subject to the record retention requirements of the Exchange Act) and, upon written request of the Company, the Trustee shall deliver to the Company a certificate of destruction in respect thereof.

SECTION 3.13   COMPUTATION OF INTEREST.  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.14   RANKING; SUBORDINATION.

(a)   The Notes rank pari passu in right of payment to all existing or future senior Indebtedness of the Company and rank senior to all of the Company’s existing and future subordinated Indebtedness.  All Indebtedness, notes, claims and payments owed by the Company or any Guarantor to any Restricted Subsidiary of the Company shall be subordinated in right of payment to the Notes.

SECTION 3.15   CUSIP NUMBERS.  The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE FOUR
REDEMPTION OF NOTES

SECTION 4.01   APPLICABILITY OF ARTICLE.  Redemption of Notes at the election of the Company as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 4.02   RIGHT OF REDEMPTION.

(a)           The Notes may be redeemed at the election of the Company, in whole or from time to time in part, at any time at a Redemption Price equal to (i) 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date, until such time as the Company has repaid, redeemed or otherwise retired $150,000,000 in aggregate principal amount of the Notes, and thereafter (ii) 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date.

(b)           In the event of any redemption of the Notes, or repurchase or other retirement of the Notes pursuant to Sections 5.16 or 5.18, before the Company shall have previously repaid, redeemed or otherwise retired $150,000,000 in aggregate principal amount of the Notes and, following such redemption, repurchase or other retirement, the Company will have previously repaid, redeemed or otherwise retired more than $150,000,000 in aggregate principal amount of the Notes, then the additional 1.00% portion of the Redemption Price, Repurchase Price or other price applicable to the principal amount of the Notes to be repaid, redeemed or otherwise retired in excess of such $150,000,000 shall be pro-rated among and paid upon redemption, repurchase or other retirement of all of the Notes to be repaid, redeemed or otherwise retired in connection with such redemption, repurchase or retirement.

SECTION 4.03   ELECTION TO REDEEM; NOTICE TO TRUSTEE.  The election of the Company to redeem any Notes pursuant to Section 4.02 shall be evidenced by a Board Resolution.  In case of any partial redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee by Company Order of such Redemption Date and of the principal amount of Notes to be redeemed.

SECTION 4.04   SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.  If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 nor less than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1.00 or any integral multiple thereof) of the principal amount of Notes of a denomination larger than $1.00.

The Trustee shall promptly notify the Company and each Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 4.05   NOTICE OF REDEMPTION.  Notice of redemption shall be given by the Company by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to the Trustee and each Holder of Notes to be redeemed, at his address appearing in the Note Register.

All notices of redemption shall state:

(1)   the Redemption Date;

(2)   the Redemption Price and the amount of accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date;

(3)   if less than all of the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts to be redeemed) of the particular Notes to be redeemed;

(4)   that on the Redemption Date the Redemption Price and accrued and unpaid interest and Additional Amounts, if any, will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date;

(5)   the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued and unpaid interest and Additional Amounts, if any;

(6)           the CUSIP number or numbers, if any, of the Notes called for redemption; and

(7)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

SECTION 4.06   DEPOSIT OF REDEMPTION PRICE.  The Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 5.03) an amount of money in immediately available funds by 10:00 a.m., New York City time, on such Redemption Date sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest and Additional Amounts on, all the Notes which are to be redeemed on that date.

SECTION 4.07   NOTES PAYABLE ON REDEMPTION DATE.  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall on the Redemption Date become due and payable at the Redemption Price plus accrued and unpaid interest and Additional Amounts, if any, therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest and Additional Amounts) such Notes shall cease to bear interest.  Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest, if any, and Additional Amounts, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to the terms and the provisions of Section 3.05.

Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any notice of optional redemption during the continuance of a default in payment of interest on the Notes or of any Event of Default.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the Default Rate.

SECTION 4.08   NOTES REDEEMED IN PART.  Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 5.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

SECTION 4.09   OPTIONAL REDEMPTION DUE TO CHANGES IN TAX TREATMENT.  The Notes may be redeemed at the option of the Company in whole but not in part at any time at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the date fixed for redemption if, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Mexican States (or of any political subdivision or taxing authority thereof or therein) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the United Mexican States (or such political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective after the Initial Issuance Date, the Company is or would be required to pay additional amounts with respect to the Notes in excess of the Additional Amounts payable on the Initial Issuance Date as described in Section 2.03, and the payment of such additional amounts cannot be avoided by the use of any reasonable measures available to the Company. Prior to the giving of notice of redemption of such Notes pursuant to this Indenture, the Company will deliver to the Trustee an Officers’ Certificate, stating that the Company is entitled to effect such redemption based on an Opinion of Counsel that the Company has or will become obligated to pay such additional amounts as a result of such change or amendment. Such notice, once delivered by the Company to the Trustee, will be irrevocable.

ARTICLE FIVE
COVENANTS

So long as any of the Notes shall remain Outstanding, each of the Company and, as applicable, the Guarantors, covenants as follows:

SECTION 5.01   PAYMENTS OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.  The Company will duly and punctually pay or cause to be paid the principal of, premium, if any, interest and Additional Amounts on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 5.02   MAINTENANCE OF OFFICE OR AGENCY.  The Company and the Guarantors shall maintain in New York, New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served.  The Company and the Guarantors shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency.

The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in accordance with the requirements set forth above.  The Company and the Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 5.03   MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest and Additional Amounts on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest and Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest and Additional Amounts, if any, on any Notes, deposit with a Paying Agent a sum (or in the case of interest payable in Additional Notes or ADSs, an aggregate amount of such securities) sufficient to pay the principal (and premium, if any), or interest, and Additional Amounts, if any, so becoming due, such sum (or Additional Notes or ADSs) to be held in trust for the benefit of the Persons entitled to such principal, premium, interest and Additional Amounts and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)   hold all sums and securities held by it for the payment of the principal of (and premium, if any) or interest and Additional Amounts on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to, and such securities distributed to, such Persons or otherwise disposed of as herein provided;

(2)   give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest and Additional Amounts; and

(3)   at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums and deliver all such securities so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums and securities held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest and Additional Amounts, if any, on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest and Additional Amounts, if any, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and (except to the extent such money is subject to the Collateral Documents) the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company. The Company hereby appoints the Trustee as the initial Note Registrar and Paying Agent for the Notes.

SECTION 5.04   EXISTENCE.  Subject to Article Eleven, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, and the rights (charter and statutory) and franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve the existence of any of its Restricted Subsidiaries (subject to Article Eleven) or any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 5.05   MAINTENANCE OF PROPERTIES; INSURANCE.  The Company will cause all vessels and properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be necessary so that the business carried on in connection therewith may be conducted in the ordinary course consistent with the Company’s custom and practice at all times; provided, however, that nothing in this Section 5.05 shall prevent the Company from discontinuing the operation or maintenance of any of such vessels or properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary; provided, further, that such discontinuance shall not be materially disadvantageous to the Holders.

For so long as any vessel or property is deemed to be useful to the conduct of the business of the Company or any of its Restricted Subsidiaries, the Company will, or will cause its Restricted Subsidiaries to, maintain appropriate insurance, in accordance with industry practice, on such vessels and properties.

SECTION 5.06   PAYMENT OF TAXES.  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings (including the making of any deposit or guaranty required by law to pursue such proceedings).

SECTION 5.07   ANNUAL OFFICERS’ CERTIFICATE TO TRUSTEE.  The Company will deliver to the Trustee on or prior to April 30 in each year an Officers’ Certificate, complying with Section 314(a)(4) of the Trust Indenture Act, from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture.  For the purposes of such certificate, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

SECTION 5.08   REPORTS TO BE FURNISHED TO TRUSTEE AND HOLDERS.  For so long as any of the Notes are outstanding, the Company will deliver to the Trustee and the Holders:

(1)   within 45 Business Days of the close of its fiscal year, or such later time as is then permitted under Mexican law, an English translation of the unaudited consolidated financial statements of the Company, together with information sufficient to ascertain the financial condition and results of operations of the Company and its Restricted Subsidiaries on a consolidated basis, accounting for Grupo TFM and its consolidated subsidiaries under the equity method of accounting;

(2)   within 120 days of the close of its fiscal year, or such later time as is then permitted under Mexican law, an English translation of the audited consolidated financial statements of the Company, together with information sufficient to ascertain the financial condition and results of operations of the Company and its Restricted Subsidiaries on a consolidated basis, accounting for Grupo TFM and its consolidated subsidiaries under the equity method of accounting;

(3)   within 180 days of the close of its fiscal year, an English translation of the audited consolidated financial statements of the Company, together with a reconciliation (in the form required by the Commission) to U.S. generally accepted accounting principles, together with information sufficient to ascertain the financial condition and results of operations of the Company and its Restricted Subsidiaries, accounting for Grupo TFM and its consolidated subsidiaries under the equity method of accounting;

(4)   within 30 Business Days of the close of the relevant quarter, an English translation of the unaudited quarterly consolidated financial statements of the Company, for each of the first three fiscal quarters, together with information sufficient to ascertain the financial condition and results of operations of the Company and its Restricted Subsidiaries, accounting for Grupo TFM and its consolidated subsidiaries under the equity method of accounting;

(5)   simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (2), (3) and (4) above, an Officers’ Certificate stating whether any Event of Default exists on the date of such certificate and, if any Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(6)   without duplication, copies of such other reports or notices as may be filed or required to be filed by the Company with the CNBV or the Commission; and

(7)   promptly upon any officer of the Company becoming aware of the existence of an Event of Default, an Officers’ Certificate setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto.

The Company will transmit or cause to be transmitted to the Holders, as soon as practicable after the mailing of such material to its stockholders, English translations of copies of all quarterly and annual financial reports distributed to its stockholders generally.  Reports pursuant to this Section shall be transmitted by mail to all Holders of Notes, as the names and addresses of such Holders appear upon the Note Register, or shall otherwise be made available to the Holders in electronic form. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers’ Certificates).

SECTION 5.09   FURTHER ASSURANCES.  From time to time whenever reasonably demanded by the Trustee, the Company and the Guarantors will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention or facilitate the performance of the terms of this Indenture and the Collateral Documents.

SECTION 5.10   COMPANY TO FURNISH TRUSTEE INFORMATION AS TO NAMES AND ADDRESSES OF HOLDERS.  The Company shall furnish or cause to be furnished to the Trustee (a) not more than 15 days before each Regular Record Date, but in any event not less frequently than semiannually or quarterly if the Company has exercised the Extension Election, a list in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company or any of its Paying Agents other than the Trustee, as to the names and addresses of the Holders of Notes to which such Regular Record Date applies as of such Regular Record Date, and (b) at such other times as the Trustee may request in writing, within five days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

SECTION 5.11   WAIVER OF STAY, EXTENSION OR USURY LAWS.  The Company and the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or any Guarantors from paying all or any portion of the principal of, premium, if any, or interest and Additional Amounts, if any, on the Notes or the Guarantees as contemplated herein, wherever enacted now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture or the Guarantees; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.12   LIMITATION ON RESTRICTED PAYMENTS. The Company shall not, and shall cause its Restricted Subsidiaries not to, directly or indirectly, (i) declare or pay any dividend on, or make any distribution to the holders of, any Capital Stock of the Company, other than (x) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or (y) pro rata dividends or distributions on Capital Stock (other than Disqualified Stock) of its Restricted Subsidiaries; (ii) repay, redeem or otherwise acquire or retire for value (other than through the issuance of Capital Stock of the Company (excluding Disqualified Stock)) any Capital Stock of the Company or any of its Restricted Subsidiaries, other than any such repayment, redemption, acquisition or retirement of such Capital Stock held by (x) the Company or its Restricted Subsidiaries or (y) in the case of Capital Stock of a Restricted Subsidiary of the Company, any Person that is not an Affiliate (other than another Restricted Subsidiary) of the Company; (iii) prepay, repay, redeem, defease or otherwise acquire or retire for value (other than through the issuance of Capital Stock of the Company (excluding Disqualified Stock)), prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any of its Restricted Subsidiaries that ranks junior in right of payment to the Notes or the Guarantees, as applicable, except as permitted pursuant to Section 5.14(b)(vii); or (iv) make any Investment in any Affiliate of the Company other than (A) an Investment by the Company or any of its Restricted Subsidiaries in the Company or any such Restricted Subsidiaries or in TFM, or in any Subsidiary in connection with a Qualifying PEMEX Securitization Transaction, or (B) an Investment by the Company or any Restricted Subsidiary consisting of non-cash consideration received in connection with a Qualifying Disposition (the foregoing actions set forth in clauses (i) through (iv), being referred to hereinafter as “Restricted Payments”) if at the time of any such Restricted Payment, and after giving effect thereto on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) on a pro forma basis, the Consolidated Debt Service Coverage Ratio for the Company for the four fiscal quarters immediately preceding such incurrence for which quarterly financial statements are available in accordance with Section 5.08, taken as one period, is greater than 2.0 to 1.0, or (3) the aggregate amount of all Restricted Payments declared or made after the Initial Issuance Date including such Restricted Payment (the value of any such payment, if other than cash, shall be the value determined in good faith by the Board of Directors and evidenced by a Board Resolution) shall exceed the sum of:

(A)          50% of Consolidated Net Income for the period (treated as one accounting period) commencing with the first full fiscal quarter after the Initial Issuance Date and ending on the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly or annual financial statements of the Company are available (or if such Consolidated Net Income is a deficit, less 100% of such deficit); provided, that Consolidated Net Income shall be adjusted to exclude any amounts included in clause (C) that would increase Consolidated Net Income; plus

(B)           100% of the aggregate net cash proceeds received after the Initial Issuance  Date as a contribution to the common equity capital of the Company or from the issue or sale of Capital Stock of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Capital Stock (other than Capital Stock or Disqualified Stock or convertible debt securities sold to a Restricted Subsidiary of the Company) after the Initial Issuance Date; plus

(C)           an amount equal to the net reduction in Investments made pursuant to Section 5.20(ii) resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary, not to exceed the amount of such Investments previously made after the Initial Issuance Date by the Company and its Restricted Subsidiaries in such Person.

(b)           The provisions of this Section 5.12 will not prevent (i) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration, (ii) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company solely out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of shares of Capital Stock (other than Disqualified Stock), (iii) purchases by the Company of shares of its Capital Stock pursuant to the terms of the Company’s share repurchase program as in effect on the Initial Issuance Date or (iv) purchases, reductions or other retirements of the Company’s Note Linked Securities outstanding on the Initial Issuance Date. For purposes of calculating the aggregate amount of Restricted Payments made pursuant to clause (3) of the first paragraph of Section 5.12(a), payments made under clauses (i), (ii) and (iv) of this Section 5.12(b) shall be included in such amount and payments made under clause (iii) of this Section 5.12(b) shall be excluded, provided, that dividends paid within 60 days of the date of declaration shall be deemed to be paid at the date of declaration.

(c)           Prior to making any Restricted Payment under this Section 5.12 (other than a permitted Restricted Payment described in Section 5.12(b)(iii)), the Company shall deliver to the Trustee an Officers’ Certificate setting forth the computation by which the amount available for Restricted Payments was determined.  The Trustee shall have no duty or responsibility to determine the accuracy or correctness of this computation and shall be fully protected in relying on such Officers’ Certificate.

(d)           Any payment made by the Company in lieu of or on account of any fractional ADS that would otherwise be issuable if the Company elects to pay a portion of interest on the Notes in ADSs shall not constitute a Restricted Payment.

SECTION 5.13   LIMITATION ON TRANSACTIONS WITH AFFILIATES.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase or lease any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or make any loan, advance or capital contribution to, or for the benefit of, an Affiliate of the Company, or any direct or indirect holder of 10% or more of the shares of Capital Stock of the Company outstanding or any Associate, or with an Affiliate of any such holder or Associate, including Promotora Servia (an “Affiliate Transaction”).  Notwithstanding the foregoing, Affiliate Transactions shall not include (i) the payment of reasonable and customary fees to directors or executive officers of the Company or any Restricted Subsidiary of the Company for current and future periods; (ii) any transaction between or among the Company and any of its Restricted Subsidiaries in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries; or (iii) transactions made as part of, or directly relating to, a Qualifying PEMEX Securitization Transaction.

(b)           Except for the Existing Servia Payable, which will be settled on the Initial Issuance Date through the issuance to Promotora Servia of Notes with a principal amount equal to the outstanding amount of the Existing Servia Payable, all Indebtedness, notes, claims and payments owed to Promotora Servia or its Affiliates or Associates, and any and all consulting fees and other payments and compensation (other than reasonable and customary compensation as employees or directors for current and future periods) payable to Promotora Servia or its Affiliates or Associates, shall be subordinated in right of payment to the Notes and no payment shall be made to Promotora Servia or its Affiliates or Associates by the Company or any of its Restricted Subsidiaries in respect of any such amounts until the Outstanding Notes have been paid in full or such payment has been provided for in full.

SECTION 5.14   LIMITATION ON INDEBTEDNESS.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, create, incur, issue, suffer to exist, assume, guarantee or otherwise become directly or indirectly liable with respect to, any Indebtedness (collectively, an “Incurrence”), other than Indebtedness permitted to be incurred pursuant to Section 5.14(b).

(b)           Indebtedness may be incurred as follows:

(i)            Indebtedness of the Company and its Restricted Subsidiaries existing on the Initial Issuance Date as set forth on Schedule 5.14(b)(i) hereto;

(ii)           Indebtedness of the Company evidenced by the Notes and this Indenture and Indebtedness of the Guarantors evidenced by the Guarantees;

(iii)          Indebtedness of the Company or a Restricted Subsidiary owing to a Restricted Subsidiary or the Company, provided, that either (x) any such Indebtedness owing by the Company to a Restricted Subsidiary shall be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes or (y) any such Indebtedness owing by a Restricted Subsidiary to the Company or another Restricted Subsidiary shall be repayable solely out of dividends or distributions made or declared by such Restricted Subsidiary to the Company or another Restricted Subsidiary and in either such case (A) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (iii);

(iv)          Acquired Indebtedness of any Person acquired by the Company or any Restricted Subsidiary, provided, that such Indebtedness is non-recourse to any assets of the Company or any other Restricted Subsidiary (other than the assets so acquired), and is not guaranteed by the Company or any other Restricted Subsidiary;

(v)           Guarantees by the Company or a Restricted Subsidiary of the Company of Indebtedness otherwise permitted to be Incurred pursuant to any other clause of this Section 5.14;

(vi)          Indebtedness of the Company or a Restricted Subsidiary of the Company in respect of letters of credit for the benefit of trade vendors issued in the ordinary course of business in an aggregate amount not exceeding $20 million at any one time outstanding;

(vii)         Indebtedness issued in exchange for, or the proceeds of which are used to repay or refund or refinance or discharge or otherwise retire for value (“Refinance”), Indebtedness of the Company or any of its Restricted Subsidiaries permitted under clauses (i), (ii), (iv), (vii) and (ix) of this paragraph (b) (“Refinancing Indebtedness”) in a principal amount (or if such Refinancing Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue amount), not to exceed the principal amount of the Indebtedness so Refinanced (or, if the Indebtedness being Refinanced was issued with original issue discount, the original issue amount) plus customary fees, expenses and costs related to the Incurrence of such Refinancing Indebtedness; provided, that (A) Refinancing Indebtedness of any Restricted Subsidiary of the Company shall not be used to Refinance outstanding Indebtedness of the Company or any other Restricted Subsidiaries; (B) if such Refinancing Indebtedness is being used to Refinance or discharge or otherwise retire the Notes, such Refinancing Indebtedness shall either (I) be Qualifying Subordinated Indebtedness or (II) have aggregate annual cash interest payments not in excess of the lesser of (a) the sum of (1) 2% of the principal amount of such Refinancing Indebtedness plus (2) the annual cash interest requirements on all Notes retired by the Company prior to the issuance date of such Refinancing Indebtedness through the application of VAT Cash Proceeds pursuant to Section 5.18 (less any cash interest requirements in excess of 2% per annum on Refinancing Indebtedness previously issued pursuant to this provision) and (b) 8% per annum of the principal amount of such Refinancing Indebtedness; (C) if such Refinancing Indebtedness is being used to Refinance Indebtedness other than the Notes, the scheduled mandatory cash interest and principal payments during the remaining term of the Notes on such Refinancing Indebtedness has a present value (per $1,000 principal amount of such Refinancing Indebtedness and based on the Agreed  Discount Rate) at the date of issuance that is equal to or less than the present value (per $1,000 principal amount of such Indebtedness being Refinanced and based on the Agreed Discount Rate) at such date of the scheduled mandatory cash interest and principal payments during the remaining term of the Notes on the Indebtedness being Refinanced, provided, further, that any Refinancing Indebtedness that is Incurred to Refinance Indebtedness Incurred under Section 5.14(b)(ix) shall be subject to the limitations set forth in such Section; and (D) with respect to any Refinancing Indebtedness which Refinances Indebtedness which ranks junior in right of payment to the Notes, (x) such Refinancing Indebtedness is subordinated in right of payment at least to the same extent as the Indebtedness to be Refinanced if such Indebtedness had remained outstanding and (y) the Refinancing Indebtedness has an Average Life and a Stated Maturity which is equal to or greater than the Indebtedness to be Refinanced at the time of such Incurrence, provided, further that, for the purpose of determining the amount of Indebtedness that has been Incurred pursuant to any of foregoing enumerated clauses, there shall be included in each such clause the principal amount then outstanding of any Indebtedness originally Incurred pursuant to such clause and thereafter Refinanced pursuant to this clause (vii) and any subsequent Refinancings thereof;

(viii)        Indebtedness of the Company or any of its Restricted Subsidiaries under Currency Agreements and Interest Rate Agreements; provided that the obligations under such agreements are related to payment obligations incurred in compliance with this Indenture and that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

(ix)           Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding up to the sum of (1) $76,300,000 less (2) the principal amount of all certificates outstanding under the Receivables Securitization Facility which Indebtedness Incurred pursuant to this clause (ix) is (a) Incurred under the Receivables Securitization Facility; or (b) Incurred other than under the Receivables Securitization Facility and is unsecured; or (c) Incurred other than under the Receivables Securitization Facility and (A) has a Stated Maturity which is not earlier than the Stated Maturity of the Receivables Securitization Facility, (B) has scheduled mandatory cash payments of principal and interest during the remaining term of the Notes (as such may be extended pursuant to Section 3.01(b)) that, at the date of issuance, has a present value (per $1,000 principal amount and computed based on the Agreed Discount Rate) which is less than or equal to the present value (per $1,000 face amount and computed based on the Agreed Discount Rate) at such date of the scheduled mandatory cash payments of principal and interest during the remaining term of the Notes (as such may be extended pursuant to Section 3.01(b)) on the certificates issued under the Receivables Securitization Facility and (C) is secured on terms no more favorable to the holders of such Indebtedness than to the holders of the certificates under the Receivables Securitization Facility; provided, that any amounts Incurred pursuant to this clause (ix) shall (I) not be used to redeem, repay, repurchase or otherwise retire any Indebtedness which is subordinated in right of payment to the Notes and (II) be applied in compliance with the provisions of this Indenture; and

x)             Indebtedness, to the extent the net proceeds thereof are promptly applied to defease any of the Notes as described below under Section 12.01 and to pay fees, expenses, premiums and other payment obligations under this Indenture related to such defeasance.

Accrual of interest, accretion or amortization of original issue discount, payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an Incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 5.14.

(c)           The Company shall not, directly or indirectly, Incur any Indebtedness of the Company (other than Indebtedness of the Company which is convertible into Capital Stock (other than Disqualified Stock) of the Company) which (i) is subordinate or junior in right of payment of principal, premium, if any, or interest and Additional Amounts, if any, on the Notes and (ii) requires any principal payment, redemption payment or sinking fund payment thereon, or purchase thereof, in whole or in part, to be made prior to the final Stated Maturity of the Notes; provided that (i) this Section 5.14(c) shall not prohibit the Incurrence of Indebtedness owing by the Company to any Restricted Subsidiary and (ii) nothing contained in this Section 5.14(c) shall permit any Incurrence of Indebtedness that is not otherwise permitted by Section 5.14(b).

SECTION 5.15    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of such Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by, or pay any Indebtedness owed to, the Company or its Restricted Subsidiaries, (b) make loans or advances to the Company or its Restricted Subsidiaries, (c) transfer any of its properties or assets to the Company or its Restricted Subsidiaries or (d) guarantee any Indebtedness of the Company or its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of: (i) applicable law; (ii) any instrument governing Acquired Indebtedness permitted to be incurred under Section 5.14(b)(iv), which encumbrances or restrictions are not applicable to any Person or the properties or assets of any Person, other than the Person so acquired, or the property or assets of the Person so acquired or its consolidated Subsidiaries; (iii) any restrictions existing under agreements in effect on the date of this Indenture as set forth on Schedule 5.15 hereto; (iv) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (which sale or disposition is otherwise permitted by the terms of this Indenture); (v) any agreement governing Indebtedness restricting the sale or other disposition of property securing such Indebtedness if such agreement does not expressly restrict the ability of a Restricted Subsidiary to pay dividends or to make distributions, loans or advances; (vi) customary restrictions in leases relating to property covered thereby; or (vii) this Indenture.

SECTION 5.16   CHANGE OF CONTROL.  If (i) any person or group within the meaning of Section 13(d)(3) of the Exchange Act (a “Group”) together with any Affiliates and Associates of any thereof, other than (A) the Serrano Segovia family, its Affiliates and Associates, and (B) the CPO Trustee and any successor to the CPO Trustee, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) at least 35% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company; provided, that, in the event 100% of the total voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors of the Company is held by any other Person, a Change of Control shall be determined with respect to the Company as if the Company was such other Person; or (ii) the Company is liquidated or dissolved or the stockholders of the Company adopt a plan for the liquidation or dissolution of the Company (each, a “Change of Control”), then the Company shall make an offer (an “Offer”) to purchase all of the Notes then outstanding on a date not less than 30 nor more than 60 days after a Change of Control (the “Repurchase Date”) at a Repurchase Price equal to (i) 100% of their principal amount plus accrued and unpaid interest and Additional Amounts, if any, to the Repurchase Date, until such time as the Company shall have previously repaid, redeemed or otherwise retired $150,000,000 in aggregate principal amount of the Notes, and thereafter (ii) 101% of the principal amount of the Notes plus accrued and unpaid interest and Additional Amounts, if any, to the Repurchase Date (subject to the provisions of  Section 4.02(b)).

(a)           The Company shall provide the Trustee with notice of an Offer and with all information required to accompany such notice, not more than ten days after the Change of Control.

(b)           Notice of an Offer shall be mailed by the Trustee (at the Company’s expense) not more than ten Business Days after receipt by the Trustee of the notice in accordance with 5.16(a) to all Holders of the Notes at their last registered addresses appearing in the Note Register.  The Offer shall remain open from the time of the mailing until the Repurchase Date.  The notice shall be accompanied by the most recently filed annual report (including audited consolidated financial statements) of the Company and the most recent subsequently filed quarterly report of the Company (or in the event the Company is not required to prepare any of the foregoing reports, the comparable information required pursuant to Section 5.08).  The Company shall provide the Trustee with copies of all materials to be delivered with such notice.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer.  The notice shall state:

(1)   that the Offer is being made pursuant to this Section 5.16, the reason for the Offer and that all Notes properly tendered pursuant to the Offer will be accepted for payment;

(2)   the material circumstances and relevant material facts regarding such Change of Control;

(3)   the Repurchase Price and the Repurchase Date;

(4)   the name and address of the Paying Agent and the Trustee and that Notes must be surrendered to the Paying Agent to collect the Repurchase Price;

(5)   that any Note not tendered or accepted for payment will continue to accrue interest;

(6)   that any Note accepted for payment pursuant to the Offer shall cease to accrue interest after the Repurchase Date;

(7)   that each Holder electing to have a Note purchased pursuant to an Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Repurchase Date;

(8)   that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Business Day immediately preceding the Repurchase Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the certificate number of Notes the Holder delivered and a statement that such Holder is withdrawing its election to have such Notes purchased;

(9)   that Holders will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered if such Holders only desire part of such Notes to be purchased; and

(10) any other information required by applicable law, rules and regulations.

To the extent that any of the procedures relating to the making and accepting of an Offer conflict with the provisions of the Exchange Act, other applicable federal or state law, or the regulations which may be promulgated thereunder, such provisions of the Exchange Act, other applicable federal or state law, or the regulations which may be promulgated thereunder shall govern such Offer in lieu of, and only to the extent of, such conflicting procedures.

(c)           On the Repurchase Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Offer, (ii) deposit with the Paying Agent money sufficient to pay the Repurchase Price of all Notes or portions thereof so accepted, and to pay the expenses of the Paying Agent to promptly mail or deliver such payments in accordance with the following sentence, and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Repurchase Price, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note properly tendered if such Holders only desire portions of their Notes to be purchased.  The Company will publicly announce the results of the Offer on or as soon as practicable after the Repurchase Date.  For purposes of this Section 5.16, the Trustee shall act as the Paying Agent.

SECTION 5.17   LIMITATION ON LIENS.  The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property or assets (including assets acquired after the Initial Issuance Date and Capital Stock of any Restricted Subsidiary of the Company), except for (i) Liens under the Collateral Documents securing the Notes; (ii) Liens outstanding on the Initial Issuance Date as set forth on Schedule 5.17 hereto; (iii) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings; provided, that adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiaries, as the case may be, in conformity with IAS; (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen or other like Liens arising in the ordinary course of business and not discharged for a period of not more than 90 days after notice thereof or which are being contested in good faith by appropriate proceedings; (v) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation; (vi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Restricted Subsidiary; (vii) any attachment or judgment Lien not constituting any Event of Default under clause (9) of Section 6.01; (viii) Liens securing any Indebtedness permitted to be incurred pursuant to Section 5.14(b)(vii)(C), 5.14(b)(iv) (provided such Lien shall encumber only the property so acquired), 5.14(b)(ix) or 5.14(b)(x); (ix) any interest or title of a lessor pursuant to a lease constituting a Capitalized Lease Obligation; (x) Liens on any assets acquired by the Company or any of its Restricted Subsidiaries after the Initial Issuance Date, which Liens were in existence on or prior to the acquisition of such assets (to the extent that such Liens were not created in contemplation of such acquisition), provided, that such Liens are limited to the asset so acquired and the proceeds thereof; (xi) Liens securing Indebtedness owed to the Company by any of its Restricted Subsidiaries; (xii) restrictions on the disposition or pledge of securities imposed by applicable law or by contract with respect to securities received in connection with any Qualifying Disposition or interests arising in connection with any joint venture agreement; provided, that (1) any restrictions with respect to securities received in connection with any Qualifying Disposition (A) shall comply with the provisions of clause (2) under the definition of Qualifying Disposition and (B) shall not restrict the pledge of such securities as required pursuant to Section 5.18 other than to require any pledgee or subsequent transferee to be bound by such restrictions and (2) any restrictions with respect to any joint venture agreement entered into after the Initial Issuance Date shall not restrict the pledge of such interests as required pursuant to the Collateral Documents; and (xiii) any renewal of or substitution for any Lien permitted by any of the preceding clauses, provided that the Indebtedness secured is not increased nor the Lien extended to any additional assets. This Section 5.17 does not authorize the incurrence of any Indebtedness not otherwise permitted by Section 5.14.

SECTION 5.18   RESTRICTION ON ASSET DISPOSITIONS AND QUALIFYING DISPOSITIONS; APPLICATION OF VAT PROCEEDS.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make (1) any Asset Disposition unless (i) the consideration received from such Asset Disposition is equal to or greater than the fair market value of the assets or stock sold (as determined in good faith by the Board of Directors and evidenced by a Board Resolution) and (ii) at least 80% of the consideration received from such Asset Disposition is in the form of cash; provided, that the amount of (x) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary which are assumed by the transferee of such assets, including any Indebtedness of a Restricted Subsidiary whose stock is purchased by the transferee, and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this Section 5.18(a), or (2) any GTFM Disposition unless such transaction is a Qualifying Disposition.

(b)           The Company shall apply, or cause its Restricted Subsidiaries to apply, any Net Cash Proceeds from any Asset Disposition or Qualifying Disposition and any VAT Cash Proceeds to (x) redeem Notes pursuant to Section 4.01 on a date not less than 30 nor more than 60 days after the receipt by the Company or any of its Restricted Subsidiaries of such Net Cash Proceeds or VAT Cash Proceeds or (y) repurchase Notes pursuant to Section 5.18(d); provided, that, such Net Cash Proceeds and VAT Cash Proceeds may be applied, if required by the terms of the Receivables Securitization Facility, to retire or reduce outstanding obligations under the Receivables Securitization Facility.  To the extent that the Company reborrows any amounts under the Receivables Securitization Facility which had been previously repaid with any Net Cash Proceeds from any Asset Disposition or Qualifying Disposition or any VAT Cash Proceeds, such action shall be deemed an Asset Disposition for purposes of this Indenture and any proceeds received therefrom shall be deemed Net Cash Proceeds of an Asset Disposition for purposes of this Section 5.18.  Until such time as the Net Cash Proceeds from any Asset Disposition or Qualifying Disposition or VAT Cash Proceeds are applied in accordance with this Section 5.18(b) or Section 5.18(d), such proceeds shall be deposited in a collateral account subject to a first priority security interest to secure the Notes pursuant to the Collateral Documents and shall be invested in Cash Equivalents.

(c)           The Company shall pledge, or cause its Restricted Subsidiaries to pledge, any non-cash proceeds of any Asset Disposition or Qualifying Disposition and any non-cash VAT Proceeds received by the Company or any of its Restricted Subsidiaries to secure the Notes pursuant to the terms of the Collateral Documents.

(d)           In the event that the Company or any Restricted Subsidiary has Net Cash Proceeds from an Asset Disposition or a Qualifying Disposition or has VAT Cash Proceeds that have not been applied as set forth in Section 5.18(b) (in any such case, “Excess Proceeds”), then the Company shall make an offer (an “Excess Proceeds Offer”) to purchase on a date not less than 30 nor more than 60 days after the receipt by the Company or any of its Restricted Subsidiaries of such Excess Proceeds (the “Proceeds Offer Repurchase Date”) an amount of Notes (together with accrued and unpaid interest and Additional Amounts, if any, on such Notes, to the Proceeds Offer Repurchase Date) equal to the amount of such Excess Proceeds, at a Repurchase Price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Amounts, if any, to the Proceeds Offer Repurchase Date.  To the extent that the Excess Proceeds are insufficient to repurchase all of the outstanding Notes properly tendered on the Proceeds Offer Repurchase Date, the Company shall purchase Notes tendered pursuant to the Excess Proceeds Offer on a pro rata basis.

(i)            The Company shall provide the Trustee with notice of an Excess Proceeds Offer and with all information required to accompany such notice, not more than ten days after the determination that the Company or any Restricted Subsidiary has Excess Proceeds.

(ii)           Notice of an Excess Proceeds Offer shall be mailed by the Trustee (at the Company’s expense) not more than ten Business Days after receipt by the Trustee of the notice in accordance with Section 5.18(d)(i) to all Holders of the Notes at their last registered addresses appearing in the Notes Register.  The Excess Proceeds Offer shall remain open from the time of the mailing until the Proceeds Offer Repurchase Date.  The notice shall be accompanied by the most recently filed annual report (including audited consolidated financial statements) of the Company and the most recent subsequently filed quarterly report of the Company (or in the event the Company is not required to prepare any of the foregoing reports, the comparable information required pursuant to Section 5.08).  The Company shall provide the Trustee with copies of all materials to be delivered with such notice.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer.  The notice shall state:

(1)           that the Excess Proceeds Offer is being made pursuant to this Section 5.18, the reason for the Excess Proceeds Offer, and that all Notes properly tendered pursuant to the Excess Proceeds Offer will be accepted for payment, subject to proration, if applicable;

(2)           the amount of the Excess Proceeds, the Repurchase Price and the Proceeds Offer Repurchase Date;

(3)           the name and address of the Paying Agent and the Trustee and that Notes must be surrendered to the Paying Agent to collect the Repurchase Price;

(4)           that any Note not tendered or accepted for payment will continue to accrue interest;

(5)           that any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Proceeds Offer Repurchase Date;

(6)           that each Holder electing to have a Note purchased pursuant to an Excess Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Proceeds Offer Repurchase Date;

(7)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Business Day immediately preceding the Proceeds Offer Repurchase Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the certificate number of Notes the Holder delivered and a statement that such Holder is withdrawing its election to have such Notes purchased;

(8)           that if Notes in a principal amount in excess of the amount of Excess Proceeds are surrendered pursuant to the Excess Proceeds Offer, the Company shall purchase Notes on a pro rata basis;

(9)           that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

(10)         any other information required by applicable law, rules and regulations.

To the extent that any of the procedures relating to the making and accepting of an Excess Proceeds Offer conflict with the provisions of the Exchange Act, other applicable federal or state law, or the regulations which may be promulgated thereunder, such provisions of the Exchange Act, other applicable federal or state law, or the regulations which may be promulgated thereunder shall govern such Excess Proceeds Offer in lieu of, and only to the extent of, such conflicting procedures.

On the Proceeds Offer Repurchase Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Excess Proceeds Offer, (ii) deposit with the Paying Agent money sufficient to pay the Repurchase Price of all Notes or portions thereof so accepted, and to pay the expense of the Paying Agent to promptly mail or deliver such payments in accordance with the following sentence, and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Repurchase Price, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered if such Holders only desire portions of their Notes to be purchased.  The Company will publicly announce the results of the Excess Proceeds Offer on or as soon as practicable after the Proceeds Offer Repurchase Date.  For purposes of this Section 5.18, the Trustee shall act as the Paying Agent.

(e)           Subject to the provisions of this Section 5.18(e) and Sections 5.18(b) and (c), the Company and its Restricted Subsidiaries shall be permitted to exchange shares of Capital Stock (whether outstanding shares or newly issued shares of Capital Stock (other than Disqualified Stock)) of TMM Multimodal for outstanding Notes (an “Exchange Transaction”); provided, that (A) after giving effect to such Exchange Transaction, the Company and its Restricted Subsidiaries control, directly or indirectly, more than 50% of the Capital Stock of TMM Multimodal which under ordinary circumstances (not dependent upon the happening of a contingency) has voting power to elect a majority of the board of directors of TMM Multimodal; (B) (i) such Exchange Transaction is effected pursuant to an exchange offer made to all Holders of the Notes and the Company receives, at the time of the commencement of the exchange offer to effect such Exchange Transaction, an opinion from a Designated Investment Bank to the effect that the consideration to be received in connection with such Exchange Transaction is fair, from a financial point of view, to the Company and its Restricted Subsidiaries; or (ii) the Company receives, at the time of the commencement of the exchange offer to effect such Exchange Transaction, an opinion from any of Chanin & Co., Houlihan Lokey Howard & Zukin Capital or The Blackstone Group, or their respective successors, to the effect that the Exchange Transaction is fair, from a financial point of view, to the non-exchanging Holders of Notes; or (iii) (1) the consideration to be paid to the Company or its Restricted Subsidiaries in connection with the Exchange Transaction consists of both cash and Notes, (2) the cash consideration comprises at least two-thirds (2/3) of the total consideration (based on the principal amount of the Notes exchanged in such Exchange Transaction), (3) the aggregate principal amount of Notes exchanged in all such Exchange Transactions does not exceed $50,000,000, (4) unless such Exchange Transaction is effected pursuant to an exchange offer made to all Holders of the Notes, no Holder participating in such Exchange Transaction shall be an Affiliate or Associate of the Company and (5) the Company receives an opinion from a Designated Investment Bank to the effect that the consideration to be received in connection with such Exchange Transaction is fair, from a financial point of view, to the Company and its Restricted Subsidiaries; and (C) for purposes of clause (B)(i) and (B)(iii)(5) above, the opinion shall be required notwithstanding the amount of the consideration for such transaction and fair market value shall be determined on an enterprise value basis.

SECTION 5.19   LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.  The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction unless (i) the Company or such Restricted Subsidiary could have incurred Indebtedness and secured a Lien on Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the provisions of Sections 5.14 and 5.17 or (ii) the proceeds of such sale and leaseback transaction are at least equal to the fair value (as determined in good faith by the Board of Directors and evidenced by a Board Resolution) of the property and the Company or such Restricted Subsidiary applies or causes to be applied an amount in cash equal to the net proceeds from such sale are applied (A) in the same manner as Net Cash Proceeds pursuant to Section 5.18(b) or (d) or (B) to purchase assets or business in the shipping, transportation and distribution services industry, in each case within 180 days of the effective date of any such sale.

SECTION 5.20   LIMITATION ON INVESTMENTS.  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Investment in any Person except: (i) any Investment in any Cash Equivalent; (ii) any Investment that constitutes a Restricted Payment pursuant to Section 5.12 (a)(iv) to the extent permitted by Section 5.12(a)(iv); (iii) Investments in any Person engaged in the same or a similar line of business as the Company and its consolidated Subsidiaries or made for the purpose of maintaining, enhancing the productivity of or expanding the capabilities of the Company and its consolidated Subsidiaries in the worldwide transportation, shipping and distribution services industry, (provided (x) the assets or securities acquired pursuant to such Investments are pledged as additional Collateral pursuant to Article Fifteen or (y) such Investments are made as part of, or directly related to, a Qualifying PEMEX Securitization Transaction); (iv) Investments, not to exceed $15 million at any one time outstanding, in the publicly traded equity securities of any other companies (provided such Investments are pledged as additional Collateral pursuant to Article Fifteen); (v) securities received as consideration in connection with an Asset Disposition or a Qualifying Disposition; (vi) Investments in Wholly Owned Subsidiaries; or (vii) Investments existing on the Initial Issuance Date in any Restricted Subsidiary or as set forth on Schedule 5.20.

SECTION 5.21   LIMITATION ON BUSINESS ACTIVITIES.  The Company shall not, and shall not permit any of the Restricted Subsidiaries to, engage in any type of business other than the businesses the Company and its consolidated Subsidiaries are engaged in on the date of this Indenture, other business activities within the worldwide transportation, shipping and distribution services industry, and other business activities complementary, incidental or reasonably related thereto.

SECTION 5.22   PAYMENTS FOR CONSENT.  None of the Company, any of its consolidated Subsidiaries or any of their respective Affiliates or Associates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Guarantees or the Collateral Documents, unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 5.23   ADDITIONAL GUARANTEES; LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES.

(a)           The Company shall cause each of (i) TMM Multimodal, upon the exercise in full of the GM Put (or the exercise in full by the Company or any Restricted Subsidiary of the related call option) and the purchase by the Company or a Restricted Subsidiary of the Capital Stock of TMM Multimodal pursuant to such exercise, (ii) any Restricted Subsidiary that becomes a Wholly Owned Subsidiary after the Initial Issuance Date (whether such Restricted Subsidiary became a Subsidiary or a Restricted Subsidiary of the Company before or after the Initial Issuance Date), and (iii) any Restricted Subsidiary that receives any assets upon a disposition of assets by a Guarantor other than in connection with a Qualifying PEMEX Securitization Transaction, within five Business Days thereafter, to execute and deliver a supplemental indenture to this Indenture providing for a Guarantee of the Company’s obligations under the Notes, this Indenture and the Collateral Documents.  The Company shall cause any such new Guarantor to pledge or cause to be pledged for the benefit of the Holders of the Notes and to grant or cause to be granted to the Holders of the Notes a first priority security interest in all of the assets and properties of such Guarantor, and in furtherance thereof to enter into one or more Collateral Documents (or supplements or amendments thereto) in the same manner specified in Article Fifteen as if such Guarantor were a Guarantor on the Initial Issuance Date; provided that such Guarantor is not restricted from granting such pledge and security interest pursuant to any contractual arrangements with third parties existing as of the Initial Issuance Date.

(b)           The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company (“Guaranteed Indebtedness”) which is pari passu with or subordinate in right of payment to the Notes, unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of the Company’s obligations under the Notes, this Indenture and the Collateral Documents by such Restricted Subsidiary in the form provided herein in an amount at least equal to the amount of Guaranteed Indebtedness that is Guaranteed by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights or reimbursements, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; provided that this paragraph shall not be applicable to (x) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, or (y) any Guarantee by one Restricted Subsidiary of the Indebtedness of another Restricted Subsidiary if at the time such Guarantee is provided the other Restricted Subsidiary could have incurred the Guaranteed Indebtedness pursuant to Section 5.14(b).  If the Guaranteed Indebtedness is (A) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Guarantee or (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary may provide that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all the Company’s and each Restricted Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

SECTION 5.24   RESTRICTION ON INVESTMENT ACTIVITY.  The Company shall not, and shall not permit any Restricted Subsidiary to, become an investment company required to register as an investment company under the Investment Company Act of 1940, as amended, provided, however, that the Company or any Restricted Subsidiary shall not be deemed to have violated this Section 5.24 so long as the Company or such Restricted Subsidiary, as the case may be, shall have obtained exemptive relief or shall otherwise have qualified for any applicable exclusion from investment company status within one-hundred-and-

eighty (180) days after the Company or such Restricted Subsidiary shall have become such an investment company.

SECTION 5.25   RULE 144A INFORMATION.  Upon request of a Holder of an Initial Private Note, the Company shall promptly furnish to such Holder or to a prospective purchaser of such Note designated by such Holder, as the case may be, the information required  to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance by such Holder with Rule 144A in connection with the resale of such Note by such Holder.

SECTION 5.26   DELAY FEE.  If at any time any Delay Fee (as defined in the Registration Rights Agreement) becomes payable by the Company pursuant to the Registration Rights Agreement, the Company shall duly and promptly (i) deliver to the Trustee an Officers’ Certificate to that effect and stating (a) the amount of such Delay Fee that is payable and (b) the date on which such Delay Fee is payable pursuant to the terms of the Registration Rights Agreement and (ii) pay to each Holder such Delay Fee in such amount and on such date as set forth in the Registration Rights Agreement.  Unless and until the Trustee receives such an Officers’ Certificate, the Trustee may assume without inquiry that no Delay Fee is payable.

SECTION 5.27   Real Estate Collateral.   The Company shall, or shall cause the Guarantors (as applicable) to, make, complete, execute and deliver within sixty (60) days of the Initial Issuance Date all such filings required under Mexican law before the respective Public Registries of Property of the locality in which each real estate property of the Company or the Guarantors is situated in accordance with and as contemplated by the Collateral Documents.

SECTION 5.28   CERTAIN AGREEMENTS RELATING TO THE RECEIVABLES SECURITIZATION FACILITY.

                The Company and each of the Guarantors agree that the amendments to the Receivables Securitization Facility to be implemented pursuant to the Receivables Letter Agreement will permit (i) the incurrence of the Indebtedness under the Notes and the Guarantees to be issued under this Indenture without any breach of, or the occurrence of a “Rapid Amortization Event” (as defined in the Receivables Securitization Facility) under, the Receivables Securitization Facility and (ii) the security interests and Liens on the Collateral set forth in the Collateral Documents.

ARTICLE SIX
REMEDIES

SECTION 6.01   EVENTS OF DEFAULT.  “Event of Default,” wherever used herein, means any one of the following events:

(1)   default in the payment of any interest or Additional Amount upon any Note when it becomes due and payable, and continuance of such default for a period of five Business Days; or

(2)   default in the payment of the principal of (or premium, if any, on) any Note when due or at its maturity; or

(3)   default in the observance or performance by the Company of its obligations under Section 5.04, Section 5.08(7) or Article Eleven; or

(4)   default in the performance, or breach, of any other covenant or warranty of the Company or the Guarantors in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)   a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Restricted Subsidiary, including the Receivables Securitization Facility, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced indebtedness for money borrowed, individually or in the aggregate, in excess of $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

(6)   a default in the performance, or breach, of any covenant or warranty under any of the Collateral Documents by the Company or any Restricted Subsidiary (including any failure to pledge any assets acquired by the Company or any Restricted Subsidiary as required pursuant hereto or thereto), after giving effect to any notice and cure periods set forth herein or in such Collateral Documents; or

(7)   the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, including the Ley de Concursos Mercantiles (each, a “Bankruptcy Law”) or (B) a decree or order adjudging the Company or any Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, suspension of payments, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under any applicable law, or appointing a custodian, receiver, liquidator, assignee, sindico, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(8)   the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or such Restricted Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, sindico, trustee, sequestrator or similar official of the Company or such Restricted Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or such Restricted Subsidiary in furtherance of any such action; or

(9)   a final judgment or final judgments for the payment of money are entered by a court of competent jurisdiction against the Company or any Restricted Subsidiary and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or (B) such judgment remains unsettled, undischarged or unstayed for a period (during which execution shall not be effectively stayed) of 60 consecutive days after such judgment becomes final, and the aggregate amount of all such judgments exceeds $10,000,000; provided, that the entry of any judgment as a result of (A) a default in the payment of amounts due by the Company or any Restricted Subsidiary in connection with the Put or due by the Company or any Restricted Subsidiary to KCS as a result of payments rendered by KCS in connection with the Put or (B) litigation or other proceedings in connection with the Put or any disputes with KCS relating to or arising out of the KCS Transaction or other disputes with KCS existing at the Initial Issuance Date relating to Grupo TFM or TFM shall not constitute an Event of Default under this clause (9); provided, further, that the issuance of an order (whether pre-judgment or after the entry of such judgment) which order will, upon execution, result in the attachment of assets of the Company or its Restricted Subsidiaries having a value in excess of (a) $10,000,000, which attachment represents a Lien on assets of the Company or such Restricted Subsidiary in which the Collateral Agent has a security interest pursuant to the Collateral Documents and which has priority over the security interest on such assets pursuant to the Collateral Documents or (b) $25,000,000, which attachment represents a Lien on assets of the Company or such Restricted Subsidiary in which the Collateral Agent does not have a security interest pursuant to the Collateral Documents shall constitute an Event of Default, provided, that no Default or Event of Default shall occur under clause (b) above until the 60th day following such order or if, within such 60 day period, the Company delivers to the Trustee an opinion from one of the Designated Investment Banks to the effect that the net value of the equity of the Company (taking into account all Indebtedness of the Company and its Restricted Subsidiaries and the

judgment that resulted in such order) is equal to at least 5% of the principal amount of the Notes Outstanding at the date of such opinion; or

(10) the issuance or reinstatement of any medida cautelar, suspension order or similar order issued at the request of, or with the acquiescence of, the Company or any Affiliate or Associate by a court or other governmental body of competent jurisdiction that affects or could affect the Company’s or its Restricted Subsidiaries’ obligations with respect to the Notes, the Guarantees, this Indenture or the Collateral Documents; or

(11) the failure of the Company or any of its Restricted Subsidiaries to (i) apply any Net Cash Proceeds from any Asset Disposition or Qualifying Disposition or any VAT Cash Proceeds as provided in Section 5.18(b) or (d), which failure continues for a period of five Business Days after the Company is required to apply such proceeds pursuant to Section 5.18(b) or (d) or (ii) pledge (as a first priority Lien) any non-cash proceeds from any Asset Disposition or Qualifying Disposition or non-cash VAT Proceeds as required by Section 5.18(c) and the Collateral Documents, which failure continues for a period of five Business Days after the receipt of such proceeds; or

(12) the failure of the Company to cause any Restricted Subsidiary that is required to execute and deliver a Guarantee to execute and deliver such Guarantee and any accompanying Collateral Document as required by Section 5.23 or Article Fourteen; or

(13) except as permitted by this Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid in any material respect or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee.

For the avoidance of doubt, the foregoing clause (9) of this Section 6.01 shall not be construed to preclude the occurrence of an Event of Default if any of the events set forth in such clause results in an event that would be an Event of Default under clauses (7) or (8) of this Section 6.01.

SECTION 6.02   DEFAULT RATE OF INTEREST.  Following an Event of Default, the rate at which the Notes accrue interest shall increase by 2.00% per annum (the “Default Rate”).  In addition, following an Event of Default, any unpaid interest and Additional Amounts, if any, will accrue interest at the Default Rate until such time as full payment is made thereon.

SECTION 6.03   ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.  If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes, together with all accrued and unpaid interest and Additional Amounts, if any, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such amounts shall become immediately due and payable.  Notwithstanding the foregoing, if an Event of Default specified in clause (7) or (8) of Section 6.01 occurs and is continuing, the principal of the Notes, together with all accrued and unpaid interest and Additional Amounts, if any, shall automatically be accelerated and such amounts, as of the date of acceleration,  shall be and become due and payable immediately, without any notice or other act on the part of the Trustee or any Holder of the Notes.

Upon any acceleration pursuant to this Section 6.03, the Trustee and the Collateral Agent, through their agents and attorneys, may proceed, and upon the request of Holders of not less than a majority in principal amount of the Outstanding Notes shall proceed, to foreclose on the Collateral.  To institute such foreclosure proceedings, the Trustee shall deliver a Notice of Sale as prescribed by each applicable Collateral Document, in each case with a copy to the Company.

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)   the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A)          all overdue interest and Additional Amounts, if any, on all Notes,

(B)           the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes,

(C)           to the extent that payment of such interest is lawful, interest upon overdue interest and Additional Amounts, if any, at the rate borne by the Notes, and

(D)          all sums paid or advanced by the Trustee hereunder and the expenses, disbursements, advances and reasonable compensation of the Trustee, its agents and counsel; and

(2)   all Events of Default, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.14.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 6.04   COLLECTION OF INDEBTEDNESS BY TRUSTEE; TRUSTEE MAY PROVE DEBT.  The Company covenants that:

(1)   in case default shall be made in the payment of any installment of interest or Additional Amounts on any of the Notes, as and when the same shall become due and payable, and such default shall have continued for a period of five  Business Days, and

(2)   in case default shall be made in the payment of the principal of or premium, if any, on any of the Notes when and as the same shall have become due and payable, whether upon maturity of the Notes or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount that then shall have become due and payable on such Notes for principal and premium, if any, interest and Additional Amounts with interest upon the overdue principal and premium, if any, of each such Note and (to the extent legally enforceable under applicable law) upon any installments of interest and Additional Amounts, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder.

In addition to the rights and powers set forth in Section 317(a) of the Trust Indenture Act, the Trustee shall be entitled to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of the Notes allowed in any judicial proceeding relative to the Company, any Guarantor or other obligor upon the Notes, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.05   TRUSTEE MAY FILE PROOFS OF CLAIM.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Notes or the property of the Company, any Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)            to file and prove a claim for the whole amount of principal (and premium, if any) and interest and Additional Amounts, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and any predecessor trustee (including any claim for reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for expenses, disbursements, advances and reasonable compensation of the Trustee and any predecessor trustee, their agents and counsel, and any other amounts due the Trustee and any predecessor trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.06   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.  All rights of action and claims under this Indenture, the Collateral Documents or the Notes (including the Guarantees) may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of expenses, disbursements, advances and reasonable compensation of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 6.07   APPLICATION OF MONEY OR PROPERTY COLLECTED.  Subject to Article Thirteen, any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any), interest or Additional Amounts, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and any predecessor trustee under Section 7.06; and

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any), interest and Additional Amounts on the Notes in respect of which or for the benefit of which such money or property has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest and Additional Amounts, respectively; and

THIRD:  to the Company or the Guarantors or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.07.

SECTION 6.08   LIMITATION ON SUITS.  No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Guarantees or the Collateral Documents, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)   such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2)   the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)   such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)   the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and

(5)   no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, the Guarantees or the Collateral Documents to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, the Guarantees or the Collateral Documents, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 6.09   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest and Additional Amounts, if any, on such Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder, except that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of the Liens pursuant to the Collateral Documents upon any property or assets subject to the Liens.

SECTION 6.10   RESTORATION OF RIGHTS AND REMEDIES.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, the Guarantees or the Collateral Documents and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.11   RIGHTS AND REMEDIES CUMULATIVE.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.12   DELAY OR OMISSION NOT WAIVER.  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.13   CONTROL BY HOLDERS.  The Holders of at least a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(1)   such direction shall not be in conflict with any rule of law or with this Indenture,

(2)   the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)   the Trustee may decline to follow any such direction if the Trustee’s board of directors or executive committee of directors or Responsible Officers shall determine in good faith that the action or proceeding so directed would involve it in personal liability, or if the Trustee in good faith shall determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders not joining in the giving of such direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

SECTION 6.14   WAIVER OF PAST DEFAULTS.  The Holders of at least a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

(1)   in the payment of the principal of (or premium, if any), interest or Additional Amounts on any Note, or

(2)   in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

ARTICLE SEVEN
CONCERNING THE TRUSTEE

SECTION 7.01   DUTIES OF TRUSTEE.

(a)   If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

(b)   Except during the continuance of an Event of Default:

(1)   The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(2)   In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee or which the Trustee relies on, the Trustee shall examine the certificates and opinions submitted to determine whether or not they conform to the requirements of this Indenture.

(c)   The Trustee may not be relieved from liability for its negligent actions, its negligent failure to act or its willful misconduct, except that:

(1)   This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)   The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)   The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.13; and

(4)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)   Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)   The Trustee may refuse to perform any duty or exercise any right or power unless it receives security or indemnity satisfactory to it against any loss, cost, liability or expense.

(f)    The Trustee shall not be liable for interest on any money received by it.

(g)   Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(h)   The Trustee shall make payments pursuant to Sections 5.01, 5.16 and 5.18 to the Holders as soon as practicable in accordance with the terms of this Indenture after receipt from the Company or the Guarantors of the funds.

SECTION 7.02   CERTAIN RIGHTS OF TRUSTEE.  Except as otherwise provided in Section 315 of the Trust Indenture Act:

(a)   The Trustee may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)   Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by the (i) Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, its Director General, its President or any Vice President and (ii) its Director of Administration, its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)   Before it acts or refrains from acting, the Trustee may consult with counsel and the advice of counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(e)   The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)    Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture or other paper or document with respect to the Notes unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided, however, that (i) if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during normal business hours and upon reasonable notice, the books, records and premises relevant to such inquiry or investigation, either personally or by agent or attorney; and (ii) if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity or security against such expenses or liabilities as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g)   The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)   The Trustee shall not be deemed to have knowledge of a Default or Event of Default until a Responsible Officer has received written notice thereof;

(i)    The Trustee shall not have any duty, express or implied, to monitor the financial condition of the Company;

(j)    The Holders, by accepting the Notes, authorize the Trustee to execute any such Collateral Documents as the Trustee shall reasonably be requested to execute; and

(k)   The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, to the extent reasonable, and shall be enforceable by, to the extent reasonable, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed by it to act hereunder.

SECTION 7.03   TRUSTEE NOT RESPONSIBLE FOR RECITALS, ETC.  The recitals contained herein and in the Notes and the Guarantees, except the Trustee’s certificate and the representation as to the power of the Trustee to enter into this Indenture and accept and execute the trusts hereby created, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes other than its certificate of authentication.  The Trustee shall not be (i) accountable for the use or application by the Company of any of the Notes or of the proceeds of such Notes, (ii) accountable for any money paid to the Company, or upon the Company’s direction, if made under and in accordance with any provision of this Indenture, or
(iii) responsible for the use or application of any money received by any Paying Agent other than itself.

SECTION 7.04   TRUSTEE AND OTHERS MAY HOLD NOTES.  The Trustee or any Paying Agent or Note Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.08 and 7.15, may otherwise deal with the Company, any Guarantor or any other obligor on the Notes with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

SECTION 7.05   MONEYS HELD BY TRUSTEE OR PAYING AGENT.  Subject to Sections 12.02 and 12.03, all moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.  Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.  So long as no Event of Default shall have occurred and be continuing, all interest earned on such moneys shall be paid to the Company from time to time upon a Company Order.  The provisions of this Section 7.05 shall not apply to the Company acting as its own Paying Agent pursuant to Section 5.03.

SECTION 7.06   COMPENSATION OF TRUSTEE AND ITS LIEN.  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder and under the Collateral Documents (which shall be agreed to from time to time by the Company and the Trustee in writing and which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as herein otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture or any of the Collateral Documents (including reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon.

Subject to the further provisions of this paragraph, the Company and the Guarantors jointly and severally covenant and agree to indemnify the Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including liability which the Trustee may incur as a result of failure to withhold, pay or report taxes arising out of the transactions contemplated by this Indenture (other than taxes based on the Trustee’s income) and including the costs and expenses of defending itself against any claim or liability in the premises. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  The Company shall defend the claim, and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel.  The Company shall have no obligation to pay for any settlement of any such claim made without its consent.

The obligations of the Company and the Guarantors under this Section 7.06 shall survive the resignation of the Trustee and/or the satisfaction and discharge or termination of this Indenture.

The obligations of the Company under this Section 7.06 shall constitute additional indebtedness hereunder.  Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.07   RIGHT OF TRUSTEE TO RELY ON CERTIFICATE OF CERTAIN OFFICERS.  Except as otherwise provided in Section 315 of the Trust Indenture Act, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.08   PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE.  The Trustee hereunder shall at all times be a corporation which complies with the requirements of the Trust Indenture Act, and has (or in the case of a corporation included in a bank holding company, the bank holding company and related entities have) a combined capital and surplus of at least $50,000,000.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority to which it is subject, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  This Indenture shall always have a Trustee which shall be eligible to act as Trustee under Section 310(a)(1) and Section 310(a)(2) of the Trust Indenture Act.  If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall comply with the provisions of Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.  The provisions of Section 310 of the Trust Indenture Act shall apply to the Company, the Guarantors and any other obligor of the Notes.

SECTION 7.09   RESIGNATION AND REMOVAL OF TRUSTEE; APPOINTMENT OF SUCCESSOR.

(a)   The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice to the Company and by giving notice of such resignation to the Holders of Notes in the manner provided in Section 1.05.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the delivery of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Note or Notes for at least six months may, subject to the requirements of Section 315(e) of the Trust Indenture Act, on behalf of such Holder and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)   In case at any time either of the following shall occur:

(1)   the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(2)   the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in either such case, the Company may remove the Trustee, and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the trustee so removed and one copy to the successor trustee, or, subject to the requirements of Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Note or Notes for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)   The Holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the trustee so removed, to the successor trustee so appointed and to the Company, the evidence provided for in Section 8.01 of the action taken by the Holders.

(d)   Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to this Section shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 7.10.

SECTION 7.10   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE.  Any successor trustee appointed under Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights, powers and trusts of the Trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 7.06.

No successor trustee with respect to the Notes shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall with respect to the Notes be qualified under the Trust Indenture Act and eligible under Section 7.08.

Upon acceptance of appointment by a successor trustee, the Company shall give notice of the succession of such trustee hereunder to the Holders of Notes in the manner provided in Section 1.05.  If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

SECTION 7.11   MERGER, CONVERSION OR CONSOLIDATION OF TRUSTEE.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such successor trustee shall be qualified under the Trust Indenture Act and eligible under the provisions of Section 7.08 hereof and Section 310(a) of the Trust Indenture Act.

SECTION 7.12   AUTHENTICATING AGENTS.  There may be an Authenticating Agent appointed by the Trustee from time to time with power to act on its behalf and subject to its direction in connection with the authentication and delivery of Notes issued upon exchange, transfer or redemption thereof as fully to all intents and purposes as though such Authenticating Agent (the “Authenticating Agent”) had been expressly authorized to authenticate and deliver Notes, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as though authenticated by the Trustee hereunder. For all purposes of this Indenture (except in the case of original issuance of Notes and the issuance of Notes in replacement of lost, stolen, mutilated or destroyed Notes), the authentication and delivery of Notes by an Authenticating Agent appointed pursuant to the provisions of this Section 7.12 shall be deemed to be the authentication and delivery of such Notes “by the Trustee,” and whenever this Indenture provides (except in the case of original issuance of the Notes and the issuance of Notes in replacement of lost, stolen, mutilated or destroyed Notes) that “the Trustee shall authenticate and deliver” Notes, such authentication and delivery by any Authenticating Agent shall be deemed to be authentication and delivery by the Trustee. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or the District of Columbia, with a combined capital and surplus of at least $25,000,000 and authorized under such laws to act as an authenticating agent, duly registered to act as such, if and to the extent required by applicable law and subject to supervision or examination by Federal, State or District of Columbia authority.  If such corporation publishes reports of its condition at least annually, pursuant to law or the requirements of such authority, then for the purposes of this Section 7.12 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible to act as such in accordance with the provisions of this Section 7.12, it shall resign immediately in the manner and with the effect herein specified in this Section 7.12.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible to act as such in accordance with the provisions of this Section 7.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon a termination, or in case at any time any Authenticating Agent shall cease to be eligible to act as such in accordance with the provisions of this Section 7.12, the Trustee may appoint a successor authenticating agent.  Upon the appointment, at any time after the original issuance of any of the Notes, of any successor, additional or new authenticating agent, the Trustee shall give written notice of such appointment to the Company and shall at the expense of the Company give notice of such appointment to all Holders of Notes in the manner provided in Section 1.05.  Any successor authenticating agent upon acceptance of its appointment pursuant to the provisions of this Section 7.12 shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if initially named as an Authenticating Agent herein.  No successor authenticating agent shall be appointed unless eligible to act as such in accordance with the provisions of this Section 7.12.

Any Authenticating Agent by the acceptance of its appointment shall be deemed to have represented to the Trustee that it is eligible for appointment as Authenticating Agent under this Section 7.12 and to have agreed with the Trustee that: it will perform and carry out the duties of an Authenticating Agent as herein set forth, including, among other things, the duties to authenticate and deliver Notes when presented to it in connection with exchanges, registrations of transfer or redemptions thereof; it will keep and maintain, and furnish to the Trustee from time to time as requested by the Trustee, appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; and it will notify the Trustee promptly if it shall cease to be eligible to act as Authenticating Agent in accordance with the provisions of this Section 7.12. Any Authenticating Agent by the acceptance of its appointment shall be deemed to have agreed with the Trustee to indemnify the Trustee against any loss, liability or expense incurred by the Trustee and to defend any claim asserted against the Trustee by reason of any acts or failures to act of such Authenticating Agent, but such Authenticating Agent shall have no liability for any action taken by it in accordance with the specific written direction of the Trustee.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation and expenses for its services (to the extent such compensation is not paid by the Company), and the Trustee shall be entitled to be reimbursed for such payments subject to the provisions of Section 7.06.

The provisions of Sections 7.03, 7.04 and 7.07 shall inure to the benefit of each Authenticating Agent to the same extent that they inure to the benefit of the Trustee.

If an appointment is made pursuant to this Section 7.12, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

The Bank of New York,
As Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

SECTION 7.13   REPORTS BY TRUSTEE.  On or before May 1, in every year, so long as any Notes are outstanding hereunder, the Trustee shall transmit to the Holders a brief report, dated as of the preceding April 1, and as otherwise required by Section 313 of the Trust Indenture Act in accordance with the procedures set forth in said Section.

SECTION 7.14   TRUSTEE RISK.  None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it.  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the requirements of the Trust Indenture Act.

SECTION 7.15   NOTICE OF DEFAULT.  If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest or Additional Amounts on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 7.16   PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.  The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

SECTION 7.17   TRUSTEE’S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY.  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.18   LIMITATION OF LIABILITY.  It is understood by the parties hereto other than The Bank of New York (the “Bank”) that the sole recourse of the parties hereto other than the Bank in respect of the obligations of the trust hereunder and under the other documents contemplated hereby and related hereto to which it is a party shall be to the parties hereto other than the Bank.  In addition, the Bank is entering into this Indenture and the other documents contemplated hereby and related hereto to which it is a party solely in its capacity as Trustee under this Indenture and not in its individual capacity (except as expressly stated herein) and in no case shall the Bank (or any Person acting as successor trustee under this Indenture) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Company or the Guarantors hereunder or thereunder, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through or under such party, provided, however, that the Bank (or any such successor trustee) shall be personally liable hereunder and thereunder for its own negligence or willful misconduct or for its material breach of its covenants, representations and warranties contained herein or therein, to the extent expressly covenanted or made in its individual capacity.  In no event shall the Trustee, in its capacity as Paying Agent, Note Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.  The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

ARTICLE EIGHT
CONCERNING THE HOLDERS

SECTION 8.01   EVIDENCE OF ACTION TAKEN BY HOLDERS.  Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), such action may be taken by (i) any instrument or any number of instruments of similar tenor executed in person or by agent or proxy appointed in writing, (ii) vote of the Holders of Notes at a meeting duly called and held in accordance with the provisions of Article Nine, or (iii) a combination of such instrument or instruments and such vote, and the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced by (a) such instrument or instruments, (b) the record of such vote, or (c) a combination of such instrument or instruments and any such record, and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments and/or such record are delivered to the Trustee, and where expressly required, to the Company.

SECTION 8.02   PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF NOTES.  Subject to the provisions of Sections 7.01, 7.02 and 9.05 hereof and Section 315 of the Trust Indenture Act, proof of the execution of any instrument by a Holder or his agent or proxy and proof of the holding by any Person of any of the Notes shall be sufficient if made in the following manner:

The fact and date of the execution by any such Person of any instrument may be proved by the certificate of any notary public or other officer authorized to take acknowledgments of deeds to be recorded in any State within the United States, that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer.  Where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument may also be proved in any other manner which the Trustee may deem sufficient.

The ownership of Notes may be proved by the Note Registrar or by a certificate of the Note Registrar.

If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders of Notes entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so.  Any such record date shall be fixed at the Company’s discretion in accordance with Section 316(c) of the Trust Indenture Act.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be sought or given before or after the record date, but only the Holders of Notes of record at the close of business on such record date shall be deemed to be the Holders of Notes for the purpose of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the Notes Outstanding shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 180 days after the record date.

The Trustee may require such additional proof, if any, of any matter referred to in this Section 8.02 as it shall deem necessary.

The record of any Holders’ meeting shall be proved as provided in Section 9.06.

SECTION 8.03   RIGHT OF REVOCATION OF ACTION TAKEN.  At any time prior to (but not after) the earlier of (a) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, and (b) such earlier date as shall be established by the Company and notice of which shall have been provided to the Holders, any Holder of a Note the serial number of which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future holders and owners of such Note, and of any Note issued in exchange therefor or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note or any Note issued in exchange therefor or in place thereof.  Any action taken by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Notes.

ARTICLE NINE
HOLDERS’ MEETINGS

SECTION 9.01   PURPOSES FOR WHICH HOLDERS’ MEETINGS MAY BE CALLED.  A meeting of Holders may be called at any time and from time to time pursuant to this Article Nine for any of the following purposes:

(a)   to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article Six;

(b)   to remove the Trustee and appoint a successor trustee pursuant to Article Seven;

(c)   to consent to the execution of an indenture or indentures supplemental hereto or an amendment or amendments of the Collateral Documents pursuant to Section 10.02; or

(d)   to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

SECTION 9.02   CALL OF MEETINGS BY TRUSTEE.  The Trustee may at any time call a meeting of Holders to be held at such time and at such place in The City of New York as the Trustee shall determine.  Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Trustee, in the manner provided in Section 1.05, not less than 20 nor more than 180 days prior to the date fixed for the meeting, to the Holders of the Notes.

SECTION 9.03   COMPANY AND HOLDERS MAY CALL MEETING.  In case the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Notes then Outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have made the mailing of the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of such Notes in the amount above specified may determine the time and the place in The City of New York for such meeting and may call such meeting to take any action authorized in Section 9.01, by giving notice thereof as provided in Section 9.02.

SECTION 9.04   PERSONS ENTITLED TO VOTE AT MEETING.  To be entitled to vote at any meeting of Holders a Person shall, as of the opening of business on the date of such meeting, be (a) a Holder of one or more Notes or (b) a Person appointed by an instrument in writing as proxy for the Holder or Holders of such Notes by a Holder of one or more such Notes.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 9.05   DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETING.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.  Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 8.02 or other proof.  Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 8.02 and the appointment of any proxy shall be proved in the manner specified in Section 8.02 or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of at least a majority in principal amount of the Notes represented at the meeting and entitled to vote.

At any meeting each Holder of a Note or proxy shall be entitled to one vote for each $1 principal amount of Notes held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by such chairman or instruments in writing as aforesaid duly designating such chairman as the Person to vote on behalf of other Holders.  Any meeting of Holders duly called pursuant to Section 9.02 or 9.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

At any meeting, the presence of Persons holding or representing Notes in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the Persons holding or representing at least a majority of the Notes represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

SECTION 9.06   COUNTING VOTES AND RECORDING ACTION OF MEETING.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the serial numbers and principal amounts of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.02. The record shall show the serial numbers of the Notes voting in favor of or against each resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall, absent manifest error, be conclusive evidence of the matters therein stated.

ARTICLE TEN
SUPPLEMENTAL INDENTURES AND AMENDMENT OF
COLLATERAL DOCUMENTS

SECTION 10.01   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.  Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or one or more amendments of the Collateral Documents, in form satisfactory to the Trustee, for any of the following purposes:

(1)   to evidence the succession of another Person to the Company or the Guarantors, and the assumption by any such successor of the covenants of the Company or the Guarantors herein and in the Notes and the Collateral Documents; or

(2)   to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantors; or

(3)   to cure any ambiguity, to correct or supplement any provision herein or in the Collateral Documents which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture or the Collateral Documents, provided such action pursuant to this clause (3) shall not adversely affect the interests of the Holders; or

(4)   to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

(5)   to evidence and provide for the acceptance and appointment hereunder of a successor Trustee with respect to the Notes; or

(6)   to mortgage, pledge, hypothecate or grant a Lien in favor of the Collateral Agent for the benefit of Trustee and the Holders of the Notes as additional security for the payment of principal of and interest and Additional Amounts, if any, on the Notes by the Company or on the Guarantees by the Guarantors under this Indenture in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to the Collateral Agent, pursuant to this Indenture or the Collateral Documents; or

(7)   to release, or to evidence the release of, Collateral as expressly permitted by Section 15.03 of this Indenture and by the Collateral Documents; or

(8)   to add Guarantees with respect to the Notes, to secure the Notes or to release Guarantors from Guarantees as provided by the terms of this Indenture; or

(9)   to add additional Events of Default.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture or amendment of any of the Collateral Documents, and upon receipt by the Trustee of the documents described in Sections 7.02 and 7.07 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture or amendment of any of the Collateral Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture or amendment of any of the Collateral Documents that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.02   SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

(a)   With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto or one or more amendments or supplements to the Collateral Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Collateral Documents or of modifying in any manner the rights of the Holders under this Indenture or the Collateral Documents; provided, however, that no such supplemental indenture or amendment or supplement to the Collateral Documents shall, without the consent of the Holder of each Outstanding Note affected thereby,

(1)   change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest or Additional Amounts thereon is payable, impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer or an Excess Proceeds Offer which has been made, on or after the applicable Repurchase Date or Proceeds Offer Repurchase Date), or

(2)   reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or amendment to the Collateral Documents, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or the Collateral Documents or certain defaults hereunder or thereunder and their consequences) provided for in this Indenture or the Collateral Documents, or

(3)   modify any of the provisions of this Section, Section 6.09 or Section 6.14, except to increase any such percentage or to provide that certain other provisions of this Indenture or the Collateral Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, or

(4)           make any change in the ranking of the Notes or the Guarantors that would adversely affect the Holders of the Notes.

(b)   Notwithstanding the foregoing, except as expressly set forth in the Collateral Documents, without the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Notes, the Company and the Guarantors may not enter into an indenture or indentures supplemental hereto or one or more amendments or supplements to the Collateral Documents to:

(1)                                                                                  release (other than as expressly permitted by Section 15.03 and the Collateral Documents), or create any additional Lien in favor of any Person other than the Collateral Agent, the Holders or the Trustee in the Collateral, or

(2)                                                                                  modify any of the provisions of Section 5.18 or of this Section 10.02(b).

(c)   It shall not be necessary for any act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

SECTION 10.03   EXECUTION OF SUPPLEMENTAL INDENTURES.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.04   EFFECT OF SUPPLEMENTAL INDENTURES.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 10.05   CONFORMITY WITH TRUST INDENTURE ACT.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 10.06   REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee and the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

ARTICLE ELEVEN
SUCCESSOR CORPORATION

SECTION 11.01   WHEN COMPANY MAY MERGE, ETC.  The Company shall not consolidate with, merge with or into, or transfer, directly or indirectly by lease, assignment, sale or otherwise, including, without limitation, as a result of the merger or consolidation of a Restricted Subsidiary with any other Person (collectively, a “Transfer”), all or substantially all of its assets in one transaction or a series of related transactions to, any Person or group of affiliated Persons or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions in the aggregate would result in a transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries on a consolidated basis, unless:

(1)   either the Company shall be the continuing Person, or the Person formed by such consolidation or into which the Company is merged or to which all or substantially all of the assets of the Company are Transferred or to which all or substantially all of the assets of the Company and its Restricted Subsidiaries are Transferred (the “Surviving Entity”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or the United Mexican States and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture and the Collateral Documents; provided, that a corporation at all times shall be a co-obligor together with the continuing Person or transferee if the continuing Person or transferee is itself not a corporation;

(2)   immediately before and immediately after giving effect to such transaction no Default or Event of Default exists;

(3)   immediately after giving effect to such transaction, the Consolidated Net Worth of the Company and its Restricted Subsidiaries or the Surviving Entity is equal to or greater than the Consolidated Net Worth of the Company and its Restricted Subsidiaries immediately prior to the transaction; and

(4)   the Company has delivered to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with paragraph (3)) and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer or lease and such supplemental indenture comply with this Section 11.01 and that all conditions precedent herein provided for relating to such transactions have been complied with.

Notwithstanding anything to the contrary in this Section 11.01, (i) this Article Eleven shall not apply to any transfer that is a Qualifying Disposition and (ii) any Restricted Subsidiary may merge with or into or transfer all or any portion of its assets to, the Company or any Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary hereunder, provided, that (i) such Restricted Subsidiary shall provide a Guarantee in accordance with and to the extent required by Section 5.23, (ii) such merger or transfer shall comply with Section 14.06, (iii) the Company and any such Wholly Owned Subsidiary of the Company that results from or is the survivor of such merger, or is the transferee of such assets, succeeds to, and assumes in a writing (in form and substance satisfactory to the Trustee) the obligations of, the predecessor or transferor Restricted Subsidiary under any and all Collateral Documents that such Restricted Subsidiary is a party or otherwise bound by or subject to and (iv) the rights of the Trustee under any and all of the Collateral Documents (including, but not limited to, the priority of the security interest and Lien of the Trustee in any Collateral thereunder) shall not be adversely affected thereby.

SECTION 11.02   SUCCESSOR CORPORATION.  Upon any consolidation or merger or any Transfer of all or substantially all of the assets of the Company in accordance with Section 11.01, except as otherwise provided herein, the successor corporation formed by such consolidation or into which the Company is merged or to which such Transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.

ARTICLE TWELVE
SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 12.01   TERMINATION OF COMPANY’S OBLIGATIONS.  The Company may terminate all of its and the Guarantors’ obligations under the Notes, this Indenture and the Collateral Documents, except those obligations referred to below, if:

(a)   all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(b)   either (i) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for giving the notice of redemption or (ii) if the Notes do not mature or are not to be called for redemption in accordance with clause (i) hereof, the Company shall have delivered to the Trustee either (A) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this Section 12.01(b)(ii) and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (B) an Opinion of Counsel from nationally recognized United States counsel, to the same effect as the ruling described in clause (A) above with no material qualifications and an Opinion of Counsel in the United Mexican States reasonably acceptable to the Trustee confirming that Holders of the Notes will not recognize income, gain or loss for Mexican taxes purposes as a result of such legal defeasance and will be subject to Mexican taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred, in the case of either clause (i) or (ii); and

(1) subject to applicable stock exchange requirements, if any, the Company irrevocably deposits with the Trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations, maturing as to principal and interest in such amounts and at such times as are sufficient (in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of such interest on such U.S. Government Obligations, to pay principal of and interest and Additional Amounts on the Outstanding Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, including Additional Amounts, if any, provided that the Trustee shall have been irrevocably instructed to apply such trust funds to the payment of principal and interest and Additional Amounts, if any, on the Outstanding Notes;

(2)           no Default or Event of Default with respect to this Indenture, the Collateral Documents or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit or shall occur on or before 91 days after the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

(3)           the Company shall have paid or caused to be paid all sums then payable by the Company hereunder and under the Notes;

(4)           such deposit shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the Trust Indenture Act;

(5)           the Company has delivered to the Trustee an Opinion of Counsel from nationally recognized United States counsel, with no material qualifications, stating that (A) the deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an “investment company” under the Investment Company Act of 1940, as amended, and (B) upon making the deposit, a valid trust is created at the time of such deposit and the Holders of the Notes will have the sole beneficial ownership interest under applicable law in the money or U.S. Government Obligations so deposited in such trust, except that the Opinion of Counsel referred to in this clause (B) may contain a qualification that in the event that a court of competent jurisdiction were to determine that the trust funds remained property of the Company after such deposit, the Holders of the Notes will have a nonavoidable first priority perfected security interest under applicable law in the money or U.S. Government Obligations so deposited, which security interest will not be subject to any prior rights of holders of any other Indebtedness; and

(6)           the Company shall take any and all acts necessary to create and perfect, in favor of the Holders of the Notes, a first priority security interest in the money or U.S. Government Obligations so deposited and shall take any other action and execute and deliver any other documents that may reasonably be requested by the Trustee to effectuate such security interest, and shall do all of the above at such appropriate time so that such security interest shall attach to the deposit at the time such deposit is made;

and in either case of (a) or (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

It is the intention of the parties hereto that a valid trust for the benefit of the Holders of the Notes be created at the time that the Company makes the deposit pursuant to Section 12.0l(b)(1). The security interest in such deposit that is granted herein to the Holders of the Notes is intended solely as protection for the Holders of the Notes in the event that a court of competent jurisdiction were to determine either that (i) such trust had not been validly created or (ii) such trust is not enforceable.

Notwithstanding the foregoing clause (b), prior to the end of the 91-day period referred to in clause (b)(2) above, none of the Company’s obligations under this Indenture shall be discharged, and subsequent to the end of such 91-day period the Company’s obligations in Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 5.01, 5.02, 5.04, 5.11, 7.06, 7.09, 7.10, 12.02, 12.03 and 12.04 shall survive until the Notes are no longer Outstanding. Thereafter, only the Company’s obligations in Sections 7.06, 12.03 and 12.04 shall survive. If and when a ruling from the Internal Revenue Service or Opinion of Counsel referred to in clause (b)(ii) above is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company’s obligations under the Notes and Section 5.01, then the Company’s obligations under the Notes and Sections 5.01 and 5.02 shall cease upon delivery to the Trustee of such ruling or opinion and compliance with the other conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture.

After a deposit and delivery of an Officers’ Certificate and an Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture, the Trustee upon request shall acknowledge in writing the satisfaction and discharge of the Company’s obligations under this Indenture except for those surviving obligations specified above.

“U.S. Government Obligations” means non-callable, direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

SECTION 12.02   APPLICATION OF TRUST MONEY.  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 12.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest and Additional Amounts on the Notes.

SECTION 12.03   REPAYMENT TO COMPANY.  Subject to Section 12.02 the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or Notes held by them at any time and they shall thereupon be relieved from all liability with respect to such money.

The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest or Additional Amounts that remains unclaimed for two years; provided that the Company shall have first caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

SECTION 12.04   REINSTATEMENT.  If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 12.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 12.02; provided that if the Company has made any payment of interest on or Additional Amounts or principal of any Note because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE THIRTEEN
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 13.01   PERSONAL IMMUNITY FROM LIABILITY OF INCORPORATORS, STOCKHOLDERS, ETC.  No recourse under or upon any obligation, covenant or agreement of this Indenture or any indenture supplemental hereto, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator or against any past, present or future stockholder, officer, director, employee or agent, as such, of the Company or the Trustee or any Paying Agent or Authenticating Agent or of any successor thereto, either directly or through the Company or the Trustee or any Paying Agent or Authenticating Agent or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and issue of the Notes.

ARTICLE FOURTEEN
GUARANTEE

SECTION 14.01   GUARANTEE.  By its execution hereof, the Guarantors acknowledge and agree that they receive substantial benefits from the Company and that they are providing their Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services. Accordingly, subject to the provisions of this Article Fourteen, each of the Guarantors hereby jointly and severally unconditionally guarantees on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of, and premium, Additional Amounts and interest (including, without limitation, any interest that accrued after, or would accrue but for, the commencement of a proceeding of the type described in Section 6.01(7) or (8)) on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon an Offer, upon an Excess Proceeds Offer or otherwise, and interest on overdue principal, and premium, if any, Additional Amounts and (to the extent permitted by law) interest on any interest, if any, on the Notes, Additional Amounts, if any, and all other obligations (including fees, expenses or other) of the Company to the Holders, or the Trustee or the Collateral Agent hereunder, under the Notes and the Collateral Documents and the Guarantors under the Notes, this Indenture, the Collateral Documents and the Guarantees, whether now or hereafter existing, shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon an Offer, upon an Excess Proceeds Offer or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 14.05 (collectively, the “Guarantee Obligations”). An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Trustee or the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the Guarantee Obligations of the Company.  Each Guarantee is intended to be superior to or pari passu in right of payment with all Indebtedness of the respective Guarantor and each Guarantor’s obligations under this Indenture, the Notes and the Collateral Documents are independent of any obligation of the Company or any other Guarantor under this Indenture, the Notes and the Collateral Documents.  Each Guarantor further agrees that the obligations under this Indenture, the Notes and the Collateral Documents may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that each Guarantor will remain bound under this Article Fourteen notwithstanding any extension or renewal of any obligation under this Indenture, the Notes and the Collateral Documents.

Subject to the provisions of this Article Fourteen, the Guarantors hereby agree that their Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or the Collateral Documents, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantors. The Guarantors hereby expressly waive and relinquish: (a) any right to require the Trustee, the Holders or the Company (each, a “Benefited Party”) to proceed against the

Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Company, any Benefited Party, any creditor of the Guarantors or the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; and (f)  the benefits of orden excusion y division and of prior judgment, levy, execution and other rights provided for in Articles 2814, 2815, 2817, 2818, 2820, 2821, 2823, 2827 and 2836 of the Civil Code of the Federal District of Mexico, and the corresponding articles of the other states of Mexico, which articles are not reproduced herein as a result of the express acknowledgment that the contents of said Articles are known to each Guarantor.  Therefore, each Guarantor hereby irrevocably and expressly waives its rights under the benefits of, Articles 2846 and 2847 of the Civil Code for the Federal District of Mexico.  Each Guarantor also hereby irrevocably and expressly waives any requirement of judicial demand for payment, whether under Article 2848 or 2849 of the Civil Code for the Federal District of Mexico or otherwise.  All such Articles are not reproduced herein as a result of the express acknowledgment of each Guarantor that the contents of said Articles are known to it.  The Guarantee shall be discharged upon the payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest and Additional Amounts, if any, on the Notes and all other costs provided for under this Indenture or as provided in Article Fourteen, and after such termination is not reinstated except as set forth in the second succeeding paragraph.  Each Guarantor waives notice of any default under the Notes or the obligations under this Indenture, the Notes and the Collateral Documents.  The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder, Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes, the Collateral Documents or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes, the Collateral Documents or any other agreement; (iv) the release of any security held by any Holder, the Collateral Agent or the Trustee for the obligations under this Indenture, the Notes and the Collateral Documents or any of them; (v) the failure of any Holder, the Trustee or the Collateral Agent to exercise any right or remedy against any guarantor of the obligations under this Indenture, the Notes and the Collateral Documents; or (vi) any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the obligations under this Indenture, the Notes and the Collateral Documents.

If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantors, or any trustee or similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or the Guarantors to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantors agree that, as between themselves, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article Six hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantee.

Each Guarantor agrees that it shall not be entitled to any right of subrogation, contribution, exoneration, indemnification or reimbursement in relation to the Holders in respect of any Guarantee Obligations until payment in full of all Guarantee Obligations.  If any amount shall be paid to such Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full of the Notes and all other amounts payable under this Indenture and under each Guarantee upon the Stated Maturity of the Notes, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Notes and all other amounts payable under each Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture, or to be held as security for any obligations under this Indenture, the Notes and the Collateral Documents or other amounts payable under any Guarantee thereafter arising.

Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article Fourteen, the maturity of the Guarantee Obligations may be accelerated as provided in Article Six for the purposes of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such Guarantee Obligations as provided in Article Six, such obligations (whether or not due and payable) shall, forthwith become due and payable by the Guarantor for the purposes of each Guarantee.

A Guarantor that makes a distribution or payment under its Guarantee shall be entitled to contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each such other Guarantor for all payments, damages and expenses incurred by that Guarantor in discharging the Company’s obligations with respect to the Notes and this Indenture or any other Guarantor with respect to its Guarantee, so long as the exercise of such right does not impair the rights of the Holders of the Notes under the Guarantees.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 14.01.

SECTION 14.02   LIMITATION ON GUARANTOR LIABILITY.  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Article Fourteen shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Fourteen, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.  Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each such other Guarantor.

SECTION 14.03   SUCCESSORS AND ASSIGNS.  This Article Fourteen shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 14.04   NO WAIVER.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Fourteen shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Fourteen, at law, in equity, by statute or otherwise.

SECTION 14.05   EXECUTION AND DELIVERY OF GUARANTEE.  To evidence the Guarantee set forth in Section 14.01 hereof, the Guarantors agree that a notation of the Guarantee substantially in the form included in Section 2.04 shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantors by an officer of the Guarantors.

The Guarantor agrees that the Guarantee set forth in this Article Fourteen shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantees.

If an officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that any Subsidiary subsequent to the date of this Indenture, is required to become a Guarantor by Section 5.23 hereof, the Company shall cause such Subsidiary to execute supplemental indentures to this Indenture and Guarantees in accordance with Section 5.23 hereof and this Article Fourteen, to the extent applicable.

SECTION 14.06   GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.  No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following Section, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Notes, this Indenture and the Collateral Documents; and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

SECTION 14.07   RELEASES FOLLOWING SALE OF ASSETS OR CAPITAL STOCK.  In the event of a sale or other disposition of all of the assets of any Guarantor (other than to the Company, another Guarantor or a Restricted Subsidiary), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor (other than to, the Company, another Guarantor or a Restricted Subsidiary), then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the entity acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee and any such acquiring entity will not be required to assume any obligations of such Guarantor under the applicable Guarantee; provided that such sale or other disposition complies with all applicable provisions of this Indenture including, without limitation, Section 5.18 and this Article Fourteen.

Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest and Additional Amounts on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Fourteen.

SECTION 14.08   APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTORS.

(a)   For purposes of any provision of this Indenture that provides for the delivery by the Guarantors of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 shall apply to the Guarantors as if references therein to the Company were references to the Guarantors.

(b)   Any request, direction, order or demand that by any provision of this Indenture is to be made by the Guarantors, shall be sufficient if evidenced as described in Section 1.04 as if references therein to the Company were references to the Guarantors.

(c)   Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on the Guarantors may be given or served as described in Section 1.04 as if references therein to the Company were references to the Guarantors.

(d)   Upon any demand, request or application by the Guarantors to the Trustee to take any action under this Indenture, the Guarantors shall furnish to the Trustee such certificates and opinions as are required in Section 1.02 hereof as if all references therein to the Company were references to the Guarantors.

ARTICLE FIFTEEN

SECURITY

SECTION 15.01   COLLATERAL; COLLATERAL DOCUMENTS.

(a)   To secure the due and punctual payment of principal of and interest, and Additional Amounts on the Notes by the Company when and as the same shall be due and payable (whether on an Interest Payment Date, at Stated Maturity, by acceleration, call for redemption, upon an Offer or an Excess Proceeds Offer, or otherwise) and interest on the overdue principal of, and premium, if any, Additional Amounts, if any, and (to the extent permitted by law) interest on unpaid interest, if any, on, the Notes and performance of all other obligations of the Company and the Guarantors to the Holders of the Notes, the Trustee or the Collateral Agent under this Indenture, the Notes, the Guarantees and the Collateral Documents, according to the terms hereunder and thereunder, on the Initial Issuance Date each of the Company and the Guarantors will pledge or cause to be pledged for the benefit of the Holders of the Notes, and will grant or cause to be granted to the Collateral Agent for the benefit of the Trustee and equal and ratable benefit of the Holders of the Notes a first priority security interest, subject only to existing liens and restrictions specified in the Collateral Documents, in the assets and securities of the Company and the Guarantors set forth in the Collateral Documents (all such assets and securities, together with (i) all other assets and securities acquired after the Initial Issuance Date, (ii) all dividends or distributions paid or payable in respect of, or payments or rights to receive payment in respect of the purchase, redemption or other retirement or acquisition for value of, any securities included therein, and (iii) all cash, instruments, securities and other property and proceeds thereof from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for or in payment of any such assets or securities, but excluding, in any case, such of the foregoing that may be duly released pursuant to Section 15.03, collectively, the “Collateral”).  On the Initial Issuance Date, each of the Company and the Guarantors shall enter into the applicable Collateral Documents to create the security interests with respect to the Collateral.  The Trustee, the Guarantors and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders and the Trustee, among others, pursuant to the terms of the Collateral Documents.

(b)   Each Holder, by its acceptance of a Note, consents and agrees to the terms of this Article Fifteen and of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the terms of this Indenture, and authorizes and directs the Trustee and the Collateral Agent to enter into the Collateral

Documents and to perform their respective obligations and exercise their respective rights thereunder in accordance therewith; provided, however, that if any provisions of this Article Fifteen or of the Collateral Documents limit, qualify or conflict with the duties imposed by the provisions of the Trust Indenture Act, the Trust Indenture Act will control.

(c)   As more fully set forth in, and subject to the provisions of the TMM Multimodal Trust Agreement, the Holders, and the Trustee and the Collateral Agent on behalf of such Holders, will have rights in and to the Collateral thereunder that are subject to the rights that have been created in favor of the holders of the certificates under the Receivables Securitization Facility.

(d)   As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.

(e)   The Company and the Guarantors will do or cause to be done all such acts and things as may be necessary or reasonably requested by the Trustee, or as may be required by the provisions of this Article Fifteen or the Collateral Documents, to assure and confirm to the Trustee the security interests in the Collateral contemplated hereby, or by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and each Guarantee, according to the intent and purposes herein and therein expressed. The Company and the Guarantors shall take, or shall cause to be taken, upon request of the Trustee or the Collateral Agent, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the obligations of the Company and the Guarantors under this Indenture, the Notes, the Guarantees and the Collateral Documents, valid and enforceable first priority and perfected Liens in and on the Collateral as provided in the Collateral Documents, subject only to existing liens and restrictions specified in the Collateral Documents, in favor of the Collateral Agent for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Notes.

(f)    The Company and the Guarantors shall pledge any additional Collateral, and shall grant to the Collateral Agent for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Notes a first priority security interest in, any non-cash proceeds of any Asset Disposition or Qualifying Disposition and any non-cash VAT Proceeds, and in furtherance thereof the Company and the Guarantors, as applicable, the Trustee and, if applicable, the Collateral Agent shall, promptly upon receipt of such non-cash proceeds, enter into either a new Collateral Document or a supplement or amendment of an existing Collateral Document (whichever Collateral Document to be determined based on the character and location of the Collateral) in order to provide for the creation of such security interest.

(g)   Any cash held from time to time as Collateral that (i) was received following the occurrence and during the continuance of any Default or Event of Default as a dividend, distribution or payment in respect of the purchase, redemption, or other retirement or acquisition for value of, any securities constituting Collateral (other than any cash of the type described in clause (ii)) or (ii) constitutes Net Cash Proceeds of an Asset Disposition or Qualifying Disposition or VAT Cash Proceeds, in each case, until applied in accordance with Section 5.18, shall be converted into U.S. Dollars and held in a cash collateral account for the benefit of the

Holders of the Notes pursuant to the applicable Collateral Document under which the assets disposed of pursuant to such Asset Disposition or Qualifying Disposition were held and shall be invested in Cash Equivalents.  The Trustee shall give notice to the applicable Collateral Agent directing such Collateral Agent to invest such cash in Cash Equivalents; provided that cash shall not be required to be converted into U.S. Dollars unless such cash arising from (i) or (ii) above exceeds the U.S. Dollar equivalent of $10 million.

SECTION 15.02   VOTING RIGHTS AND PAYMENT OF DIVIDENDS AND DISTRIBUTIONS IN RESPECT OF COLLATERAL.  So long as no Default or Event of Default shall have occurred and be continuing, each of the Company and the Guarantors shall be permitted to receive directly all dividends or distributions paid in respect of, or payments in respect of the purchase, redemption, or other retirement or acquisition for value of, any securities constituting Collateral, except for Net Cash Proceeds of Asset Dispositions or Qualifying Dispositions and VAT Cash Proceeds which shall be applied in accordance with Section 5.18.  So long as no Default or Event of Default shall have occurred and be continuing, each of the Company and the Guarantors shall have the right to vote, or to provide a consent, waiver or ratification, as it sees fit in its sole discretion, any securities constituting Collateral, provided that no vote may be cast, and no consent, waiver or ratification may be given or action taken, which would be inconsistent with or violate any provision of this Indenture, the Notes, the Guarantees or the Collateral Documents.  The Trustee shall notify the applicable Collateral Agent of a Default or an Event of Default upon obtaining knowledge thereof.

SECTION 15.03   RELEASE OF COLLATERAL.

(a)   So long as no Default or Event of Default shall have occurred and be continuing, the Company will be entitled, from time to time, to request the Trustee to give notice to the applicable Collateral Agent directing such Collateral Agent to cause the release of all or a portion of the Collateral from the Collateral Pledge in accordance with the following terms hereof; provided, however, that (x) such request to the Trustee must be in writing and accompanied by an Officers’ Certificate and an Opinion of Counsel in English (which may be Mexican counsel to the Company) stating that such release is permitted by this Indenture and the applicable Collateral Document and (y) the applicable conditions set forth in this Section 15.03 are met.  The Company shall, as promptly as practicable after such release pursuant to this Section 15.03 give notice thereof to Holders of the Notes in the manner provided under Section 1.05 hereof.  Upon receipt of such Officers’ Certificate and Opinion of Counsel, the Trustee will direct the Collateral Agent to execute, deliver and acknowledge any necessary or proper instruments of release to evidence the release of any Collateral permitted to be released pursuant to this Indenture and the Collateral Documents.

(i)            Releases in connection with Asset Dispositions and Qualifying Dispositions.   In connection with an Asset Disposition or a Qualifying Disposition with respect to assets or securities that constitute Collateral, the Company may request the Trustee to direct the applicable Collateral Agent to release from the Collateral Pledge the assets or securities to be sold in such disposition; provided that (A) the Company shall have delivered to the Trustee, in form and substance satisfactory to it and its counsel, the Officers’ Certificate and Opinion of Counsel required by Section 15.03(a) and an Opinion of Counsel to the effect that the Notes, the Guarantees, this Indenture and the Collateral Documents will be secured by a first priority security interest in the Net Cash Proceeds and the non-cash proceeds of such Asset Disposition or Qualifying Disposition, and (B) simultaneously with such release, the Company shall cause such Net Cash Proceeds to be paid in U.S. Dollars directly into the cash collateral account as set forth in the applicable Collateral Document under which the assets disposed of pursuant to such Asset Disposition or Qualifying Disposition were held and shall cause any non-cash proceeds to be delivered to the applicable Collateral Agent under the Collateral Documents.

(ii)           Releases of Net Cash Proceeds and VAT Cash Proceeds.  In connection with any application of Net Cash Proceeds or VAT Cash Proceeds or any Excess Proceeds Offer pursuant to Section 5.18 following an Asset Disposition or a Qualifying Disposition, the Company may request the Trustee to direct the applicable Collateral Agent to release from the Collateral Pledge the Net Cash Proceeds or VAT Cash Proceeds, as the case may be; provided that the Company shall have delivered to the Trustee, in form and substance satisfactory to it and its counsel, the Officers’ Certificate and Opinion of Counsel required by Section 15.03(a).

(iii)          Releases of Cash Held in Cash Collateral Account.  Upon the cure of any Default or Event of Default as described in clause (i) of Section 15.01(g) and provided that no other Default or Event of Default shall have occurred and be continuing, any cash deposited in a collateral account pursuant to such clause (i) shall be delivered to the Company and the Lien thereon shall be released.  In addition, to the extent that the Company makes an Excess Proceeds Offer pursuant to Section 5.18 and the amount required to be paid pursuant to such Excess Proceeds Offer is less than the amount of cash in the collateral account, and provided no Default or Event of Default shall have occurred and be continuing, all cash not applied pursuant to such Excess Proceeds Offer shall, immediately following the settlement of such Excess Proceeds Offer, be delivered to the Company and the Lien thereon shall be released.  In connection with any release pursuant to this clause (iii), the Company shall have delivered to the Trustee, in form and substance satisfactory to it and its counsel, the Officers’ Certificate and Opinion of Counsel required by clause (a) of this Section 15.03.

Notwithstanding the foregoing, any Net Cash Proceeds resulting from a Qualifying Disposition shall be subject to any rights of the holders of the certificates under the Receivables Securitization Facility as provided in Section 5.18(b), provided the Net Cash Proceeds payable to such holders of certificates shall be the Investor Certificate Obligations (as defined in the TMM Multimodal Trust Agreement) with respect to all certificates at the time outstanding; provided, that for purposes hereof, the principal balance outstanding of such certificates shall not exceed $76,300,000.

(b)     The release of any Collateral from the Collateral Pledge or the release of, in whole or in part, the Liens created by the Collateral Documents, or the termination of the Collateral Documents, will not be deemed to impair the Liens on the Collateral in contravention of the provisions hereof if and to the extent that the Liens on Collateral are released, or the Collateral Documents are terminated, pursuant to this Section 15.03 and the applicable Collateral Documents.  The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien in accordance with the terms of this Section 15.03 and the Collateral Documents will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture.  To the extent applicable, the Company, the Guarantors and each other obligor on the Notes shall cause Section 314(d) of the Trust Indenture Act relating to the release of property or securities from the Lien hereof and of the Collateral Documents to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an officer of the Company, except in cases which Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent Person, in which case such independent Person shall be selected by the Company.  In releasing any Collateral pursuant to the terms of this Indenture, including the provisions of this Section 15.03, or any Collateral Document, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by this Section 15.03, an Officers’ Certificate certifying that such release is authorized or permitted by this Indenture and the Collateral Documents and that all conditions precedent, if any, to such release have been satisfied.

SECTION 15.04   REMEDIES UPON ACCELERATION.  Upon the occurrence and during the continuance of an Event of Default and after the acceleration of the principal amount of the Notes pursuant to Section 6.03 (so long as such acceleration has not been rescinded), the Trustee shall deliver an appropriate Notice of Sale to the applicable Collateral Agent with a copy to the Company, in accordance with Section 6.03 hereof.  Thereafter, the Trustee shall take specific action in accordance with the directions of the Holders of not less than a majority in principal amount of the Outstanding Notes, subject to the terms set forth herein and in accordance with applicable law.  In the event that Holders of not less than a majority in principal amount of the Outstanding Notes fail, within 30 days of a request for direction by the Trustee, to direct the Trustee to take specific action hereunder or under the applicable Collateral Documents, the Trustee may retain an investment banker, broker/dealer, or other expert as the Trustee may determine, and subject to Sections 7.01 and 7.02, the advice of such investment banker, broker/dealer or other expert shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder, or as agent of the applicable Collateral Agent under the applicable Collateral Documents, in good faith and in reliance thereon; provided that such investment banker, broker/dealer or other expert was selected by the Trustee with due care.  Upon the receipt of any Notice of Sale, the Company shall promptly inform the Trustee whether any of the Collateral is subject to a right of first refusal or other similar restriction.

SECTION 15.05   FURTHER ASSURANCES AND SECURITY.  The Company and the Guarantors will execute, acknowledge and deliver to the Trustee, at the Company’s and/or such Guarantors’ expense, at any time and from time to time such further assignments, transfers, assurances or other instruments as may be reasonably required by the Trustee, to assure and confirm to the Trustee, in its capacity as Collateral Agent, the Liens in the

Collateral contemplated hereby and by the Collateral Documents, all to the extent contemplated hereby and by the Collateral Documents.

SECTION 15.06   OPINIONS AS TO RECORDING.

(a)   Each of the Company and the Guarantors represents that it has caused or will promptly cause to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered and filed and recorded, all instruments and documents, and represents that it has done and will do or will cause to be done all such acts and other things, at the Company’s or the Guarantors’ expense, as applicable, as are necessary to subject the applicable Collateral to valid Liens and to perfect those Liens to the extent contemplated hereby and by the Collateral Documents.

(b)   The Company and the Guarantors shall furnish to the Trustee and the Collateral Agent promptly after the execution and delivery of this Indenture, Opinions of Counsel of United States and Mexican counsel either (i) stating that in the opinions of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments or otherwise necessary to make effective the Liens intended to be created by the Collateral Documents and reciting the details of such action, or (ii) stating that, in the opinions of such counsel, no such action is necessary to make such Lien effective.  Such Opinion of Counsel may contain such qualifications, assumptions and limitations as are customary for such opinions.

(c)   The Company and the Guarantors shall furnish to the Trustee and the Collateral Agent within three months after each anniversary of the Initial Issuance Date, Opinions of Counsel of United States and Mexican counsel, dated as of such date, stating either that (i) in the opinions of such counsel, all action has been taken with respect to the recording, filing, re-recording, and refiling of this Indenture and related financing statements, continuation statements and other instruments and documents as is necessary to maintain the effectiveness of the Liens intended to be created by the Collateral Documents and reciting the details of such action or (ii) in the opinions of such counsel, no such action is necessary to maintain the effectiveness of such Liens.  Such Opinions of Counsel may contain such qualifications, assumptions and limitations as are customary for such opinions.

(d)   The Company and the Guarantors shall otherwise comply with the provisions of Section 314(b) and, as applicable Sections 314(c), (d) and (e) of the Trust Indenture Act.

SECTION 15.07   LIMITATION ON DUTY OF TRUSTEE IN RESPECT OF THE COLLATERAL PLEDGE.

(a)   Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any property in the Collateral Pledge under the Collateral Documents in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in such property.  The Trustee shall be deemed to have exercised reasonable care in the custody of such property in its possession if the property is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or diminution in the value of any of such property by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee with due care and in good faith.

(b)   The Trustee shall not be responsible for the existence, genuineness or value of any such property or for the validity, perfection, priority or enforceability of the Liens in any of the property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of such property or any agreement or assignment contained therein, for the validity of the title of the Company or any Guarantor to such property, for insuring such property or for the payment of taxes, charges, assessments or Liens upon such property or otherwise as to the maintenance of such property.  The Trustee shall have no duty to inquire as to the performance or observance of any of the terms of this Indenture or any of the Collateral Documents by the Company, any Guarantor or the applicable Collateral Agent.

(c)   Except as set forth in the Collateral Documents, the Trustee shall have no duty to exercise any voting rights with respect to the Collateral or otherwise manage, monitor, supervise or insure the business to which the Collateral relate.

(d)   Other than as contemplated hereunder, the Trustee shall have no duty to act outside of the United States in respect of any Collateral located in a jurisdiction other than the United States.

SECTION 15.08   AUTHORIZATION OF ACTIONS TO BE TAKEN BY COLLATERAL AGENT UNDER THE COLLATERAL DOCUMENTS.  The Trustee, in its capacity as Collateral Agent, may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors hereunder and under the Notes, the Guarantees and the Collateral Documents.  The Trustee, in its capacity as Collateral Agent, shall have the power to institute and to maintain such suits and proceedings as such Person may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

SECTION 15.09   AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.  The Trustee, in its capacity as Collateral Agent, is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Collateral Documents.

SECTION 15.10   ASSIGNMENT OF RIGHTS, NOT ASSUMPTION OF DUTIES.  Anything herein contained to the contrary notwithstanding, (a) the Company and the Guarantors shall remain liable under each of the Collateral Documents to the extent set forth therein to perform all of their duties and obligations thereunder to the same extent as if this Indenture had not been executed, (b) the exercise by the Trustee or the Holders of any of their rights, remedies or powers hereunder shall not release the Company or the Guarantors from any of their duties or obligations under each of the Collateral Documents and (c) neither the Holders nor the Trustee shall have any obligation or liability under any of the Collateral Documents by reason of or arising out of this Indenture, nor shall the Holders or Trustee be obligated to perform any of the obligations or duties of the Company or the Guarantors thereunder or, except as expressly provided herein with respect to the Trustee, to take any action to collect or enforce any claim for payment assigned hereunder or otherwise.

SECTION 15.11   NO ELECTION OF REMEDIES.  Nothing contained in this Indenture or in any of the Collateral Documents shall require the Trustee or any Collateral Agent to foreclose on any of the Collateral under any one of the Collateral Documents before foreclosing on any of the Collateral under any of the other Collateral Documents, all of which shall be in the sole discretion of the Trustee or the Collateral Agent, as applicable.

In Witness Whereof, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Grupo Tmm, S.A.,
as Issuer

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Tmm Holdings, S.A. De C.V.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Operadora De Apoyo Logístico, S.A. De C.V.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Compañía Arrendadora Tmm, S.A. De C.V.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Transportes Marítimos México, S.A.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

División De Negocios Especializados, S.A., De C.V.
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Inmobiliaria Tmm, S.A. De C.V.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Lacto Comercial Organizada, S.A. De C.V.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Línea Mexicana Tmm, S.A. De C.V.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Naviera Del Pacifico, S.A. De C.V.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Operadora Marítima Tmm, S.A. De C.V.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Operadora Portuaria De Tuxpan, S.A. De C.V.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Personal Marítimo, S.A. De C.V.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Servicios Administrativos De Transportación, S.A. De C.V.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Servicios De Logística De México, S.A. De C.V.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Servicios En Operaciones Logísticas, S.A. De C.V.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Servicios En Puertos Y Terminales, S.A. De C.V.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Terminal Marítima De Tuxpan, S.A. De C.V.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Tmg Overseas, S.A.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Tmm Agencias, S.A. De C.V.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Tmm Logistics, S.A. De C.V.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

Transportación Portuaria Terrestre, S.A. De C.V.,
as Guarantor

By:
	Name:	Juan Fernandez Galeazzi
	Title:	Attorney-in-Fact

The Bank Of New York,
as Trustee

By:
Name:
Title: